AGREEMENT AND PLAN OF MERGER by and among TIH BLOCKER II, INC., MARSH & MCLENNAN AGENCY LLC, BD MERGER SUB, INC. and TIH PLATFORM MIDCO, L.P. Dated as of September 29, 2024

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS .....................................................................................................2 Definitions................................................................................................2 Other Defined Terms .............................................................................. 20 ARTICLE II THE MERGER ................................................................................................. 23 The Merger ............................................................................................. 23 Closing ................................................................................................... 23 Effective Time ........................................................................................ 24 Effects of the Merger .............................................................................. 24 Certificate of Incorporation and Bylaws.................................................. 24 Directors and Officers ............................................................................ 24 ARTICLE III EFFECT OF THE MERGER ......................................................................... 24 Effect of the Merger on Company Common Stock. ................................. 24 Estimated Merger Consideration; Certain Closing Date Payments. ......... 26 Company Transaction Expenses ............................................................. 27 Credit Documents Repayment Amount; Release Documentation ............ 27 Post-Closing Determination of Merger Consideration Adjustment; Company Accounting Principles. ............................................................ 28 Withholding ........................................................................................... 31 Repurchase by TIH ................................................................................. 31 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY .................... 32 Organization and Good Standing ............................................................ 32 Capitalization. ........................................................................................ 32 Authority; Execution and Delivery; Enforceability ................................. 33 No Conflicts; Consents. .......................................................................... 34 Financial Statements ............................................................................... 35 No Undisclosed Liabilities ...................................................................... 36 Absence of Certain Changes or Events ................................................... 36 Real Property. ......................................................................................... 36 Intellectual Property; Privacy and Cybersecurity..................................... 38 Insurance ................................................................................................ 39 Taxes ...................................................................................................... 40 Proceedings ............................................................................................ 42 Benefit Plans .......................................................................................... 42 Compliance with Applicable Law; Permits ............................................. 44 Environmental Matters ........................................................................... 45 Brokers and Finders ................................................................................ 46

Labor and Employment Matters .............................................................. 46 Company Material Contracts. ................................................................. 47 Anti-Corruption; Sanctions ..................................................................... 49 Related Party Contracts .......................................................................... 49 Ownership and Sufficiency of Assets ...................................................... 50 Agency Activities. .................................................................................. 50 Investment Adviser Subsidiaries. ............................................................ 53 Disclaimer of Warranties ........................................................................ 55 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDER ........................................................................................................ 55 Organization and Good Standing ............................................................ 56 Capitalization ......................................................................................... 56 Authority; Execution and Delivery; Enforceability ................................. 56 No Conflicts; Consents. .......................................................................... 56 Proceedings ............................................................................................ 57 Brokers and Finders ................................................................................ 57 Disclaimer of Warranties ........................................................................ 57 ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ............................................................................................................ 58 Organization, Standing and Power .......................................................... 58 Authority; Execution and Delivery; Enforceability ................................. 58 No Conflicts; Consents. .......................................................................... 59 Proceedings ............................................................................................ 59 Ownership and Operations ...................................................................... 60 Financial Ability ..................................................................................... 60 Solvency................................................................................................. 60 Brokers and Finders ................................................................................ 60 Regulatory Matters. ................................................................................ 60 Investigation; No Other Representations ................................................. 61 ARTICLE VII COVENANTS ................................................................................................ 62 Conduct of the Business. ........................................................................ 62 Employment Matters. ............................................................................. 66 Publicity ................................................................................................. 69 Confidentiality........................................................................................ 69 Access to Information. ............................................................................ 69 Regulatory Approvals. ............................................................................ 70 Director and Officer Liability; Indemnification. ...................................... 73 Reasonable Best Efforts .......................................................................... 75 Pre-Closing Transactions ........................................................................ 75 Litigation Support................................................................................... 75 Preservation of Records .......................................................................... 75

Section 7.12 Transition Services Agreement 76
Section 7.13 Certain Consents 76
Section 7.14 IA Client Consents. 76
Section 7.15 Tax Matters. 78
Section 7.16 Tax Forms 82
Section 7.17 Transfer Taxes 83
Section 7.18 Insurance. 83
Section 7.19 Matters Related to Merger Sub 84
Section 7.20 Termination of Intercompany Agreements 85
Section 7.21 Certain Actions 85
Section 7.22 Names Following Closing 85
Section 7.23 Wrong Pockets 86
Section 7.24 Shared Contracts 87
Section 7.25 R&W Insurance 89
Section 7.26 Further Assurances 89
Section 7.27 Exclusivity 89
Section 7.28 Director Resignations 90
Section 7.29 Section 280G Obligations 90
Section 7.30 Confidentiality, Noncompetition and Nonsolicitation 90
Section 7.31 Cooperation with Debt Financing. 93
Section 7.32 Post-Closing Existence. 97

ARTICLE VIII CONDITIONS OF CLOSING 97

Section 8.1 Conditions to Obligations of Each Party 97
Section 8.2 Additional Conditions to Obligations of Parent and Merger Sub 98
Section 8.3 Additional Conditions to Obligations of the Company 98

ARTICLE IX TERMINATION 99

Section 9.1 Termination of Agreement 99
Section 9.2 Procedure Upon Termination 101
Section 9.3 Effect of Termination 101

ARTICLE X INDEMNIFICATION 101

Section 10.1 Survival 101
Section 10.2 Indemnification by the Company Stockholder 102
Section 10.3 Indemnification by Parent 102
Section 10.4 Third Party Claim Procedures. 102
Section 10.5 Direct Claim Procedures 104
Section 10.6 Calculation of Damages 104
Section 10.7 Exclusive Remedy 105
Section 10.8 No Set-Offs 105
Section 10.9 Limitations 105
Section 10.10 Parties in Interest 105

ARTICLE XI ADDITIONAL AGREEMENTS 106

Section 11.1 No Reliance. 106
Section 11.2 Release 107

ARTICLE XII MISCELLANEOUS 109

Section 12.1 Assignment; Binding Effect. 109
Section 12.2 Governing Law; Jurisdiction. 109
Section 12.3 WAIVER OF JURY TRIAL. 109
Section 12.4 Notices 110
Section 12.5 Headings 112
Section 12.6 Fees and Expenses 113
Section 12.7 Entire Agreement 113
Section 12.8 Interpretation. 113
Section 12.9 Company Disclosure Schedule. 115
Section 12.10 Waiver and Amendment 116
Section 12.11 Counterparts 116
Section 12.12 Third-Party Beneficiaries. 116
Section 12.13 Remedies. 116
Section 12.14 Severability 117
Section 12.15 No Recourse 117
Section 12.16 Representation 118
Section 12.17 Debt Financing Sources 118

Exhibits

Exhibit A Merger Sub Written Consent

Exhibit B Company Written Consent

Exhibit C Form of Restrictive Covenant Agreements

Exhibit D Form of Assignment Agreement

Exhibit E Sample Fiduciary Cash Calculation

Exhibit F Form of Side Letter

Exhibit G Illustrative Calculation of Working Capital

Exhibit H Form of Certificate of Incorporation of Surviving Corporation

Exhibit I Transition Services Agreement

Exhibit J Panther Steps

AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (as amended, restated, supplemented or otherwise modified in accordance with the terms hereof, this “Agreement”) is dated as of September 29, 2024 and is by and among TIH Blocker II, Inc., a Delaware corporation (the “Company”), Marsh & McLennan Agency LLC, a Delaware limited liability company (“Parent”), BD Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and TIH Platform Midco, L.P., a Delaware limited partnership (the “Company Stockholder”). RECITALS WHEREAS, upon the terms and subject to the conditions hereof, on the Closing Date, Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation; WHEREAS, the boards of directors of each of the Company and Merger Sub have (a) determined that it is advisable and in the best interests of their respective stockholders to enter into this Agreement, (b) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (c) approved the form, terms and conditions of this Agreement and the other transactions contemplated hereby, including the Merger and (d) directed that this Agreement be submitted to their respective stockholders for adoption; WHEREAS, immediately following the execution and delivery of this Agreement, the written consent in the form attached hereto as Exhibit A adopting this Agreement (the “Merger Sub Written Consent”) shall be executed and delivered, which Merger Sub Written Consent, when executed and delivered, shall be sufficient to obtain the Merger Sub Stockholder Approval; WHEREAS, immediately following the execution and delivery of this Agreement, the written consent in the form attached hereto as Exhibit B adopting this Agreement (the “Company Written Consent”) shall be executed and delivered, which Company Written Consent, when executed and delivered, shall be sufficient to obtain the Company Stockholder Approval; and WHEREAS, in connection with and in anticipation of the transactions contemplated by this Agreement, Parent or one of its Affiliates has entered into certain restrictive covenant agreements, in the form attached hereto as Exhibit C (the “Restrictive Covenant Agreements”) which will become effective in accordance with their terms upon the Closing without any further action on the part of any party thereto or any other Person; and WHEREAS, in connection with and in anticipation of the transactions contemplated by this Agreement, the Company Stockholder or one of its Affiliates has entered into an omnibus assignment agreement with the Company or McGriff, in the form attached

2 hereto as Exhibit D (the “Assignment Agreement”), which shall become effective upon the Closing. NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows: ARTICLE I DEFINITIONS Definitions. Capitalized terms used in this Agreement shall have the meanings assigned to them in this Section 1.1 or as separately defined elsewhere in this Agreement. “Action” means any action, claim, litigation, complaint, suit, arbitration or other proceeding, whether civil or criminal, at Law or in equity, by or before any Governmental Entity. “Adjustment Time” means 11:59 p.m., New York time, on the day immediately preceding the Closing Date. “Advisers Act” means the Investment Advisers Act of 1940. “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person; provided that (a) after the Closing, neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of TIH Parent or any of its Subsidiaries (and vice versa) and (b) other than for purposes of Section 7.3, Section 7.8, Section 10.1, Section 11.1, Section 11.2(a), Section 12.15, Section 12.16 and the definitions of “TIH Indemnified Party” and “Non-Recourse Party”, neither the Company Stockholder, the Company or any of their respective Subsidiaries shall be deemed to be an Affiliate of the Investors or the Sponsors or any investment fund sponsored, managed or advised by the foregoing or any portfolio company of the foregoing funds (and vice versa). A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Alternative Transaction” means (a) the acquisition by a Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), in one transaction or a series of related transactions, of (i) all or substantially all consolidated total assets of the Company and its Subsidiaries, taken as a whole, other than asset sales in the ordinary course of business, or (ii) any of the outstanding shares of Company Common Stock or any of the equity interests of any Subsidiary of the Company or (b) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, share exchange or similar transaction involving the Company or any Subsidiary of the Company pursuant to which any Person or group (or the stockholders of any Person) would own, directly or indirectly, all of equity interest

3 of the Company or of the surviving entity in a merger, other than, in each case, the transactions contemplated by this Agreement. “Anti-Corruption Laws” means the provisions of the U.S. Foreign Corrupt Practices Act of 1977 and the provisions of any other applicable domestic or foreign anti- corruption laws. “Base Merger Consideration” means an amount equal to $7,750,000,000. “Business” means the business and operations of the Company and its Subsidiaries. “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are required to be closed in New York, New York. “Carrier” means any insurance company, surety, benefit plan, insurance pool, risk retention group, reinsurer, Lloyd’s syndicate, ancillary benefit carrier, state fund or pool or other risk assuming entity, or any managing general underwriter, managing general agent, wholesale broker, captive, Lloyd’s coverholder or similar market for the foregoing risk assuming entities, in which any insurance policy, reinsurance policy or bond may be placed or obtained or from which the Company or any of its Subsidiaries earned commissions or other fees associated with placement of any insurance policy, reinsurance policy, or bond. “Cash” means the aggregate amount of cash, cash equivalents and marketable securities held in the name or on behalf of or deposited by the Company and its Subsidiaries and shall include (a) any uncashed or uncleared checks that have been received by the Company and its Subsidiaries, (b) wire transfers, deposits and other receipts in transit received for the account of the Company and its Subsidiaries that are not yet credited to the account of the Company and its Subsidiaries and (c) the Fiduciary Cash Amount, in each case determined and calculated in a manner consistent with the Company Accounting Principles. For the avoidance of doubt, Cash shall (i) exclude any Restricted Cash and (ii) be reduced by (A) the amounts of any issued but uncashed outbound checks, drafts and wire transfers of the Company and its Subsidiaries as of the Adjustment Time and (B) amounts, if any, paid or distributed by the Company or its Subsidiaries after the Adjustment Time, but prior to the Closing, to any payee of Indebtedness or Company Transaction Expenses or to TIH Parent or any of its Affiliates (other than the Company and its Subsidiaries). “Change of Control” means, with respect to any Person (the “Target Person”), the consummation of any transaction or series of related transactions involving any direct or indirect purchase or acquisition (whether by way of merger, share purchase or exchange, consolidation, license, lease, business combination, consolidation or similar transaction or otherwise) by another Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than by any Person who, prior to such transaction or series of related transactions, is an Affiliate of the Target Person (or, in the event that the Target Person is the Company Stockholder or an Affiliate thereof, any Affiliate of the Investors or the Sponsors or any investment fund, sponsored, managed or advised by the foregoing), of either (a) a majority of the securities entitled to elect the board of directors or equivalent governing body of the Target

4 Person (or any direct or indirect parent company) or (b) a majority of the assets of the Target Person and its Subsidiaries, determined on a consolidated basis (measured by fair market value). “Clients” means the Insurance Clients and the IA Clients. “Closing Payments” means (a) the payment of the Estimated Merger Consideration in accordance with Section 3.1(a)(iii) and Section 3.2(b), (b) the payment of the Company Transaction Expenses in accordance with Section 3.3 and (c) the payment of the Credit Documents Repayment Amount in accordance with Section 3.4. “Co-Borrower Agreement” means that certain Amended and Restated Co- Borrower Agreement, effective as of May 7, 2024 and as amended to date, by and among TIH Insurance Holdings, LLC and McGriff. “Code” means the United States Internal Revenue Code of 1986. “Company Accounting Principles” has the meaning set forth in Section 1.1(a) of the Company Disclosure Schedule. “Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA), including each, if any exists, (a) “pension plan” (as defined in Section 3(2) of ERISA) (whether or not subject to ERISA), (b) each “welfare plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA), (c) retirement or post-employment health, medical, life insurance or other benefit plan, program, policy or arrangement, (d) bonus, commission, profit-sharing, incentive or deferred compensation, stock purchase, stock option, restricted stock, stock appreciation right, or other equity or equity-based compensation plan, program, policy, agreement or arrangement, (e) employment, individual consulting, severance, separation, Tax gross up, transaction, change in control or retention plan, program, policy, agreement or arrangement or (f) other retirement, pension, welfare-benefit, vacation, paid time off, fringe benefit compensation, benefit or employee loan plan (other than ordinary course producer loan arrangements), program, policy, agreement or arrangement (whether written or oral), but other than any “multiemployer plan” (as defined in Section 3(37) of ERISA), in each case (i) sponsored, maintained, contributed to or required to be maintained or contributed to by any of the Company or its Subsidiaries for the benefit of any Company Employee, or (ii) under which the Company or any of its Subsidiaries has or can reasonably be expected to have any liability, contingent or otherwise. “Company Common Stock” means the common stock, par value $0.01 per share, of the Company. “Company Disclosure Schedule” means the disclosure schedule of the Company referred to in, and delivered pursuant to, this Agreement. “Company Employees” means, collectively, (a) those individuals employed by the Company or any of its Subsidiaries as of the applicable date of determination, whether active or inactive, and (b) each other employee of any Affiliate of the Company or its Subsidiaries, whether active or inactive, who primarily provides services to the Company or its Subsidiaries but is not employed by the Company or its Subsidiaries and, in the case of this clause (b), who is

5 listed on Section 1.1(b) of the Company Disclosure Schedule and, if applicable, his or her replacement hire. “Company Stockholder Approval” means the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Company Common Stock in favor of the adoption of this Agreement, which Company Stockholder Approval shall be effectuated by the Company Written Consent. “Company Stockholder Disclosure Schedule” means the disclosure schedule of the Company Stockholder referred to in, and delivered pursuant to, this Agreement. “Company Transaction Expenses” means, to the extent remaining unpaid as of immediately prior to the Closing, (a) the fees, costs and expenses incurred and either subject to reimbursement by, or payable by or on behalf of the Company or any of its Subsidiaries to any financial advisors engaged by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, or in connection with other negotiations or processes involving the sale of the Company or any its Subsidiaries, (b) the fees and expenses incurred and either subject to reimbursement by, or payable by or on behalf of the Company or any of its Subsidiaries to any outside attorneys engaged by or on behalf of any of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or in connection with other negotiations or processes involving the sale of the Company or any of its Subsidiaries, (c) the fees and expenses incurred and either subject to reimbursement by, or payable by or on behalf of, the Company or any of its Subsidiaries to outside accountants or other advisors, or transaction-related service providers such as electronic data room vendors, in connection with the transactions contemplated by this Agreement or in connection with other negotiations or processes involving the sale of the Company or any of its Subsidiaries, and (d) the Transaction Payments, but excluding for purposes of this definition any fees and expenses incurred by the Company or any of the Company’s Subsidiaries that (i) Parent is responsible for paying pursuant to Section 12.6 or (ii) the Company otherwise agrees in writing to pay at the request or direction of Parent. “Compensatory Tax Obligations” means: (a) with respect to any compensatory payments or benefits to be paid through a payroll payment made prior to, or on or promptly after, the Closing, the employer’s portion of any applicable Taxes relating to any such compensatory payments or benefits, including any payroll, social security, employment or similar Taxes, or any Tax “gross up” or similar obligations on or in respect of such payments or benefits and (b) with respect to all other compensatory payments or benefits to be paid after the Closing, the product of 2.0% and the amount of such compensatory payments or benefits, calculated in a manner consistent with the Company Accounting Principles. “Competition Laws” means the HSR Act (and any similar Law enforced by any Governmental Antitrust Entity regarding preacquisition notifications for the purpose of competition reviews), the Sherman Act, the Clayton Act, the Federal Trade Commission Act and all other federal, state, foreign, multinational or supranational antitrust, competition or trade regulation statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions or transactions

6 having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. “Consenting Client” means each IA Client whose consent shall have been obtained or be deemed to be obtained, as applicable, in accordance with Section 7.14 (including pursuant to a Negative Consent Notice); provided that no IA Client that has withdrawn its consent or approval in writing prior to the Closing or terminated its Investment Advisory Agreement, or given written notice of such withdrawal or termination, shall be considered a Consenting Client. “Contract” means any written or oral contract, agreement, subcontract, settlement, purchase order, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, sublicense, binding commitment or other agreement. “Copyrights” means registered copyrights, copyright applications and all works of authorship (whether or not published). “COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Laws, legally binding directives promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, or industry group, in each case, in connection with or in response to COVID-19 (including the Families First Coronavirus Response Act, Pub. L. No. 116-127, Coronavirus Aid, Relief and Economic Security Act Pub. L. No. 116-136, Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster issued on August 8, 2020 by the President of the United States, and Consolidated Appropriations Act, 2021, Pub. L. 116-260). “Credit Documents” means (a) that certain First Lien Credit Agreement, dated as of May 6, 2024 (the “First Lien Credit Agreement”), by and among TIH Platform Holdco, L.P., TIH Platform Midco, L.P., TIH Insurance Holdings, LLC, McGriff, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A., as first lien administrative agent and first lien collateral agent (the “First Lien Agent”), (b) that certain Second Lien Credit Agreement, dated as of May 6, 2024 (the “Second Lien Credit Agreement”), by and among TIH Platform Holdco, L.P., TIH Platform Midco, L.P., TIH Insurance Holdings, LLC, McGriff, the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as second lien administrative agent and second lien collateral agent (the “Second Lien Agent”), and (c) that certain indenture dated as of April 8, 2024 (the “Indenture”), among TIH Insurance Holdings, LLC (as successor to Panther Escrow Issuer, LLC), McGriff, TIH Co- Issuer, Inc., the guarantors from time to time party thereto, U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent (the “Indenture Agent” and, together with the First Lien Agent and the Second Lien Agent, the “Agents”), relating to the issuers’ 7.125% senior secured notes due 2031, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

7 “Credit Documents Closing Letter” means with respect to the Credit Documents, a letter to Parent executed by the Company and TIH Insurance Holdings, LLC setting forth (a) a reasonably detailed calculation by the Company of the Credit Documents Outstanding Amount, (b) a reasonably detailed calculation by the Company of the Credit Documents Repayment Amount, (c) the Company’s election with respect to the allocation of how the Credit Documents Repayment Amount shall be applied to repay the “Initial Term Loans” (as defined in the First Lien Credit Agreement), “Revolving Loans” (as defined in the First Lien Credit Agreement, the “Initial Term Loans” (as defined in the Second Lien Credit Agreement) and/or the “Notes” (as defined in the Indenture), and (d) the wire instructions for the payment of each allocated portion of the Credit Documents Repayment Amount, and including an acknowledgement by TIH Insurance Holdings, LLC that, upon payment of the Credit Documents Repayment Amount by Parent on behalf of McGriff in accordance with such instructions, the Co-Borrower Agreement shall automatically be terminated and of no further force and effect. “Credit Documents Repayment Amount” means (a) the Credit Documents Principal Repayment Amount plus (b) all accrued and unpaid interest on the Identified Principal Repayment in respect thereof up to, but excluding, the Closing Date. “Credit Documents Principal Repayment Amount” means an amount equal to the product of (a) 28.8% and (b) the sum (such sum being, the “Credit Documents Outstanding Amount”) of (i) the aggregate outstanding principal amount of the “Loans” (as defined in the First Lien Credit Agreement) and “LC Disbursements” (as defined in the First Lien Credit Agreement) as of the Closing Date, plus (ii) the aggregate outstanding principal amount of the “Loans” (as defined in the Second Lien Credit Agreement) as of the Closing Date, plus (iii) the aggregate principal amount of the 7.125% Senior Secured Notes due 2031 as of the Closing Date which Credit Documents Principal Repayment Amount shall be allocated, as elected in Credit Documents Closing Letter in the sole and absolute discretion of the Company, for use in repaying, in the aggregate, an amount in respect of any of (A) the “Initial Term Loans” (as defined in the First Lien Credit Agreement), (B) “Revolving Loans” (as defined in the First Lien Credit Agreement, (C) the “Initial Term Loans” (as defined in the Second Lien Credit Agreement) and/or (D) the “Notes” (as defined in the Indenture) equal in the aggregate to the Credit Documents Principal Repayment Amount (such allocated amount, the “Identified Principal Repayment”). “Cybersecurity Measures” means (a) any measures enacted or regulations promulgated by a Governmental Entity relating to cybercrime, cyberterrorism, ransomware, malware, privacy or the protection of personal data that are applicable to the Company and its Subsidiaries and (b) any measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by the Company and its Subsidiaries in response to a Security Incident, for the protection of its IT Assets or any stored Personal Information. “Debt Financing Sources” means the entities that are party to any Debt Financing Commitment Letter and any other entity, in each case, that has committed to provide, underwrite or arrange or act as an administrative or facility agent in respect of all or any part of the Debt Financing (or any credit facilities or debt securities being issued in lieu of any portion of the Debt Financing) in connection with the transactions contemplated by this Agreement, including any arranger, agent, lender, underwriter, initial purchaser or investor that is a party to any

8 commitment letter, engagement letter, joinder agreement, underwriting agreement, purchase agreement, indenture, credit agreement or other definitive agreement entered into pursuant thereto or relating thereto. “Debt Financing Sources Related Parties” means the Debt Financing Sources together with their respective Affiliates and their and their respective Affiliates’ respective Representatives and their respective successors and permitted assigns. For the avoidance of doubt, no party to this Agreement shall be considered a Debt Financing Sources Related Party. “Electronic Data Room” means the electronic data room established by or on behalf of the Company in connection with the transactions contemplated hereby. “Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, deed of trust, option, easement or right of way, restriction on transfer of title or other similar encumbrance, except for any restrictions arising under any applicable securities Laws. “Environmental Laws” means any and all applicable Laws of any Governmental Entity relating to pollution, public or worker health or safety (to the extent relating to exposure to Hazardous Materials), or protection of the environment (including with respect to Hazardous Materials) that are promulgated and in effect on or prior to the Closing Date. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Client” means each Client that is (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, (c) an employee benefit plan, plan, account or arrangement that is subject to any applicable Similar ERISA Law, or (d) any entity whose underlying assets are considered to include “plan assets” (as defined by the regulations of the Department of Labor, as amended by Section 3(42) of ERISA), or its equivalent under applicable Similar ERISA Law, of any such employee benefit plan, plan, account or arrangement. “Estimated Merger Consideration” means (a) the Base Merger Consideration, minus (b) the amount of Estimated Indebtedness, minus (c) the amount of the Estimated Company Transaction Expenses, plus (d) the amount of Estimated Cash, minus (e) the amount, if any, by which the Target Working Capital Amount exceeds the Estimated Working Capital Amount, plus (f) the amount, if any, by which the Estimated Working Capital Amount exceeds the Target Working Capital Amount. “Exchange Act” means the Securities Exchange Act of 1934. “Fiduciary Cash Amount” means (a) the aggregate amount of the fiduciary assets of the Company and its Subsidiaries of the type included in the applicable line item categories on the sample fiduciary adjustment amount attached hereto as Exhibit E (the “Sample Fiduciary Cash Calculation”), minus (b) the aggregate amount of the fiduciary liabilities of the Company and its Subsidiaries of the type included in the applicable line item categories on the Sample Fiduciary Cash Calculation, in each case, as of the Adjustment Time and calculated in

9 accordance with the Company Accounting Principles. In no event shall the Fiduciary Cash Amount be less than zero. “FINRA” means the Financial Industry Regulatory Authority. “Fraud” means, with respect to any party to this Agreement, any actual and intentional fraud with respect to the making of any of the specific representations and warranties contained in Article IV (with respect to the Company), Article V (with respect to the Company Stockholder) or Article VI (with respect to Parent and Merger Sub), and not with respect to any other matters and requires that (a) such party had actual knowledge that such representation or warranty made by such party was actually inaccurate when made, (b) such representation or warranty was made with the express intent to induce the other party to rely thereon (or with the expectation that such party would rely thereon), (c) such reliance and subsequent action or inaction by such party was justifiable and (d) such action or inaction resulted in damages, losses or liabilities to such party. “Fraud” is expressly limited to actual and intentional fraud as defined and qualified herein and does not include, and no claim may be made by any Person, in relation to this Agreement or any other Transaction Agreement or the transactions contemplated hereby or thereby for (i) constructive fraud or other claims based on constructive knowledge, (ii) any other Person’s Fraud, including through equitable claims (such as unjust enrichment) not requiring proof of wrongdoing committed by the subject of such claims, or (iii) negligent misrepresentation, equitable fraud or any other fraud-based claim or theory that does not require all of the elements set forth in the definition of “Fraud” herein. “GAAP” means United States generally accepted accounting principles, as in effect from time to time consistently applied. “Governmental Antitrust Entity” means any Governmental Entity with regulatory jurisdiction over enforcement of applicable Competition Law. “Governmental Entity” means any governmental, regulatory or administrative authority (including any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government), whether foreign, domestic, federal, provincial, state or local, any self-regulatory organization (including any securities exchange), any arbitrational tribunal or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity. “Hazardous Materials” means any material, chemical, substance, pollutant or waste that has been designated by applicable Environmental Laws to be toxic, hazardous, extremely hazardous, or words of similar regulatory effect under, or is otherwise regulated by (due to its dangerous or deleterious properties or characteristics), Environmental Laws. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

10 “IA Client” means any Person that is an investment advisory or investment management client of the Company or its Subsidiaries pursuant to an Investment Advisory Agreement. “IA Client Consent” means, the consent or approval or deemed consent or approval, as applicable, of such IA Client in accordance with Section 7.14 to the assignment or deemed assignment of such Client’s Investment Advisory Agreement. “Income Tax Liability Amount” means, without duplication, an amount equal to the aggregate liability for unpaid income Taxes of the Company or any of its Subsidiaries, determined for each entity and with respect to each applicable jurisdiction (and not less than zero in any such circumstance), whether or not due, in each case for any Pre-Closing Tax Period and with respect to (a) a Tax Return that is due after the Closing and has not been filed as of the end of the day on the Closing Date, taking into account any applicable extensions, (b) a Tax Return that was filed on or before the end of the day on the Closing Date, taking into account any applicable extensions (in the case of clause (b), for which the amount shown as due on such Tax Return was not paid in full) or (c) a jurisdiction in which such entity commenced activities and became subject to income Tax on or after January 1, 2024. In determining the Income Tax Liability Amount, (i) all unpaid income Tax liabilities with respect to Pre-Closing Tax Periods shall be calculated consistent with Section 7.15(g), Section 7.15(i) and, subject to clause (ix) of this definition, the Agreed Tax Treatments, (ii) such calculations and determinations shall take into account any payments of estimated income Taxes which may be credited against income Taxes otherwise due, in each case in respect of the Company or any of its Subsidiaries, as the case may be, (iii) such calculations and determinations shall take into account Transaction Tax Deductions (solely to the extent (if any) that they would actually reduce as a matter of applicable Tax Law (but not below zero and determined at a “more likely than not” (or higher) standard)) the amount of any income Tax liabilities owed by any of the Company or any of its Subsidiaries, as the case may be, in a Pre-Closing Tax Period, (iv) such calculations and determinations shall exclude any income Taxes attributable to transactions undertaken by Parent or any of its Affiliates not contemplated by this Agreement and outside the ordinary course of business on the Closing Date after the Closing, (v) such calculations and determinations shall exclude deferred Tax assets and deferred Tax liabilities established for GAAP purposes to reflect timing differences between book and Tax income, (vi) unpaid income Taxes will include for these purposes (A) any income Tax imposed on, or otherwise payable by, any Subsidiary treated as a Tax-transparent entity for U.S. federal, state, local or non-U.S. income Tax purposes and (B) any other obligations of such a Subsidiary to pay income Taxes of such Subsidiary’s direct or indirect owners on a composite state or local Tax Return (including pursuant to withholding), (vii) any liabilities for accruals or reserves established or required to be established under GAAP methodologies that require the accrual for contingent income Taxes or with respect to uncertain Tax positions shall be excluded, (viii) such calculations and determinations shall include any liabilities for income Taxes arising out of or related to the Pre-Closing Transactions (such income Taxes determined in accordance with Section 7.15(g) and Section 7.15(i)), and (ix) for purposes of the foregoing calculations and notwithstanding the Agreed Tax Treatments, in determining any interest expense deduction and any applicable limitation thereto pursuant to Section 163(j) of the Code, such determinations shall be made as if an election pursuant to Section 754 of the Code has been made by McGriff with respect to the initial taxable year in which it is treated as a partnership for U.S. federal income tax purposes. Notwithstanding

11 anything to the contrary contained herein, the calculation of Income Tax Liability Amount shall be determined as of 11:59 p.m., New York time, on the Closing Date and such time shall be considered the Adjustment Time solely for purposes of this calculation. “Indebtedness” means, without duplication, (a) the obligations of the Company or any of its Subsidiaries for borrowed money, including the Credit Documents Repayment Amount, (b) the obligations of the Company or any of its Subsidiaries evidenced by a note, bond, debenture or debt security, (c) the obligations of the Company or any of its Subsidiaries in respect of letters of credit or bankers’ acceptances (but solely to the extent drawn), (d) all finance lease obligations of the Company or any of its Subsidiaries to the extent recorded or required to be recorded as such in the Financial Statements (which, for the avoidance of doubt, shall exclude any liabilities that are carried on the Latest Balance Sheet as operating leases), (e) the obligations of the Company or any of its Subsidiaries with respect to interest rate swap, forward contract, currency or other hedging arrangements, in each case, calculated at the termination value thereof as if terminated at or immediately prior to the Closing; provided that the amount calculated pursuant to this clause (e) shall not be less than zero, (f) the obligations of any Person, other than the Company or any of its Subsidiaries, secured by any Encumbrance (other than a Permitted Encumbrance) on the Company Common Stock, the equity securities of the Company’s Subsidiaries, or any of the assets of the Company or any of its Subsidiaries, (g) any unpaid severance obligations, and unpaid compensation, in each case, with respect to Company Employees who terminated employment prior to the Closing (including the Compensatory Tax Obligations relating to such payments under this clause (g)), (h) the amount by which the aggregate amount of the fiduciary liabilities of the Company and its Subsidiaries of the type included in the applicable line item categories on the Sample Fiduciary Cash Calculation exceeds the aggregate amount of the fiduciary assets of the Company and its Subsidiaries of the type included in the applicable line item categories on the Sample Fiduciary Cash Calculation (which amount shall, for purposes of this clause (h), in no case be less than zero), (i) the obligations of the Company or any of its Subsidiaries with respect to the deferred purchase price of property, assets, businesses, securities, goods or services, including all earn-out payments, seller notes, post-closing true-up obligations and other similar payments, in each case, calculated in accordance with the Company Accounting Principles and including the transactions with earn- out payments set forth in Section 1.1(c) of the Company Disclosure Schedule, (j) (i) the obligations of the Company or any of its Subsidiaries with respect to the Retirement Plan Transition Cost and Executive Deferred Compensation Plans, in each case, as set forth in Section 1.1(d) of the Company Disclosure Schedule (less any amounts paid after the date of this Agreement and prior to the Adjustment Time) and (ii) excluding (A) the amounts covered by the foregoing clause (i) and (B) the McGriff Book Equity Program and Regions Insurance Group 10 for 10 Program, the obligations of the Company or any of its Subsidiaries with respect to deferred compensation, post-retirement benefits, unfunded or underfunded pensions or pension- like obligations relating to Company Employees, in each case of clauses (i) and (ii), including the Compensatory Tax Obligations relating to such payments under this clause (j), (k) any accruals or reserves for Actions involving the Company or any of its Subsidiaries or to which any of the Company or any of its Subsidiaries is a party, (l) any declared but unpaid dividends, or any other amounts accrued, incurred or owed, that are payable to the Company Stockholder, and any other amounts or obligations of the Company or any of its Subsidiaries under any Related Party Contract that is required to be terminated prior to the Closing, (m) any bonuses related to the McGriff Out-of-the-Ballpark program calculated in accordance with the Company

12 Accounting Principles and only in the amounts set forth in Section 1.1(e) of the Company Disclosure Schedule (less any amounts paid after the date hereof and prior to the Adjustment Time), including the Compensatory Tax Obligations relating to such payments under this clause (m), (n) the agreed amount of the cost associated with a facility closing set forth in Section 1.1(f) of the Company Disclosure Schedule (less any amounts paid after the date hereof and prior to the Adjustment Time), (o) guarantees by the Company or any of its Subsidiaries of amounts which are or may become due and owing by other Persons described in the foregoing clauses (a) through (n) but excluding any guarantees of performance under contractual obligations in the ordinary course of business, (p) the Income Tax Liability Amount, (q) the amount of the cash purchase price for the acquisition of the business and in the amount set forth in Section 1.1(g) of the Company Disclosure Schedule (less any amounts paid after the date hereof and prior to the Adjustment Time) and (r) in the case of clauses (a) through (q) of this definition, accrued and unpaid interest thereon and any premiums, termination fees, expenses, prepayment penalties, commitments, breakage costs or other fees, reimbursements and all other amounts that are required to be paid as a result of or in connection with the transactions contemplated by this Agreement. “Indebtedness” shall not include (i) non-cancellable purchase commitments, (ii) all obligations in respect of letters of credit, bankers’ acceptances and similar facilities issued for the account of the Company or any of its Subsidiaries to the extent not drawn, (iii) trade payables or other current liabilities in the ordinary course of business that are included in the Working Capital, (iv) all liabilities or obligations incurred at the direction of Parent or its Affiliates, (v) intercompany liabilities between the Company or one or more of its Subsidiaries, on the one hand, and any other Subsidiaries of the Company, on the other hand, or (vi) any Company Transaction Expenses or any liabilities included in the Working Capital. Indebtedness incurred after the Adjustment Time but before the Closing shall be considered to have been incurred at the Adjustment Time unless it has an equal and offsetting impact on Cash or Working Capital. “Insurance Client” means a Person (including any insured, or any sub-producer or insured to whom or which such sub-producer provides insurance services) to whom the Company or any of its Subsidiaries provides any services in connection with the conduct of the Business. For purposes of this Agreement, the term “Insurance Client” shall include any employer, employer group, affinity group, association and any equityholder of any of the foregoing, any individual insured, retail insurance agent or broker, and any Carrier or other entity to the extent third party administration claims processing or underwriting is performed by the Company or any of its Subsidiaries for such Carrier or other entity. “Intellectual Property” means, collectively, all intellectual property and proprietary rights in and to (a) all Trademarks and domain names, (b) all Patents, (c) all Copyrights, (d) all trade secrets, confidential business information (including research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and data contained in databases, (e) all Software, (f) all tangible embodiments of any of the foregoing (in whatever form of medium) and (g) any other intellectual property rights of any kind or nature, in each case, whether protected, created, or arising under the Laws of the United States or any other jurisdiction.

13 “Investment Adviser Subsidiary” means Precept Advisory Group, LLC, a California limited liability company. “Investment Advisory Agreement” means an investment advisory agreement entered into by the Company or its Subsidiaries with an IA Client for the purpose of providing investment advisory or sub-advisory services to such IA Client. “Investment Laws” means all applicable: (a) federal or state securities, commodities or other investment related Laws, including the Advisers Act, the U.S. Commodity Exchange Act, the Exchange Act, the Investment Company Act of 1940 and the Securities Act and the regulations promulgated under each of them; (b) rules and regulations of Self-Regulatory Organizations, including FINRA and each applicable exchange (as defined under the Exchange Act); (c) ERISA rules and regulations; and (d) other federal or state securities Laws applicable to the Company or any of its Subsidiaries providing Investment Management Services. “Investment Management Services” means services that require registration under, or otherwise constitute acting as an “investment adviser” within the meaning of, the Advisers Act. “Investors” means (a) Trident IX Super Panther Aggregator Sub LP, a Delaware limited partnership, Trident IX, L.P., a Cayman Islands exempted limited partnership, Trident IX Parallel Fund, L.P., a Cayman Islands exempted limited partnership, Trident IX Professionals Fund, L.P., a Cayman Islands exempted limited partnership, and T-IX Butterfly Co-Investor LP, a Delaware limited partnership, (b) CD&R XII Panther Investor, L.P., a Cayman Islands exempted limited partnership, (c) ATIC Third International Investment Company LLC, a company organized in Abu Dhabi, MC Alternative Solutions, LP, a Cayman Islands exempted limited partnership, Amwal Investments L.L.C., a company organized in Abu Dhabi, and MC Management 18 RSC Ltd., a corporation incorporated in Abu Dhabi, and (d) Viggo Investment Pte. Ltd., a Singapore private limited company. “IT Assets” means all of the computer systems owned or controlled by the Company or any of its Subsidiaries, including Software, hardware, databases, firmware, middleware and platforms, interfaces, systems, networks, information technology equipment, facilities, infrastructure, workstations, switches and data communications lines. “Knowledge of the Company” (or similar phrases) means the actual knowledge of the individuals listed on Section 1.1(h) of the Company Disclosure Schedule. “Law” means any federal, state or local statute, law, ordinance, rule, regulation, code, Governmental Order or other legally-binding requirement of a Governmental Entity. “Leased Real Property” means the material real property leased, subleased, licensed or occupied by the Company or any of its Subsidiaries. “Material Adverse Effect” means any change or event that has had, individually or in the aggregate, a material adverse effect on the results of operations or financial condition, assets or business of the Company and its Subsidiaries, taken as a whole; provided that in no event shall any of the following, either individually or in the aggregate, be deemed to constitute a

14 Material Adverse Effect, nor shall any change or event relating to any of the following be taken into account in determining whether a Material Adverse Effect has occurred or would result: (a) general economic, political, social, regulatory, legal or tax conditions in the United States or any other country or region, including changes in financial, credit, securities, commodity, currency or real estate markets (including changes in interest or exchange rates), (b) any actual or threatened act of war, hostilities (including in Ukraine), sabotage, cyberattack, data breach, hacking or terrorism, or any escalation or worsening thereof, or any hurricane, earthquake, tornado, flood or other natural disaster, or “act of God”, (c) any epidemic, pandemic or disease outbreak (including COVID-19 or monkeypox) or worsening thereof, including responses thereto (including the COVID-19 Measures), (d) conditions generally affecting any industry in which the Company or any of its Subsidiaries operate, (e) changes after the date hereof in GAAP or other applicable regulatory accounting requirements or the authoritative interpretation thereof, (f) changes after the date hereof in Law or the authoritative interpretation or enforcement thereof, (g) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (h) the negotiation, execution or performance of this Agreement, the announcement, pendency or consummation of the transactions contemplated hereby, the identity of Parent or its Affiliates or any facts or circumstances relating to Parent or its Affiliates or the announcement or other disclosure of Parent’s or its Affiliates’ plans or intentions with respect to the conduct of any of the Business after the Closing, including the effect of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, Carriers, employees, suppliers, vendors, lenders, service providers or Governmental Entities; provided that no effect shall be given to this clause (h) for purposes of any representation or warranty which addresses the consequences of the negotiation, execution or performance of this Agreement or the condition to Closing in Section 8.2(a)(iii) and Section 8.2(b)(ii) to the extent relating to any such representation or warranty or (i) any action taken (or not taken) by the Company or its Subsidiaries (i) that is required or expressly contemplated to be taken (or not taken) hereunder, or (ii) with the written request of Parent or any of its Affiliates, except, in the case of clauses (a), (c), (d), (e) or (f), to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby relative to other participants in the industry in which the Company or any of its Subsidiaries operates (in which case only the incremental and disproportionate effect or effects may be taken into account in determining whether there has been a Material Adverse Effect). “McGriff” means McGriff Insurance Services, LLC, a North Carolina limited liability company. “McGriff Retention Awards” means all cash incentive retention awards with Continuing Employees to be granted as of the Closing Date in respect of either (a) their forfeited equity awards based on Class A and/or Class B units in TIH Management Aggregator or (b) their forfeited equity payouts from retirement plans, as set forth in Section 1.1(i) of the Company Disclosure Schedule. For the avoidance of doubt, McGriff Retention Awards will not include amounts payable pursuant to the Parent Retention Program.

15 “McGriff Retention Payments” means the payments to be paid to Company Employees as set forth in Section 1.1(i) of the Company Disclosure Schedule in accordance with the terms of the McGriff Retention Awards (including Post-Closing McGriff Retention Payments). “Merger Sub Stockholder Approval” means the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the common stock, par value $0.01 per share, of Merger Sub in favor of the adoption of this Agreement, which Merger Sub Stockholder Approval shall be effectuated by the Merger Sub Written Consent. “Organizational Documents” means, with respect to any Person, the memorandum and articles of association, articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement, stockholders’ agreement and all other similar formation or governing documents of such Person in connection with the creation, formation, governance or organization of a Person, including any amendments thereto. “Parent Retention Program” means the retention program to be established by Parent in accordance with Section 7.2(g). “Patents” means all inventions, letters patent and pending applications for patents of the United States and all countries foreign thereto, including regional patents, certificates of invention and utility models, and all reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof. “Per Share Portion” means, as of the time of determination, a fraction (a) the numerator of which is one, and (b) the denominator of which is equal to, without duplication, the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Company Common Stock held by the Company or any of its Subsidiaries or owned by Parent, Merger Sub or any of their respective Affiliates immediately prior to the Effective Time). “Permitted Encumbrance” means: (a) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, construction and other Encumbrances arising or incurred in the ordinary course of business or amounts not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established on the Financial Statements in accordance with GAAP; (b) Encumbrances for Taxes, utilities and other governmental charges that are not due and payable or are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established on the Financial Statements in accordance with GAAP; (c) Encumbrances that secure obligations that are reflected as liabilities on the Latest Balance Sheet or Encumbrances the existence of which is referred to in the notes to the Latest Balance Sheet; (d) in the case of Real Property, non-monetary matters of record or that would be disclosed by an accurate survey or physical inspection of such Real Property that do not impair in any material respect the use of the Real Property in the manner currently conducted; (e) non-monetary matters of record or registered Encumbrances affecting title to any asset which do not interfere in any

16 material respect with the conduct of the Business in the manner currently conducted; (f) requirements and restrictions of zoning, building and other applicable Laws and municipal by- laws, and development, site plan, subdivision or other agreements with municipalities regulating the use or occupancy of real property which are not violated by the current use or occupancy of such real property; (g) statutory Encumbrances of landlords for amounts not due and payable, or are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established on the Financial Statements in accordance with GAAP; (h) Encumbrances arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (i) Encumbrances under the Credit Documents that will be released at or prior to the Closing; and (j) non-monetary defects, irregularities or imperfections of title and other Encumbrances which do not materially impair the conduct of the Business in the manner currently conducted and which are not violated in any material respect by the conduct of the Business in the manner currently conducted. “Permitted Measures” means any COVID-19 Measures or any Cybersecurity Measures. “Person” means an association, a corporation, an individual, a partnership, a limited liability company, an unlimited liability company, a trust or any other entity or organization, including a Governmental Entity. “Personal Information” means, all information that identifies, relates to or could reasonably be linked, directly or indirectly, with an identified or identifiable natural person or household or that is otherwise considered “personally identifiable information,” “personal information,” “personal data,” “nonpublic personal information,” “individually identifiable health information” or other analogous term under Law. “Pre-Closing Tax Period” means any Taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period. “Processing” or “Processed” means, with respect to data, the use, collection, receipt, processing, storage, recording, organization, adaption, alteration, ingestion, compilation, combination, enrichment, de-identification, transfer, retrieval, access, disclosure, sharing, dissemination or destruction of such data. “Producer” means each officer, employee, independent contractor, general agent, insurance broker, producer, sub-producer or other Person employed, supervised, controlled or retained, as the case may be, by the Company or any of its Subsidiaries, or whom the Company or such Subsidiary has a responsibility to supervise or control or has engaged under applicable Law or Contract, and who has transacted for the Company or any of its Subsidiaries. “Proprietary Information” means any confidential information of the Company or any of its Subsidiaries that is not already generally available to the public (unless such information (a) has entered the public domain and become available to the public through no fault on the part of the Company Stockholder or its Subsidiaries, (b) is independently developed by the Company Stockholder without reference to or use of any confidential information of the Company or any of its Subsidiaries or (c) is or becomes available to the Company Stockholder or

17 its Subsidiaries on a non-confidential basis from a source other than the Company; provided that such source is not known by the Company Stockholder or any Subsidiary to be bound by an applicable confidentiality obligation with respect to such information). “Representatives” means with respect to any Person, any of such Person’s officers, directors, managers, employees, shareholders, members, partners, controlling persons, agents, consulting firms, advisors and other representatives, including legal counsel, accountants and financial advisors. “Restricted Cash” means any cash which is not freely usable by the Company or its Subsidiaries because it is subject to restrictions by federal or state Governmental Entities, limitation or Taxes on use or distribution by Law or Contract. “Restricted Party” means TIH Parent and its Subsidiaries (other than the Company and its Subsidiaries), including the Company Stockholder, as of the date of this Agreement. “Retained Business” means (a) the business and operations of TIH Parent and its Affiliates (other than the Company and its Subsidiaries) and (b) the Title Business. “Sample Calculation” means the sample calculation set forth in Section 1.1(j) of the Company Disclosure Schedule of Working Capital, Cash, Indebtedness and Company Transaction Expenses, in each case, as of the Latest Balance Sheet Date. “Sanctioned Country” means any country or territory that is the subject or target of comprehensive Sanctions (at the time of this Agreement, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria). “Sanctioned Person” means any Person designated on OFAC’s List of Specially Designated Nationals and Blocked Persons, Sectoral Sanctions Identification List, or Foreign Sanctions Evader List, or any other similar list of designated Persons established pursuant to Sanctions. “Sanctions” means all applicable economic sanctions laws, regulations, and executive orders of the United States (including those administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the U.S. Department of State), and any other sanctions authorities with jurisdiction over the Company and its Subsidiaries. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933. “Security Incident” means any actual or suspected cybersecurity attack, breach or incident affecting IT Assets or Personal Information.

18 “Self-Regulatory Organization” means a U.S. or non-U.S. self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Exchange Act (including FINRA), any “self-regulatory organization” as such term is defined in U.S. Commodity Futures Trading Commission Rule 1.3, and any other U.S. or non-U.S. securities exchange, futures exchange, futures association, commodities exchange, clearinghouse or clearing organization. “Side Letter” means that certain Letter Agreement, dated as of the date hereof, by and among Parent and the Company in the form attached hereto as Exhibit F. “Similar ERISA Law” means any U.S. or non-U.S. federal, state, local, or other laws that are substantially similar to the fiduciary responsibility or prohibited transaction provisions of Section 404 or 406 of ERISA and/or Section 4975 of the Code. “Software” means all computer software programs and software systems (including source and object code) and all computer operating security or programming software, and all documentation relating to any of the foregoing. “Sponsors” means Stone Point Capital LLC, a Delaware limited liability company, and Clayton, Dubilier & Rice, LLC, a Delaware limited liability company. “Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date. “Subsidiary” of any Person means, on any date, any Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such Person. “Target Working Capital Amount” means $263,000,000. “Tax” means any U.S. federal, state, local, or non-U.S. tax, charge, duty, levy or other similar assessment in the nature of a tax, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, surplus lines, estimated or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, imposed, determined, assessed, collected or administered by any Taxing Authority, and including any interest, penalty or addition thereto. “Tax Proceeding” means any inquiry, examination, investigation, audit or other Action by a Taxing Authority. “Tax Return” means any return, declaration, report, claim for refund or information return or statement of Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with any Taxing Authority, including Form FinCEN 114.

19 “Taxing Authority” means any Governmental Entity responsible for the imposition, determination, assessment or collection of any Tax or the administration of Tax Laws. “TIH Management Aggregator” means TIH Management Aggregator, L.P., a Delaware limited partnership. “TIH Parent” means TIH Insurance Aggregator, L.P., a Delaware limited partnership. “Title Business” means the business and operations of Kensington Vanguard Holdings, LLC and Kensington Vanguard National Land Services of AL, LLC and each of their Subsidiaries (each a “Title Entity”), and each entity, joint venture or similar venture in which any Title Entity owns, directly or indirectly, 50% or less of the outstanding equity securities. “Trademarks” means registered and unregistered trademarks and service marks, trademark and service mark applications, logos, trade names, and trade dress, and all goodwill associated with the foregoing. “Transaction Agreements” means this Agreement, the Side Letter, the Restrictive Covenant Agreements, the Transition Services Agreement and the Assignment Agreement. “Transaction Payments” means: (a) the product of (i) the sum of all transaction, retention, change of control, bonus, single-trigger severance or other similar compensatory payments that are payable or reimbursable by the Company or its Subsidiaries after the Closing Date to any Person as a result of the consummation of the transactions contemplated by this Agreement, including the Post-Closing McGriff Retention Payments (but excluding the Parent Retention Program and any portion of the McGriff Retention Payments that will be treated as Indebtedness pursuant to Section 1.1(i) of the Company Disclosure Schedule) (together with the Compensatory Tax Obligations on or in respect of the amounts set forth or contemplated in the foregoing clause (a)(i)), multiplied by (ii) 75%; plus (b) the sum of all transaction, retention, change of control, bonus, single-trigger severance or other similar compensatory payments that are payable or reimbursable by the Company or its Subsidiaries on the Closing Date (including any amounts which are payable on the Closing Date but, pursuant to the terms of this Agreement, are paid pursuant to a payroll promptly thereafter) to any Person as a result of the consummation of the transactions contemplated by this Agreement, including any McGriff Retention Payments that are not Post-Closing McGriff Retention Payments but excluding (for the avoidance of doubt) any Post-Closing McGriff Retention Payments (together with the Compensatory Tax Obligations on or in respect of the amounts set forth or contemplated in the foregoing clause (b)). “Transaction Tax Deductions” means, without duplication, all items of loss or deduction for income Tax purposes that are deductible under Law in a Pre-Closing Tax Period (determined at a “more likely than not” or higher level of comfort) and attributable to (a) any item of Company Transaction Expenses, and (b) the capitalized financing costs and expenses and any prepayment premium or fee as a result of the payoff or satisfaction of any debt of the Company or any of its Subsidiaries in connection with the Closing. For the purposes of calculating the amount of the Transaction Tax Deductions, the Company shall be assumed to

20 have made an election under Revenue Procedure 2011-29, 2011-18 IRB, to treat 70% of any success-based fees that were paid by the Company as an amount that did not facilitate the transactions contemplated by this Agreement and, therefore, treat 70% of such costs as deductible. For the avoidance of doubt, items of loss or deduction for income Tax purposes attributable to amounts described in clause (a)(i) of the definition of Transaction Payments shall not be treated as deductible in a Pre-Closing Tax Period and shall not be considered Transaction Tax Deductions. “Transfer Taxes” means any sales, use, goods and services, stock transfer, real property transfer, transfer, stamp, value added, conveyance, registration, documentary, recording or similar Taxes imposed on or in respect of the Pre-Closing Transactions or direct or indirect acquisition of the Company and its Subsidiaries pursuant to this Agreement. “Truist” means Truist Financial Corporation, a Delaware corporation. “Truist Bank” means Truist Bank, a North Carolina-chartered state nonmember bank. “Truist Purchase Agreement” means that certain Equity Interest Purchase Agreement, dated as of February 20, 2024, by and among TIH Investor I, Inc., TIH Blocker I, Inc., the Company, Truist Bank, Truist TIH Holdings, Inc., Truist TIH Partners, Inc., TIH Management Holdings, LLC, TIH Management Holdings II, LLC and TIH Insurance Holdings, LLC, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. “Voting Debt” means any bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any holder of any outstanding equity interests of the Company or any of its Subsidiaries may vote. “Working Capital” means, (a) current assets minus (b) current liabilities, in each case (i) determined in accordance with the Company Accounting Principles and (ii) solely reflecting the categories and line items of current assets and current liabilities included in the illustrative calculation of Working Capital set forth in Exhibit G. Notwithstanding anything in this Agreement to the contrary, “Working Capital” shall not include (A) Cash, (B) Indebtedness, (C) Company Transaction Expenses or (D) income Tax assets or liabilities. Other Defined Terms. Each of the following terms is defined in the Section set forth opposite such term: Term Section 280G Waiver .......................................................................................... Section 7.29 Acquisition Target .................................................................................. Section 7.30(c)(ii) Acquisition Target’s Competing Business .............................................. Section 7.30(c)(ii) Adviser Compliance Policies .................................................................. Section 4.23(d) Agents .................................................................................................... Section 1.1 Agreed Tax Treatments .......................................................................... Section 7.15(c)

21 Term Section Agreed Title Business Valuation ............................................................ Section 7.15(g) Agreement .............................................................................................. Preamble Appraisal Shares ..................................................................................... Section 3.1(c) Assignment Agreement .......................................................................... Recitals Certificate of Merger .............................................................................. Section 2.2 Chosen Courts ........................................................................................ Section 12.2(b) Claim ..................................................................................................... Section 10.4(a) Closing ................................................................................................... Section 2.2 Closing Date ........................................................................................... Section 2.2 Closing Statement .................................................................................. Section 3.5(a) Company ................................................................................................ Preamble Company Certificate ............................................................................... Section 8.2(e) Company Common Stock Merger Consideration .................................... Section 3.1(a)(iii) Company Material Contracts .................................................................. Section 4.18(a) Company Stockholder ............................................................................ Preamble Company Written Consent...................................................................... Recitals Competing Business ............................................................................... Section 7.30(c) Confidentiality Agreement ..................................................................... Section 7.4 Continuing Employee ............................................................................. Section 7.2(a) Damages ................................................................................................ Section 10.2 Debevoise............................................................................................... Section 12.16 Debt Financing ....................................................................................... Section 7.31(a) Debt Financing Commitment Letter........................................................ Section 12.17 Deficiency Amount ................................................................................ Section 3.5(e)(i) DGCL .................................................................................................... Recitals Dispute Resolution Period ...................................................................... Section 3.5(c) Disputed Matter ...................................................................................... Section 3.5(b) Disposition of the Retained Business ...................................................... Section 7.32 Effective Time ........................................................................................ Section 2.3 Enforceability Exceptions ....................................................................... Section 4.3(b) Estimated Cash ....................................................................................... Section 3.2(a) Estimated Closing Statement .................................................................. Section 3.2(a) Estimated Company Transaction Expenses ............................................. Section 3.2(a) Estimated Indebtedness .......................................................................... Section 3.2(a) Estimated Working Capital Amount ....................................................... Section 3.2(a) Exception Claim ..................................................................................... Section 10.4(a) Excess Amount....................................................................................... Section 3.5(e)(ii) Excluded Information ............................................................................. Section 7.31(a)(vi) Extended Outside Date ........................................................................... Section 9.1(a) Final Cash .............................................................................................. Section 3.5(c) Final Company Tax Returns ................................................................... Section 7.15(g) Final Company Transaction Expenses .................................................... Section 3.5(c) Final Indebtedness .................................................................................. Section 3.5(c) Final Merger Consideration .................................................................... Section 3.5(e) Final Working Capital Amount ............................................................... Section 3.5(c)

22 Term Section Financial Statements ............................................................................... Section 4.5(a) First Lien Agent ..................................................................................... Section 1.1 Governmental Filings ............................................................................. Section 4.4(b) Indemnified Individuals .......................................................................... Section 7.7(a) Indemnified Party ................................................................................... Section 10.4(a) Indemnifying Party ................................................................................. Section 10.4(a) Indenture ................................................................................................ Section 1.1 Indenture Agent ...................................................................................... Section 1.1 Independent Firm ................................................................................... Section 3.5(c) Independent Firm Dispute Notice ........................................................... Section 3.5(c) Infringing ............................................................................................... Section 4.9(b) Insurance Policies ................................................................................... Section 4.10 Interim Period ........................................................................................ Section 7.1(a) Joint Litigation Matters .......................................................................... Section 7.10 KV Distribution Tax Amount ................................................................. Section 7.15(g) Latest Balance Sheet............................................................................... Section 4.5(a) Latest Balance Sheet Date ...................................................................... Section 4.5(a) Leases .................................................................................................... Section 4.8(a) Merger ................................................................................................... Recitals Merger Sub............................................................................................. Preamble Merger Sub Written Consent .................................................................. Recitals Names .................................................................................................... Section 7.22(a) Negative Consent Notice ........................................................................ Section 7.14(a) Non-Recourse Parties ............................................................................. Section 12.15 Non-Recourse Party ............................................................................... Section 12.15 Notice of Disagreement .......................................................................... Section 3.5(b) Notice Period.......................................................................................... Section 10.5 Outside Date ........................................................................................... Section 9.1(a) Owned Real Property ............................................................................. Section 4.8(a) Parent ..................................................................................................... Preamble Parent Certificate .................................................................................... Section 8.3(c) Parent Indemnified Parties ..................................................................... Section 10.2 Parent Released Claims .......................................................................... Section 11.2(a) Parent Releasers ..................................................................................... Section 11.2(a) Permits ................................................................................................... Section 4.14(b) Pre-Closing Occurrences ........................................................................ Section 7.18(c) Pre-Closing Transactions ........................................................................ Section 7.9 Post-Closing McGriff Retention Payments ............................................. Section 7.2(e) Privacy and Data Security Requirements ................................................ Section 4.9(f) QPAM Exemption .................................................................................. Section 4.13(h) R&W Policy ........................................................................................... Section 7.25 Real Property.......................................................................................... Section 4.8(a) Recovery Costs....................................................................................... Section 7.18(e) Registered IP .......................................................................................... Section 4.9(a) Related Party Contracts .......................................................................... Section 4.20

23 Term Section Remaining Disputed Matters .................................................................. Section 3.5(c) Remedial Action ..................................................................................... Section 7.6(e) Restricted Business Threshold ................................................................ Section 7.30(c)(ii) Restricted Employees ............................................................................. Section 7.30(d) Restricted Period ................................................................................... Section 7.30(c) Restrictive Covenant Agreements ........................................................... Recitals Review Period ........................................................................................ Section 3.5(b) RWI Protected Persons ........................................................................... Section 7.25 Second Lien Agent ................................................................................. Section 1.1 Section 262............................................................................................. Section 3.1(c) Shared Contracts .................................................................................... Section 7.24(a) Side Letter .............................................................................................. Section 8.2(e) Simpson Thacher .................................................................................... Section 12.16 Specified Shares ..................................................................................... Section 3.1(a)(iii) Stockholder Certificate ........................................................................... Section 8.2(e) Surviving Corporation ............................................................................ Section 2.1 Third Party Claim ................................................................................... Section 10.4(a) TIH Director ........................................................................................... Section 7.7(b) TIH Insurance Policies ........................................................................... Section 7.18(a) TIH Released Claims .............................................................................. Section 11.2(b) TIH Releasers ......................................................................................... Section 11.2(b) Transition Services Agreement ............................................................... Section 7.12 Truist Contracts ...................................................................................... Section 4.18(a)(vi) Voting Company Debt ............................................................................ Section 4.2(a) Waived 280G Benefit ............................................................................. Section 7.29 WARN Act............................................................................................. Section 4.17(b) Willful Breach ........................................................................................ Section 9.3 ARTICLE II THE MERGER The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”), and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL. Closing. The closing of the Merger (the “Closing”) shall take place telephonically and through the mutual exchange via e-mail of executed copies of documents (including in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), at 9:00 a.m., New York time, on the third Business Day after the day on which the conditions precedent set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) are satisfied or waived in

24 accordance with this Agreement, or at such other place and time or on such other date as the parties may mutually agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. Effective Time. In connection with the Closing, the Company and Merger Sub shall duly execute and file a certificate of merger, in a form mutually agreed in good faith between Parent and the Company prior to Closing (the “Certificate of Merger”), in accordance with the applicable provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Office of the Secretary of State of the State of Delaware, unless Parent and the Company shall agree and specify a subsequent date or time in the Certificate of Merger, in which case the Merger shall become effective at such subsequent date or time (the time the Merger becomes effective being the “Effective Time”). Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the DGCL. Certificate of Incorporation and Bylaws. Effective upon the Effective Time, the certificate of incorporation of the Company shall be amended and restated in the form attached hereto as Exhibit H, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law (subject to Section 7.7(c)). Effective upon the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law (subject to Section 7.7(c)). Notwithstanding the foregoing, the certificate of incorporation and bylaws of the Surviving Corporation shall reflect as of the Effective Time “McGriff, Inc.” as the name of the Surviving Corporation. Directors and Officers. The directors and the officers of Merger Sub shall, from and after the Effective Time, become the directors and the officers of the Surviving Corporation shall, in each case, until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law. ARTICLE III EFFECT OF THE MERGER Effect of the Merger on Company Common Stock. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub: (i) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

25 (ii) Each share of Company Common Stock that is owned by (A) the Company or any of its Subsidiaries immediately prior to the Effective Time or (B) Parent, Merger Sub or any of their respective Affiliates immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. (iii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) shares of Company Common Stock to be cancelled in accordance with Section 3.1(a)(ii) and (B) the Appraisal Shares (such shares identified in the immediately preceding clauses (A) and (B), the “Specified Shares”)), shall be converted into, and shall thereafter represent the right of the holder thereof to receive, an amount in cash equal to the following, in each case without interest (collectively, the “Company Common Stock Merger Consideration”): (1) the Per Share Portion of the Estimated Merger Consideration payable as provided in Section 3.2; plus (2) the Per Share Portion of the Excess Amount, if any, payable as provided in Section 3.5; plus (3) the Per Share Portion of the Pre-Closing Tax Items, if any, payable as provided in Section 7.15(a). (b) At the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Company Stockholder shall cease to have any rights with respect to such Company Common Stock except the right to receive the Company Common Stock Merger Consideration. (c) Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any Company Stockholder who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Company Common Stock Merger Consideration as provided in Section 3.1(a)(iii), but instead such holder shall be entitled to payment of the fair value of such shares from the Surviving Corporation in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall, prior to the judicial appraisal determination, waive or withdraw their appraisal demand, or shall lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Company Common Stock

26 Merger Consideration, without interest, as provided in Section 3.1(a)(iii). The Company shall deliver prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), make any payment with respect to, or settle or offer to settle, any such demands for appraisal, or agree to do any of the foregoing. After the Closing, the Company Stockholder shall be solely responsible for and shall timely make any payment with respect to the Appraisal Shares, including amounts finally determined to be payable to stockholders, and all Damages (including costs associated with any related Action) in connection with the appraisal rights process pursuant to Section 262. The Company Stockholder shall be solely responsible for any Damages incurred by any Parent Indemnified Party in connection with claims from any third party that such Person owns or purports to own any equity interests of any Subsidiary of the Company after the Closing and is entitled to any portion of the Estimated Merger Consideration under this Agreement. Estimated Merger Consideration; Certain Closing Date Payments. (a) Estimated Closing Statement. At least two Business Days prior to the Closing Date, the Company shall deliver to Parent a statement (the “Estimated Closing Statement”) setting forth (i) the Company’s good faith calculation of the Estimated Merger Consideration, including (A) the estimated amount of Working Capital (the “Estimated Working Capital Amount”), (B) the estimated amount of Indebtedness (the “Estimated Indebtedness”), (C) the estimated amount of Cash (the “Estimated Cash”) and (D) the estimated amount of the Company Transaction Expenses (the “Estimated Company Transaction Expenses”), in each case as of the Adjustment Time (except as otherwise set forth in any definition of the foregoing), and (ii) the Estimated Merger Consideration payable to the Company Stockholder pursuant to Section 3.2(b), together with reasonable supporting detail of each of the calculations set forth in the Estimated Closing Statement. Parent shall have the opportunity to review the foregoing estimates and calculations set forth in the Estimated Closing Statement, and the Company shall consider in good faith any reasonable changes Parent proposes in good faith to such estimates and calculations, it being understood that Parent shall have no approval rights with respect to the estimates or calculation therein; provided that, in case of any disagreement between the parties, such disagreement shall not delay the Closing and the estimates and calculations of the Company set forth in the Estimated Closing Statement shall control. (b) Certain Closing Date Payments. Subject to the terms and conditions of this Agreement, at the Effective Time, upon delivery of a customary letter of transmittal mutually agreed by Parent and the Company Stockholder, Parent shall pay, or cause to be paid, to the Company Stockholder the Estimated Merger Consideration (other than in respect of Specified Shares) in an amount equal to the product of (i) the Per Share Portion of the Estimated Merger Consideration multiplied by (ii) the number of shares of Company Common Stock (other than such Specified Shares) held by the Company Stockholder. (c) All cash paid upon the surrender of Company Common Stock in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock (subject to the right to receive a

27 portion of the Excess Amount) and, following such payment in accordance with this Agreement, no Person shall have any right or Actions against Parent or any of its Affiliates, including the Surviving Corporation, with respect to the Final Merger Consideration, other than the record owner of the shares of the Company Common Stock as of the Effective Time, and, in such case, only with respect to such record owner’s right to receive its portion of the Excess Amount. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. (d) None of Parent, Merger Sub, the Company, the Company Stockholder or any other Person shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Company Transaction Expenses. Simultaneously with the Closing, Parent shall cause McGriff to pay the Company Transaction Expenses payable at the Closing by wire transfer of immediately available funds in accordance with wire transfer instructions provided by each payee thereof; provided that any Transaction Payments payable to Company Employees at the Closing will be paid (less all required withholdings) through a payroll payment made promptly after the Closing. Credit Documents Repayment Amount; Release Documentation. (a) Simultaneously with the Closing, Parent shall cause to be repaid, on behalf of the Company and its Subsidiaries, the Credit Documents Repayment Amount in accordance with the Credit Documents Closing Letter, by wire transfers of immediately available funds. (b) No later than three Business Days prior to the Closing Date, the Company shall deliver to Parent a draft of the Credit Documents Closing Letter and no later than two Business Day prior to the Closing Date, the Company shall deliver to Parent the executed Credit Documents Closing Letter. In connection with preparing the Credit Documents Closing Letter and calculating the Credit Documents Repayment Amount, the Company shall use its reasonable best efforts to obtain from the applicable Agent either (i) a written statement setting forth, as of the anticipated Closing Date, the outstanding principal balance, the interest accrual thereon, and the applicable per diem interest charge, with respect to each of the Credit Documents (collectively, the “Outstanding Balance Information”) or (ii) written confirmation of the accuracy of the Outstanding Balance Information as calculated and provided by the Company to such Agent. The Company shall provide each such written statement to Parent promptly after receipt thereof from the applicable Agent. The calculations made by the Company in the Credit Documents Closing Letter with respect to the Credit Documents Repayment Amount shall be final, conclusive and binding upon the parties for all purposes hereunder. (c) Simultaneously with the Closing, the Company Stockholder will deliver to the First Lien Agent and Second Lien Agent a “Borrower Termination” as defined in the First Lien Credit Agreement and Second Lien Credit Agreement, respectively.

28 (d) The Company Stockholder will use its reasonable best efforts to deliver (or cause delivery of), on or prior to the Closing Date, at Parent’s sole cost and expense, customary release documentation as reasonably requested by Parent in connection with evidencing the release upon the occurrence of the Closing of the Company and each of its Subsidiaries from all obligations with respect to the Indebtedness under the Credit Documents and any related Encumbrances (other than Permitted Encumbrances) granted with respect to the Company and each of its Subsidiaries that secure the Indebtedness under the Credit Documents, including releasing all applicable Encumbrances, if any, with respect to the equity interests or assets of the Company and each of its Subsidiaries. Post-Closing Determination of Merger Consideration Adjustment; Company Accounting Principles. (a) Within 60 days after the Closing Date, Parent shall deliver to the Company Stockholder a statement (the “Closing Statement”) setting forth Parent’s good faith calculation of the Working Capital, Indebtedness, Cash and Company Transaction Expenses, in each case, as of the Adjustment Time (except as otherwise set forth in any definition of the foregoing) together with reasonable supporting detail of each of the calculations set forth in the Closing Statement. The Closing Statement, and the calculations contained therein, shall be prepared on a basis consistent with the Company Accounting Principles and the terms and conditions of the Agreement. If, for any reason, Parent fails to deliver the Closing Statement when required by the first sentence of this Section 3.5(a), then, in addition to any other rights the Company Stockholder may have under this Agreement in connection therewith, the Company Stockholder shall have the right to elect (i) that the Estimated Closing Statement delivered by the Company to Parent prior to the Closing pursuant to Section 3.2(a) shall be considered for all purposes of this Agreement the Closing Statement and the calculations contained therein shall be final, conclusive and binding upon Parent and the Company Stockholder for all purposes hereunder or (ii) to prepare and deliver, or cause to be prepared and delivered, the Closing Statement, in which case the parties shall observe the same procedures set forth in the remaining provisions of this Section 3.5, applicable mutatis mutandis, and any disputes arising therefrom. (b) During the 60 days immediately following the Company Stockholder’s receipt of the Closing Statement (the “Review Period”), the Company Stockholder and its Representatives shall be permitted to review the books and records of the Surviving Corporation and its Subsidiaries and the working papers of Parent, the Surviving Corporation, and the independent accountants, if any, relating to the preparation of the Closing Statement and the calculation of the Working Capital, Indebtedness, Cash and Company Transaction Expenses therein, as well as the relevant books and records of the Company and Parent shall, and shall cause the Surviving Corporation to, provide the Company Stockholder and its Representatives with reasonable access to the personnel and advisers of Parent and the Surviving Corporation who were involved in the preparation of the Closing Statement in order to review and verify the amounts in the Closing Statement; provided that the independent accountants of Parent or the Surviving Corporation shall not be obligated to make any working papers available to the Company Stockholder unless and until the Company Stockholder has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. Parent shall not, and shall cause the Surviving Corporation and its Subsidiaries not to, take any action to limit the Company

29 Stockholder’s access to the books and records of, and the personnel and advisors of, the Surviving Corporation and its Subsidiaries. The Company Stockholder shall notify Parent in writing (the “Notice of Disagreement”) prior to the expiration of the Review Period if the Company Stockholder disagrees with the Closing Statement or the Working Capital, Indebtedness, Cash or Company Transaction Expenses set forth therein. The Notice of Disagreement shall set forth in reasonable detail the basis for such disagreement and the amounts involved (a “Disputed Matter”) and the Company Stockholder’s determination of the amount of the Disputed Matters with reasonably detailed supporting documentation, and the Company Stockholder shall be deemed to have agreed with all other items and amounts contained in the Closing Statement. (c) During the 30 days immediately following the delivery of a Notice of Disagreement (the “Dispute Resolution Period”), the Company Stockholder and Parent shall seek in good faith to resolve any disagreement that they may have with respect to the Disputed Matters specified in the Notice of Disagreement. If no Notice of Disagreement is received by Parent on or prior to the expiration date of the Review Period, then the Closing Statement and the Working Capital, Indebtedness, Cash and Company Transaction Expenses set forth in the Closing Statement shall be deemed to have been accepted by the Company Stockholder and shall become final, conclusive and binding upon Parent and the Company Stockholder. If the parties cannot agree on the Disputed Matters during the Dispute Resolution Period, the Disputed Matters shall be submitted to an independent boutique specialty firm with an active practice area focused on post-mergers and acquisitions purchase price dispute resolution that is mutually agreed by Parent and the Company Stockholder in good faith (the “Independent Firm”). The Company Stockholder and Parent shall each enter into a customary engagement letter with the Independent Firm. The Company Stockholder and Parent shall furnish the Independent Firm with a statement setting forth the Disputed Matters from the Notice of Disagreement which are still in dispute (the “Remaining Disputed Matters”) and the position, including the specific amount proposed, of each of the Company Stockholder and Parent with respect to each such Disputed Matter (the “Independent Firm Dispute Notice”). Neither Parent and its Affiliates nor the Company Stockholder and its Affiliates shall, without the prior consent of the other party, have any ex parte conversations or meetings with the Independent Firm in connection with the Independent Firm Dispute Notice. Within 60 Business Days after the submission of the Remaining Disputed Matters to the Independent Firm, or as soon as practicable thereafter, the Independent Firm, acting as an expert and not as an arbitrator, will, applying the Company Accounting Principles and the terms and conditions of the Agreement, make a determination of the appropriate amount of each of the Remaining Disputed Matters as specified in the Independent Firm Dispute Notice, which determination shall be final, conclusive and binding on the Company Stockholder and Parent, absent fraud, bad faith or manifest error. With respect to each Remaining Disputed Matter, such determination, if not in accordance with the position of either the Company Stockholder or Parent, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by the Company Stockholder or Parent in the Independent Firm Dispute Notice with respect to such Remaining Disputed Matter. For the avoidance of doubt, the Independent Firm shall not review any line items or make any determination with respect to any matter other than the Remaining Disputed Matter in the Independent Firm Dispute Notice. The statement of each of Working Capital, Indebtedness, Cash and Company Transaction Expenses as of the Adjustment Time (except as otherwise set forth in any definition of the foregoing) and the determination of the Working Capital, Indebtedness, Cash and Company Transaction

30 Expenses therefrom that are final, conclusive and binding on the Company Stockholder and Parent, as determined either through written agreement of the Company Stockholder and Parent (deemed or otherwise) or through the determination of the Independent Firm pursuant to this Section 3.5(c) are referred to herein as the “Final Working Capital Amount,” “Final Indebtedness,” “Final Cash” and “Final Company Transaction Expenses,” respectively. For the avoidance of doubt, the exclusion or inclusion of an item in the calculation of the Target Working Capital Amount shall have no bearing on whether such item shall also be excluded or included in the determination of the Final Working Capital Amount. During the review by the Independent Firm, the Company Stockholder and Parent shall each make available to the Independent Firm such party’s personnel and such information, books, records and work papers, as may be reasonably required by the Independent Firm to fulfill its obligations under this Section 3.5(c); provided that the independent accountants of the Company Stockholder or Parent shall not be obligated to make any working papers available to the Independent Firm unless and until the Independent Firm has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. (d) The cost of the Independent Firm’s review and determination shall be borne on a proportionate basis by Parent, on the one hand, and the Company Stockholder, on the other hand, based on the percentage which the portion of the contested amount not awarded in favor of each such Person bears to the amount actually contested by such Person. By way of illustration, if Parent’s calculations would have resulted in a $1,000,000 net payment to Parent, and the Company Stockholder’s calculations would have resulted in a $1,000,000 net payment to the Company Stockholder and the Independent Firm’s final determination as adopted pursuant to Section 3.5(c) results in an aggregate net payment of $500,000 to the Company Stockholder, then Parent and the Company Stockholder shall pay 75% and 25%, respectively, of such fees and expenses. (e) The “Final Merger Consideration” shall be calculated by recalculating the Estimated Merger Consideration using the Final Working Capital Amount in lieu of the Estimated Working Capital Amount, using the Final Indebtedness in lieu of Estimated Indebtedness, using Final Cash in lieu of Estimated Cash and using the Final Company Transaction Expenses in lieu of Estimated Company Transaction Expenses and otherwise using the components of Estimated Merger Consideration as set forth in the definition of Estimated Merger Consideration. (i) If the Final Merger Consideration is less than the Estimated Merger Consideration paid at the Closing (such amount, the “Deficiency Amount”), the Company Stockholder shall pay by wire transfer of same day funds promptly (but in any event within five Business Days after the Final Working Capital Amount, Final Indebtedness, Final Cash and Final Company Transaction Expenses have been agreed upon (through deemed agreement or otherwise) or determined by the Independent Firm, in either case in accordance with Section 3.5(c)), such Deficiency Amount to Parent. (ii) If the Final Merger Consideration is greater than the Estimated Merger Consideration paid at the Closing (such amount, the “Excess Amount”), Parent shall pay by wire transfer of same day funds promptly (but in any event within five Business Days after

31 the Final Working Capital Amount, Final Indebtedness, Final Cash and Final Company Transaction Expenses have been agreed (through deemed agreement or otherwise) or determined by the Independent Firm, in either case in accordance with Section 3.5(c)) such Excess Amount to the Company Stockholder. (f) Company Accounting Principles. The Sample Calculation, Estimated Closing Statement (including the Estimated Working Capital Amount, Estimated Indebtedness, Estimated Cash and Estimated Company Transaction Expenses), the Closing Statement (including the Working Capital, Indebtedness, Cash and Company Transaction Expenses) and the Final Merger Consideration shall be prepared and calculated in accordance with the definitions of such terms contained in this Agreement and the Company Accounting Principles, except that the Estimated Closing Statement and the Closing Statement (and all calculations set forth in each, including the calculation of the Estimated Merger Consideration and the Final Merger Consideration) shall be based on facts and circumstances as they exist up to the Adjustment Time (and assuming, and giving effect to, consummation of the Merger with respect to the determination of the Company Transaction Expenses and Indebtedness) and shall exclude the effect of any act, decision or event occurring after the Adjustment Time (other than such assumption as described in the Company Accounting Principles). Withholding. Parent, the Company, its Subsidiaries and their Affiliates shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as are required to be withheld and paid over to the applicable Governmental Entity under any applicable provision of Tax Law; provided that, except with respect to compensatory payments, Parent will notify the Company Stockholder at least five Business Days prior to making any such deduction or withholding and shall reasonably cooperate with the Company Stockholder to reduce or eliminate any such deduction or withholding. To the extent that amounts are so withheld and timely paid to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder in respect of which such deduction or withholding was made. Parent acknowledges that, provided the Company delivers a completed and duly executed IRS Form W-9 certifying the status of the Company Stockholder (or, if the Company Stockholder is a disregarded entity for U.S. federal income tax purposes, its regarded parent) as a United States person for U.S. federal income tax purposes prior to the Closing pursuant to Section 7.16, no amount shall be withheld from any payment to the Company Stockholder pursuant to Section 3.2(b) or Section 3.5(e)(ii) absent a change in Tax Law following the date hereof. Repurchase by TIH. Promptly after the Effective Time, the Company Stockholder shall, and shall cause its Affiliates (including TIH Management Aggregator), to consummate the purchase of those certain vested Class A units of TIH Management Aggregator held by any Company Employees in accordance with the terms of the repurchase right set forth in the documentation granting TIH Management Aggregator and its Affiliates, as applicable, such repurchase rights.

32 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY Except as set forth in the Company Disclosure Schedule (it being agreed that the disclosure of any matter in any section in the Company Disclosure Schedule shall be deemed to have been disclosed in any other section in the Company Disclosure Schedule to which the applicability of such disclosure is reasonably apparent from the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub as follows: Organization and Good Standing. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each Subsidiary of the Company is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, in each case except where the failure to be so organized, existing or in good standing would not have a Material Adverse Effect. The Company and each of its Subsidiaries (i) has all requisite power and authority to own and lease its assets and to operate its business as the same are now being owned, leased and operated and (ii) is duly qualified or licensed to do business as a foreign entity in each jurisdiction in which the nature of its business or its ownership of its properties requires it to be so qualified or licensed, except with respect to clause (ii), where the failure to be so qualified or licensed would not have a Material Adverse Effect. (b) The Company has delivered or made available to Parent a true and correct copy of the Organizational Documents of the Company and each of its Subsidiaries, and the Company and its Subsidiaries are not in material breach of any provision contained in such Organizational Documents. Capitalization. (a) The authorized capital stock of the Company consists of 100 shares of Company Common Stock, of which 10 shares of Company Common Stock are issued and outstanding as of the date of this Agreement. There are no options to purchase shares of Company Common Stock issued and outstanding. All of the issued and outstanding shares of Company Common Stock are owned beneficially and of record by the Company Stockholder, free and clear of any Encumbrances (other than Permitted Encumbrances). Except as set forth in the first two sentences of this Section 4.2(a), there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, preemptive rights, puts, calls, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into or exercisable for or exchangeable into, or giving any Person a right to subscribe for or acquire, any shares of capital stock of or other equity interest in, the Company or any Subsidiary of the Company or any Voting Company Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant or enter into any such option,

33 warrant, right, security, commitment, Contract, arrangement or undertaking or (iii) pay an amount in cash or in kind with respect to, or based on the value of, any shares of capital stock of or other equity interest in the Company or any of its Subsidiaries or any Voting Company Debt. (b) Except as set forth in the first two sentences of Section 4.2(a), there are no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right provided for in the DGCL or the Organizational Documents of the Company, each as amended, or any Contract to which the Company is a party or otherwise bound. The Company does not have any Voting Debt. There are no outstanding commitments or agreements obligating any the Company or any of its Subsidiaries to make any investment (in the form of a loan, capital contribution or other form of investment) in any Person, other than any such commitments or agreements between or among the Company or any of its Subsidiaries. There are not any outstanding contractual obligations of the Company or any of its Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of capital stock of or other equity interest in the Company or any of its Subsidiaries or (B) relating to the voting or registration of any equity securities of the Company or any of its Subsidiaries. (c) Section 4.2(c) of the Company Disclosure Schedule sets forth a list, as of the date of this Agreement, of all Subsidiaries of the Company, including the name and jurisdiction of organization of each such Subsidiary and the record owner of capital stock or other equity securities of each such Subsidiary, all of which are owned by the Persons so listed, free and clear of any Encumbrances (other than Permitted Encumbrances). Except for interests in the Company’s Subsidiaries and except as set forth in Section 4.2(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. (d) Except as set forth in Section 4.2(d) of the Company Disclosure Schedule, there are no shares of capital stock or other equity securities of any Subsidiary of the Company issued, reserved for issuance or outstanding. All of the outstanding equity securities of the Subsidiaries of the Company have been duly authorized and validly issued and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right provided for under applicable Law, or under the Organizational Documents of such Subsidiary, each as amended, or any Contract (other than this Agreement) to which such Subsidiary is a party or otherwise bound. With respect to any Subsidiary of the Company which is a corporation, all of the outstanding shares of capital stock are fully paid and nonassessable. No Subsidiary of the Company has any Voting Debt. Authority; Execution and Delivery; Enforceability. (a) The Company possesses all requisite legal right, power and authority to execute, deliver and perform this Agreement and the other Transaction Agreements, and, upon receipt of the Company Stockholder Approval, to consummate the transactions contemplated herein and therein. The execution, delivery and, upon receipt of the Company Stockholder

34 Approval, performance by the Company of this Agreement and the other Transaction Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company. No other vote or approval of holders of any class or series of equity interests of the Company is necessary under applicable Law or its Organizational Documents to approve this Agreement and the other Transaction Agreements and consummate the transactions contemplated herein or therein. (b) This Agreement has been, and the other Transaction Agreements will upon execution and delivery be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the other parties hereto and thereto, constitutes, or will upon such delivery constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights or by principles of equity (the “Enforceability Exceptions”). (c) Except as set forth in Section 4.3(c) of the Company Disclosure Schedule, the Company Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and to consummate the transactions contemplated herein. The Company Stockholder Approval will be solicited and obtained in accordance with the Organizational Documents of the Company and in accordance with all applicable Law. No Conflicts; Consents. (a) Assuming all Governmental Filings and waiting periods described in or contemplated by Section 4.4(b) and Section 5.3(b) have been obtained or made, or have expired, and except as set forth in Section 4.4(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the other Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i) violate any applicable Law to which the Company or its Subsidiaries are subject, (ii) conflict with, result in a violation or breach of, or constitute a default under (with or without notice or lapse of time or both), result in a loss of any benefit to which the Company or any of its Subsidiaries are entitled to under, result in the acceleration, termination or cancellation of, or create in any party the right to modify, accelerate, terminate or cancel any right, payment or obligation under, or require consent from, notice to or other action by any Person under any Company Material Contract, (iii) violate the Organizational Documents, each as amended, of the Company or any of its Subsidiaries or (iv) result in the creation or imposition of any Encumbrance on any property, asset or right of the Company or any of its Subsidiaries, including the Company Common Stock, except for any Permitted Encumbrance, other than, in the case of the immediately preceding clauses (ii) through (iv), any such violations, conflicts, breaches, defaults, accelerations, terminations, cancellations or rights that would not reasonably be expected to have a Material Adverse Effect or would not prevent or materially delay the ability of the Company to perform its obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby.

35 (b) No filings or registrations with, notifications to, or authorizations, consents or approvals of, a Governmental Entity (collectively, “Governmental Filings”) are required to be obtained or made by the Company or its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except (i) compliance with and filings under the HSR Act, (ii) Governmental Filings set forth in Section 4.4(b) of the Company Disclosure Schedule, (iii) the filing of the Certificate of Merger in connection with the Merger in accordance with the DGCL and (iv) such other Governmental Filings, the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect or would not prevent or materially delay the ability of the Company to perform its obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. Financial Statements. (a) The unaudited consolidated balance sheets and income statements of the Company as of and for the 12-month period ended December 31, 2022 and December 31, 2023 and the seven-month period ended July 31, 2024 (collectively, the “Financial Statements”) which are set forth in Section 4.5 of the Company Disclosure Schedule (i) have been prepared in good faith from, and are consistent with, the Company’s books and records and, in all material respects, are in accordance with GAAP, consistently applied (it being understood, for the avoidance of doubt, without giving effect to any GAAP accounting pronouncements effective only after such dates), subject to any adjustments specifically described therein and (ii) having regard for the purpose for which they have been prepared, present fairly, in all material respects, the consolidated financial condition, results of operations, assets, liabilities, revenue and expense items of the Business set forth thereon for the periods covered thereby, in each case subject to the adjustments described herein and therein; provided that the Financial Statements are qualified by the fact that the Company has not operated, historically prepared complete GAAP financial statements and accompanying notes, or previously been subject to an independent audit as a separate standalone entity. The Financial Statements do not present the consolidated financial condition, results of operations, assets, liabilities, revenue or expense items of the Retained Business or that are otherwise not part of the Business. The balance sheet as of July 31, 2024 is referred to herein as the “Latest Balance Sheet” and July 31, 2024 is referred to as the “Latest Balance Sheet Date”. (b) The Company and its Subsidiaries have proper and adequate systems of internal accounting controls designed to provide reasonable assurance in all material respects that: (i) transactions are executed with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity in all material respects with GAAP, consistently applied, as applicable, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. Except as set forth in Section 4.5(b) of the Company Disclosure Schedule, since January 1, 2023, none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, managers, officers or accountants have received any material claim regarding the effectiveness of internal accounting controls of the Company or any of its

36 Subsidiaries. Except as set forth in Section 4.5(b) of the Company Disclosure Schedule, no material weakness or significant deficiencies in any the Company’s or any of its Subsidiaries’ internal control over financial reporting or reportable conditions existed since January 1, 2023. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of any kind that would have been required to be reflected in, reserved against or otherwise described in the Financial Statements in accordance with GAAP other than (a) those reflected on the Financial Statements or the notes thereto, (b) liabilities incurred in the ordinary course of business after the Latest Balance Sheet Date, (c) liabilities incurred in connection with the transactions contemplated hereby, (d) liabilities arising under any Company Material Contract (which liabilities are not liabilities for any breach or nonperformance of any such Company Material Contract), or (e) liabilities that would not reasonably be expected to have a Material Adverse Effect. Absence of Certain Changes or Events. From the Latest Balance Sheet Date, (a) except as set forth in Section 4.7 of the Company Disclosure Schedule, to the date of this Agreement, the Company and its Subsidiaries have conducted their businesses in the ordinary course in all material respects, except for matters occurring in connection with the negotiation of this Agreement and the transactions contemplated hereby, interactions with prospective buyers of the Company or any Permitted Measures, and (b) there has not been any fact, effect, event, change, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, from the Latest Balance Sheet Date to the date of this Agreement, except as set forth in Section 4.7 of the Company Disclosure Schedule (organized, as applicable, by subclause) and except as in connection with the negotiation of this Agreement and the transactions contemplated hereby, neither the Company nor any of its Subsidiaries has taken any action or inaction that would have required the consent of Parent pursuant to Section 7.1(b)(i), Section 7.1(b)(vii), Section 7.1(b)(viii), Section 7.1(b)(ix), Section 7.1(b)(x), Section 7.1(b)(xiii), Section 7.1(b)(xiv), Section 7.1(b)(xv), Section 7.1(b)(xvi) and Section 7.1(b)(xviii) had such action or inaction been taken from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms. Real Property. (a) Section 4.8(a) of the Company Disclosure Schedule sets forth a true and correct list, as of the date of this Agreement, of all the real property owned in fee simple by the Company or any of its Subsidiaries (the “Owned Real Property” and, together with the Leased Real Property, the “Real Property”). The Company has made available to Parent true and correct copies of each material lease, sublease, license, and occupancy agreement for each Leased Real Property and all amendments, supplements and guarantees thereto (collectively, the “Leases”). To the extent such documents are in the possession of the Company or its Subsidiaries, the Company has made available to Parent (i) true and correct copies of the deeds and other instruments (as recorded) by which the Company acquired the Owned Real Property, and (ii) copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Company or its Subsidiaries relating thereto. Except as set forth in Section 4.8(a) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries are obligated or

37 bound by any Contracts, options, rights of first refusal or other contractual rights to sell, lease or acquire any real property. (b) The Company and its Subsidiaries, as applicable, hold a good and valid and existing leasehold interest under each of the Leases to which it is a party for the terms set forth therein. All of the Leases are in full force and effect and binding and enforceable by the Company or its Subsidiary which is a party thereto in accordance with their terms, subject to the Enforceability Exceptions and except as would not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of or in default under any Lease and to the Knowledge of the Company, no other party to any Lease is in breach of or in default under any Lease, and no event has occurred which, with notice, lapse of time or both, would constitute a default or breach of any Lease by the Company or any of its Subsidiaries or the other party thereto except as would not be reasonably expected to have a Material Adverse Effect. To the Knowledge of the Company, the Leased Real Property is not subject to any Encumbrances, except for Permitted Encumbrances or, during the period from the date hereof to immediately prior to the Closing, Encumbrances which secure the Credit Documents (all of which shall be released in connection with the Closing). Except as set forth in Section 4.8(b) of the Company Disclosure Schedule, there is no lease, sublease, license, use, occupancy or similar agreement granting to any party (other than the Company and its Subsidiaries) any occupancy or use rights for any Real Property, and, as of the Closing Date, no party, other than the Company or its applicable Subsidiary, will hold leasehold title to or occupancy rights or be in possession of all or any portion of the Real Property. (c) The Company or its applicable Subsidiary owns good and valid fee simple title to each of the Owned Real Properties, free and clear of all Encumbrances, except for Permitted Encumbrances or, during the period from the date hereof to immediately prior to the Closing, Encumbrances which secure the Credit Documents (all of which shall be released in connection with the Closing). (d) To the Knowledge of the Company, the buildings, improvements and fixtures on the Real Property, including all mechanical, electrical and other systems, are in good operating condition and repair (ordinary wear and tear excepted), without material structural or mechanical defect and, with respect to Leased Real Property, all tenant improvement work required to be performed by landlord or tenant under each Lease has been completed in accordance with the terms of such Lease and accepted by either landlord or tenant, as the case may be, under the terms of such Lease, except as would not be reasonably expected to have a Material Adverse Effect. (e) The Company and its Subsidiaries (i) have all certificates of occupancy and permits or licenses of any Governmental Entities necessary for the current use and operation of the Owned Real Property and (ii) have not received any notice of non-renewal of any such certificates, permits or licenses except as would not be reasonably expected to have a Material Adverse Effect. (f) There do not exist any actual or, to the Knowledge of the Company, threatened Actions by any Governmental Entity or Person to take, by condemnation or otherwise, any of the Owned Real Property, and neither the Company nor any of its Subsidiaries

38 has received any written notice of the intention of any Governmental Entity or other Person to take or use any Real Property or any part thereof or interest therein, except as would not be reasonably expected to have a Material Adverse Effect. Intellectual Property; Privacy and Cybersecurity. (a) Section 4.9(a) of the Company Disclosure Schedule sets forth a list, as of the date of this Agreement, of all material registrations and material pending applications of Intellectual Property owned by the Company or any of its Subsidiaries (“Registered IP”), including, where relevant, the registrant, owner, the applicable jurisdiction, the registration number, the application number or issuance number, the date and of application, issuance and/or filing and, in the case of domain names, the registrar and expiration date. (b) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries own all right, title and interest in and to their Intellectual Property (including the Registered IP), free and clear of Encumbrances, except for Permitted Encumbrances, (ii) the Registered IP is subsisting and unexpired, and to the Knowledge of the Company, valid and enforceable (to the extent such concepts apply), (iii) each Person that has developed any Intellectual Property for the Company or any of its Subsidiaries has assigned in writing to the Company or its Subsidiaries all of their rights in same that do not initially vest in the Company or its Subsidiaries by operation of Law, (iv) the conduct of the Company’s or any of its Subsidiaries’ businesses does not infringe, misappropriate or violate (“Infringing”) any Intellectual Property of any third party, and none of the Company nor any of its Subsidiaries has received, since January 1, 2023, any written notice alleging same, and (v) to the Knowledge of the Company, no third party is infringing, misappropriating or violating any Intellectual Property owned by the Company or any of its Subsidiaries. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there is no Action pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries (A) alleging that the Company or any of its Subsidiaries (or the operation of the Business) are Infringing any Intellectual Property of any Person or (B) except as set forth in Section 4.9(b) of the Company Disclosure Schedule, challenging the validity, enforceability or ownership of any material Intellectual Property of the Company or any of its Subsidiaries. (c) Except as would not reasonably be expected to have a Material Adverse Effect, the Company’s and its Subsidiaries’ proprietary Intellectual Property and the Intellectual Property of any other Person as currently used by the Company or any of its Subsidiaries under a license or other similar grant of right constitute all Intellectual Property necessary for the continued conduct of the Business in substantially the same manner as currently conducted. (i) The execution and delivery of this Agreement or any other Transaction Agreement and the consummation of the transactions contemplated hereby or thereby do not and will not adversely affect, contravene, conflict with, adversely alter or impair the Company’s or any of its Subsidiaries’ ownership of any Intellectual Property or rights under any Material IP Contract, and (ii) neither the Company nor any of its Subsidiaries will be obligated to pay any royalties or other amounts after the Closing Date under any Material IP Contract to any Person above those payable by the Company or any of its Subsidiaries in the absence of this Agreement or the

39 consummation of the transactions contemplated by this Agreement, in each case of clauses (i) and (ii), except as would not reasonably be expected to have a Material Adverse Effect. (d) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries have taken commercially reasonable actions and maintained commercially reasonable security measures to protect the (A) confidentiality of its and their trade secrets and (B) integrity, availability, redundancy and security of the IT Assets (and all data, including Personal Information, Processed thereby), and, since January 1, 2023, there have been no outages of or Security Incidents impacting same, other than those that were resolved without cost or liability, (ii) the IT Assets do not contain any malware, bugs, errors, defects, Trojan horses, time bombs or other corruptants, (iii) the IT Assets are operated and maintained by the Company and its Subsidiaries in accordance with customary industry standards and practices for entities operating businesses similar to the Business, including with the respect to redundancy, reliability, scalability and security. (e) Except as would not reasonably be expected to have a Material Adverse Effect, (i) no third party has possession of, or any current or contingent right to access or possess, any source code owned by the Company or any of its Subsidiaries (except for service providers providing services to the Company or any of its Subsidiaries in the ordinary course of business subject to confidentiality obligations), and (ii) the Software owned by the Company or any of its Subsidiaries that is distributed or made available to third parties does not incorporate or link to any open source or similar software in a manner that would require the Company or its Subsidiaries to make the source code owned by the Company or any of its Subsidiaries available to third parties, be licensed for the purpose of making derivative works, or be redistributable at no or minimal charge. (f) Except, in each case, as would not be reasonably expected to have a Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with (i) applicable Laws that relate to the protection or privacy of Personal Information, (ii) all information security obligations and provisions that relate to the protection or privacy of Personal Information in any Company Material Contract, (iii) the Company’s and any of its Subsidiaries’ publicly posted, external facing privacy policies and any public representations made by or on behalf of the Company or any of its Subsidiaries regarding the Company’s and any of its Subsidiaries’ Processing of Personal Information, and (iv) any industry self-regulatory principles and codes of conduct applicable to the Processing of Personal Information (including the Payment Card Industry Data Security Standards) to which the Company or any of its Subsidiaries is bound (taken together, the “Privacy and Data Security Requirements”). Except as would not be reasonably expected to be, individually or in the aggregate, material to the Company or its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is, or since January 1, 2023 has been, party to, or received written notice of, any Action with respect to the Company’s or its Subsidiaries’ alleged violation of any applicable Privacy and Data Security Requirements. Insurance. The Company and its Subsidiaries are covered by insurance policies with reputable insurance carriers covering their properties, operations, personnel and businesses (the “Insurance Policies”), which Insurance Policies are in amounts and insure against such losses and risks that the Company reasonably believes is adequate for the Company, its

40 Subsidiaries and their respective businesses. The Insurance Policies are valid, legal, binding, in full force and effect and enforceable in accordance with their terms, and all premiums due thereunder have been paid. Neither the Company nor its Subsidiaries has (a) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (b) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. The Insurance Policies are sufficient for compliance in all material respects with applicable Law and Contracts to which the Company or any of its Subsidiaries is a party. All claims and circumstances that could lead to a claim under the Insurance Policies have been properly and timely reported in all material respects to the applicable insurers. Taxes. (a) Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, (i) All income Tax Returns and all other material Tax Returns, in each case that are required to be filed with any Taxing Authority on or before the Closing Date by, or with respect to, the Company or any of its Subsidiaries, have been, or will be, timely filed on or before the Closing Date; (ii) the Company and its Subsidiaries have timely paid all income and other material Taxes owed by the Company and its Subsidiaries, as applicable (whether or not shown as due on a Tax Return); (iii) the Tax Returns that have been filed (or will have been filed by the Closing Date) are true and correct in all material respects; and (iv) there are no Encumbrances for material Taxes on any of the assets or equity of any of the Company and its Subsidiaries, other than Permitted Encumbrances. (b) Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has (or has caused to be), in accordance with applicable Law, timely and properly withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer or any other Person and complied in all material respects with all reporting and backup withholding requirements of applicable Law with respect to such payments. (c) Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, there is no Action, audit, investigation, or claim in progress, or proposed pending or threatened in writing against or with respect to, the Company or any of its Subsidiaries in respect of any material amounts of Tax. (d) The Company is treated as a corporation for U.S. federal income tax purposes. Except as set forth in Section 4.11(d) of the Company Disclosure Schedule, each of the Subsidiaries of the Company is treated as either a partnership or a disregarded entity for U.S. federal income tax purposes. (e) No claim has been made in writing by a Taxing Authority during the past five years in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns that the

41 Company or its Subsidiary, as applicable, is or may be subject to material Tax liability by, or required to file Tax Returns in, that jurisdiction. (f) None of the Company or its Subsidiaries has participated in or has any liability or obligation with respect to any “listed transactions” within the meaning of Treasury Regulations § 1.6011-4(b). (g) There are in effect no waivers of applicable statutes of limitations or extensions of time with respect to material amounts of Taxes of the Company or its Subsidiaries in connection with any material Tax assessment or deficiency or collection Action or audit. (h) Neither the Company nor any of its Subsidiaries is subject to any private ruling from a Taxing Authority or any agreement or Contract with a Taxing Authority. (i) Except as set forth in Section 4.11(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated group filing a consolidated federal income Tax return or similar group for state, local, or non-U.S. income tax purposes (other than, in the case of the Company’s Subsidiaries, an affiliated group the parent of which is the Company), (ii) is or has been a party to any Tax sharing, Tax indemnification, or Tax allocation agreement or similar Contract or arrangement (other than any agreements entered into by and among the Company and its Subsidiaries, the Truist Purchase Agreement, or any customary commercial Contract entered into in the ordinary course of business, the principal subject of which is not Taxes) or (iii) has any liability for the Taxes of any Person (other than any member of the affiliated (or similar) group of which the Company is the parent) under Treasury Regulations §1.1502-6 (or any similar provision of state, local, or non-U.S. Tax Law), as a transferee or successor, by assumption, by Contract or otherwise. (j) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date, as a result of any (i) change in, or use of an improper, method of accounting for a Tax period (or portion thereof) ending on or before the Closing Date, including under Section 481(a) of the Code or any similar provision of applicable Law, (ii) installment sale or other open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received or paid, or deferred revenue accrued, on or prior to the Closing, (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) that relates to a Tax period ending on or before the Closing Date or (v) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) executed on or prior to the Closing Date. (k) During the prior two-year period, neither the Company nor any of its Subsidiaries has distributed equity interests of another Person, or has had its equity interests distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 (or so much of Section 356 as relates to Section 355) or 361 of the Code.

42 (l) Neither the Company nor any of its Subsidiaries (i) is or has ever been a “United States Real Property Holding Corporation” within the meaning of Section 897 of the Code, (ii) has or has had a permanent establishment or fixed place of business in a jurisdiction outside the United States, or (iii) will be required to include in income following the Closing any amounts under Code Sections 951, 951A, or 965. (m) There is no material unclaimed property or escheat obligation with respect to property or other assets held or owned by the Company or its Subsidiaries. (n) None of the Subsidiaries of the Company that is classified as a partnership for U.S. federal income tax purposes has elected to be subject at the partnership level to an income Tax imposed by a State, a political subdivision thereof, or the District of Columbia. (o) TIH Insurance Holdings, LLC has had, for the taxable year including 2023 and all times since, an election under Code Section 754 (and any comparable election under other Tax Law) in effect. (p) Neither the Company nor any of its Subsidiaries has deferred payroll Taxes or applied for an employer retention Tax credit pursuant to any COVID-19 Measures. (q) All steps and actions described in Exhibit J have been undertaken as described therein. Proceedings. Except as set forth in Section 4.12 of the Company Disclosure Schedule, there are no Actions or, to the Knowledge of the Company, audits, investigations or claims of any kind whatsoever, at Law or in equity, pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that: (a) if decided adversely to the Company or its Subsidiaries, would have a Material Adverse Effect; or (b) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. None of the Company or any of its Subsidiaries is in breach or violation of any Governmental Order, except as would not reasonably be expected to have a Material Adverse Effect or would not prevent or materially delay the ability of the Company to perform its obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. To the Knowledge of the Company, there are no Actions, audits, investigations or claims of any kind whatsoever, at Law or in equity, pending or threatened against any present or former officer, director, manager, employee, stockholder or member of the Company or any of its Subsidiaries in his, her or its capacity, except as would not reasonably be expected to have a Material Adverse Effect. Benefit Plans. (a) Section 4.13(a) of the Company Disclosure Schedule sets forth a list of each material Company Benefit Plan as of the date of this Agreement. With respect to each Company Benefit Plan that is maintained by the Company or its Subsidiaries, the Company has made available to Parent a current, complete and accurate copy (or to the extent no copy exists, an accurate summary) of (i) each such material Company Benefit Plan, including any material amendments thereto, (ii) any trust, insurance Contract, annuity or other funding instrument related thereto, (iii) the current summary plan description, (iv) the most recent determination or

43 opinion letter from the IRS, if applicable and (v) for the most recent plan year and to the extent applicable, (A) audited financial statements, (B) actuarial or other valuation reports prepared with respect thereto (where such statements or reports are required to be prepared under applicable Law or otherwise reasonably available) and (C) Form 5500 and attached schedules. (b) The Company is not the sponsor of or obligated to make contributions under a “multiemployer plan” (as defined in Title IV of ERISA) or a plan subject to Title IV of ERISA. (c) Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Company Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service as to its qualification (or no such letter or opinion is required) and to the Knowledge of the Company, nothing has occurred that would reasonably be expected to result in the revocation of such letter; (ii) (A) each Company Benefit Plan has been established, maintained, funded, administered and operated in compliance with its respective terms and all applicable Laws, and (B) all contributions required under the terms of each Company Benefit Plan or applicable Law or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made or paid in full; (iii) each Company Benefit Plan which is, in whole or in any part, a “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code) complies and has at all times complied, in both form and operation, with the requirements of Section 409A of the Code; (iv) with respect to each Company Benefit Plan, (A) neither the Company nor any of its Subsidiaries has engaged in, and, to the Knowledge of the Company, no other person has engaged in, any nonexempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) and (B) neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Company Benefit Plan; and (v) there are no Actions, audits, hearings or other proceedings (other than routine claims for benefits) pending against, or to the Knowledge of the Company, is threatened against, any Company Benefit Plan before any Governmental Entity. (d) Except as set forth in Section 4.13(d) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or any Transaction Agreement nor the consummation of the transactions contemplated hereby or thereby will (either alone or in combination with another event) (i) result in any material payment becoming due, or materially increase the amount of any compensation or benefits due, to any current or former employee, officer, director or contractor of the Company or any of its Subsidiaries pursuant to any

44 Company Benefit Plan; (ii) materially increase any benefits or compensation payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting or the funding of, or increase the amount of any such compensation or benefits; (iv) result in any forgiveness of indebtedness, trigger any funding or contribution obligations under any Company Benefit Plan or impose any restrictions or limitations on the Company’s or any of its Subsidiaries’ right to administer, amend or terminate any Company Benefit Plan or (v) give rise to any amount that would not be deductible by the Company or any of its Subsidiaries by reason of Section 280G of the Code or would be subject to withholding under Section 4999 of the Code. (e) None of the Company Benefit Plans provides for any post-employment or retirement medical or other welfare benefits to any Person, except as required by applicable Law (including Section 4980B of the Code). (f) No material Company Benefit Plan is subject to the Laws of any jurisdiction outside of the United States or covers any employee residing or working outside of the United States. (g) Since January 1, 2023, neither the Company nor any of its Subsidiaries has caused any ERISA Client to engage in any material non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or other applicable Similar ERISA Law, and in providing services to each ERISA Client, the Company and each of its Subsidiaries has complied in all material respects with the applicable requirements of ERISA, the Code and other applicable Similar ERISA Law. Neither the Company nor any of its Subsidiaries is a “benefit plan investor” within the meaning of Section 3(42) of ERISA. (h) Neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any of their affiliates (as defined in Prohibited Transaction Class Exemption 84-14 (the “QPAM Exemption”)), has engaged in activity that would result in the inability of it or, after the transactions contemplated under this Agreement, Parent or any of its affiliates (as defined in the QPAM Exemption), to rely upon the QPAM Exemption. Compliance with Applicable Law; Permits. (a) The Company and each of its Subsidiaries are, and have at all times since January 1, 2023 been in compliance with and are not in default under or in violation of any applicable Laws, other than such non-compliance, default or violation as would not reasonably be expected to have a Material Adverse Effect or would not prevent or materially delay the ability of the Company to perform its obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has since January 1, 2023 received or been the subject of any notice or communication from any Governmental Entity, qui tam realtor or other third party alleging that the Company or any of its Subsidiaries are not in compliance with any Law, nor since January 1, 2023 has any such Action been filed or commenced with respect to a violation (or alleged violation) of any applicable Law by the Company or any of its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect or would not prevent or materially

45 delay the ability of the Company to perform its obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. (b) The Company and each of its Subsidiaries possesses all franchises, grants, licenses, permits, qualifications, registrations, easements, variances, exceptions, consents, certificates, clearances, permissions, approvals, permanent certificates of occupancy, authorizations and certificates from any Governmental Entity required under applicable Law with respect to the operation of the Business (collectively, “Permits”), other than where the failure to possess such Permit would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (i) all Permits are in full force and effect, (ii) the Company and its Subsidiaries, and, to Knowledge of the Company, each of their respective Producers are, and since January 1, 2023 have been, in compliance with the Permits, (iii) neither the Company nor any of its Subsidiaries have since January 1, 2023 received any notice of any revocation, cancellation, termination, non-renewal or adverse modification of any Permit, in whole or in part, and (iv) except as set forth in Section 4.14(b) of the Company Disclosure Schedule, there is no Action pending or, to the Knowledge of the Company, threatened that would reasonably be expected to result in (nor is there any existing condition, situation or set of circumstances that would reasonably be expected to result in) the revocation, cancellation, termination, non-renewal or adverse modification of any Permit in whole or in part. Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect: (a) the Company and its Subsidiaries are and since January 1, 2023, have been in compliance with all Environmental Laws applicable to the Company or any of its Subsidiaries, or at any third-party location, including with respect to all Permits required under any Environmental Laws by any Governmental Entities to operate the Business or such real property currently owned, operated or leased by the Company or any of its Subsidiaries; (b) as of the date of this Agreement, the Company and its Subsidiaries possess all Permits required under Environmental Laws with respect to the operation of the Business as currently conducted, and all such Permits are in full force and effect; (c) since January 1, 2023: (i) neither the Company nor any of its Subsidiaries has received any written notice or complaint from any Governmental Entity or any other Person claiming that the Company or any of its Subsidiaries has violated, or has any liability under, any Environmental Law, and (ii) there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that alleges any violation of or liability under any Environmental Law by the Company or any of its Subsidiaries; and (d) there has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Material by or on behalf of the Company or any of its Subsidiaries in a manner that would reasonably be expected to give rise to any liability under Environmental Laws for the Company or any of its Subsidiaries. There is no contamination by Hazardous Materials on, under, in, from or around any real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, in each case that has subjected, or would

46 reasonably be expected to subject, the Company or any of its Subsidiaries to liability under any Environmental Law. (e) The Company has made available to Parent copies of all material studies and reports commissioned by the Company pertaining to the environmental assessment or audit of any real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries. Brokers and Finders. No agent, broker, investment banker, financial advisor or other Person, other than Evercore Group L.L.C. and Morgan Stanley & Co. LLC, is or will become entitled, by reason of any Contract entered into or made by or on behalf of the Company or any of its Subsidiaries, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the Merger or other transactions contemplated by this Agreement, other than any commission, brokerage, finder’s fee or other similar compensation which will be included in the calculation of Company Transaction Expenses. Labor and Employment Matters. (a) Except as set forth in Section 4.17(a) of the Company Disclosure Schedule, there is (i) no pending, or to the Knowledge of the Company, threatened Action by or on behalf of any employee, prospective employee or former employee which, if adversely decided, would not reasonably be expected to result in material liability to the Company and its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries is, or since January 1, 2023 has been, a party to any collective bargaining agreement with respect to any Company Employees and (iii) no material labor strike, material slowdown or material work stoppage pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and to the Knowledge of the Company, there are no pending union organizational activities or proceedings with respect to Company Employees. Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, there are no unfair labor practice charges or labor-related grievances pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are, and since January 1, 2023, have been, in compliance with all applicable Laws relating to labor and employment. (b) Since January 1, 2023, neither the Company nor any of its Subsidiaries has conducted any “plant closing” or “mass layoff”, each as defined by the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local applicable Law, (the “WARN Act”). Since January 1, 2023, no management-level employee, officer or director of the Company or any of its Subsidiaries has been the subject of a material written allegation of sexual harassment, and neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to such allegations. (c) Except as would not reasonably be expected to have a Material Adverse Effect, each Producer, and any individual who formerly was a Producer and whose employment or service with the Company or its Subsidiaries terminated or ceased from the period beginning

47 January 1, 2023 through the date hereof, has entered into a Contract that contains confidential information and restrictive covenants in favor of the Company or one of its Subsidiaries, as applicable. Company Material Contracts. (a) For purposes hereof, “Company Material Contract” means each of the following types of Contracts to which the Company or any of its Subsidiaries is a party or by which any material assets of the Company or any of its Subsidiaries are bound or are subject: (i) any Contract with the top 10 Carriers (by dollar value of commission revenue during the 12-month period ended December 31, 2023) of the Business; (ii) any Contract with the top 10 vendors (by dollar value of spend for such vendors during the 12-month period ended December 31, 2023) of the Business; (iii) any Contracts with the top 10 Insurance Clients (by dollar value of revenue received by the Company or any of its Subsidiaries in respect of such Persons during the 12-month period ended December 31, 2023) of the Business; (iv) any Contract for the sale, assignment, transfer or other disposition of assets of the Company or any of its Subsidiaries involving a purchase price (in a single transaction or a series of related transactions) in excess of $1,000,000 and under which the Company or any of its Subsidiaries would reasonably be expected to have continuing liability or obligation after the Closing; (v) any Contract providing for the Company or any of its Subsidiaries to make any capital contribution to, or other investment in, any Person, other than the Company or any of its Subsidiaries, or make any capital expenditure, in each case, in excess of $1,000,000; (vi) any Shared Contract to which Truist or one of its Subsidiaries is a party (such Shared Contracts, “Truist Contracts”); (vii) other than the Credit Documents, any Contract relating to indebtedness for borrowed money or the deferred purchase price of property (in each case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $1,000,000; (viii) any Contract under which the Company or any of its Subsidiaries has made material advances or loans to any other Person (including any of the Producers) other than in the ordinary course of business; (ix) any Contract (A) relating to material Intellectual Property owned by the Company or any of its Subsidiaries or Intellectual Property of a third party for which the Company or any of its Subsidiaries has acquired rights and (B) which is material to the Business (excluding (1) agreements for generally commercially available, off-the-shelf software, open- source software licenses or IT Asset in-licenses with aggregate one-time payments with respect

48 to the Business not exceeding $300,000 and (2) non-exclusive out-licenses granted in the ordinary course of business) (collectively, the “Material IP Contracts”); (x) any Contract providing for the acquisition or disposition of any Person or business (whether by merger, sale of stock, sale of assets or otherwise) (A) entered into since January 1, 2023 or (B) that contains outstanding financial covenants, indemnities, contingent or deferred payment obligations that would reasonably be expected to result in material non-monetary obligations or the making of payments by the Company or any of its Subsidiaries after the Closing Date in excess of $1,000,000; (xi) any joint venture or similar arrangement; (xii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or other Person to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is subject to payment or material non-monetary obligations after the date of this Agreement; (xiii) any Contract that limits the freedom of the Company or any of its Subsidiaries or Affiliates to compete in any line of business, with any Person or in any area; (xiv) any Contract that grants exclusive rights or “most favored nation” rights to a counterparty; (xv) the Co-Borrower Agreement; and (xvi) any collective bargaining agreement or similar Contract with any labor union or labor organization. (b) True and correct copies of each Company Material Contract in effect on the date of this Agreement has been made available to Parent. Each Contract required to be listed in Section 4.18(a) of the Company Disclosure Schedule, whether or not set forth in the Company Disclosure Schedule, is referred to in this Agreement as a Company Material Contract. Except as would not reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, (i) none of the Company or its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in breach of or default under the terms of any Company Material Contract or in receipt of any written or other claim or notice of default under or breach of any Company Material Contract and (ii) there are no existing written threats of default, breaches or violations of any of such Company Material Contracts by any other party thereto. With respect to each Company Material Contract, except as would not reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, (A) no event has occurred or circumstance exists that, with or without the lapse of time or the giving of notice or both, would, or would reasonably be expected to, result in a default under or breach of any Company Material Contract, result in a termination thereof or cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder, (B) no party to any Company Material Contract has exercised any termination rights with respect thereto, and of the Company or any of its Subsidiaries has received any notice of any intention to terminate or materially modify any Company Material Contract and (C) no party to any Company Material Contract has given written or other notice of any dispute with respect thereto. Except as would not reasonably

49 be expected to have a Material Adverse Effect, all of the Company Material Contracts are valid, legal and binding agreements of the Company or any of its Subsidiaries and, to the Knowledge of the Company, of each other party thereto, and are in full force and effect and are enforceable against the Company or any of its Subsidiaries that is a party thereto, the other parties thereto, in accordance with their respective terms, subject in each case to the Enforceability Exceptions. Anti-Corruption; Sanctions. (a) The Company and each of its Subsidiaries and each of their respective directors and officers, and, to the Knowledge of the Company, their employees, agents and Representatives (each acting in its capacity as such) have at all times since January 1, 2023 complied with Anti-Corruption Laws in all material respects. The Company and its Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries and their respective directors, officers, employees, agents, and representatives with Anti-Corruption Laws, and to the Knowledge of the Company, no Governmental Entity is investigating or has since January 1, 2023 conducted, initiated or threatened any investigation of the Company or any of its Subsidiaries in connection with an alleged or potential violation of any Anti-Corruption Law. (b) The Company and its Subsidiaries and their respective directors and officers, and, to the Knowledge of the Company, their employees, agents and representatives have at all times since January 1, 2023 complied with Sanctions in all material respects. Neither the Company, any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Knowledge of the Company, agents or third parties acting on their behalf or for their benefit: (i) has been or is a Sanctioned Person or otherwise the subject of Sanctions; (ii) has been or is owned or controlled by a Sanctioned Person; (iii) has been or is organized or resident in any Sanctioned Country; (iv) has maintained or maintains any offices, branches, operations, assets, investments, employees, or agents in any country or territory that was at that time a Sanctioned Country; (v) has since January 1, 2023 participated in any transaction or business dealing with any Person or in any country or territory that at the time of such transaction or business dealing was a Sanctioned Person or a Sanctioned Country, except to the extent authorized or permitted under applicable Law; (vi) has since January 1, 2023 received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation regarding an actual or alleged violation of Sanctions; or (vii) has since January 1, 2023 made any voluntary or involuntary disclosure to a Governmental Entity regarding an actual or alleged violation of Sanctions. Related Party Contracts. Except for commercial transactions that are entered into in the ordinary course of business on commercially reasonable terms generally not less favorable to the Company or its Subsidiaries than would reasonably be expected to be obtained in an arm’s-length negotiation with an unaffiliated third party, and except as set forth in Section 4.20 of the Company Disclosure Schedule there are no Contracts providing for the provision of material goods or services between any of the Company or its Subsidiaries, on the one hand, and the Company Stockholder or any of its Affiliates or any officer, director or stockholder of the Company or any of its Subsidiaries, on the other hand (such Contracts, including those set forth in Section 4.20 of the Company Disclosure Schedule, the “Related Party Contracts”), other than, in the case of any employee, officer or director, (i) any employment

50 Contract or (ii) Contract with respect to the issuance of equity in the Company, including any rollover, subscription or similar Contracts; provided that those contracts in subclause (ii) may not be exercised and equity may not be issued prior to the Closing. Ownership and Sufficiency of Assets. The Company or one of its Subsidiaries has good, valid and marketable title to all of its tangible personal property, free and clear of all Encumbrances, except for Permitted Encumbrances. As of immediately following the Closing, (a) after giving effect to the transactions contemplated by the Transition Services Agreement and all of the properties, rights, interests and assets to be provided, acquired, leased or licensed under the Transition Services Agreement and (b) assuming all required consents, approvals and authorizations have been obtained, the Company and its Subsidiaries shall own, have good and valid title to, a valid leasehold or sub-leasehold interest in or otherwise have sufficient and legally enforceable rights to the properties, rights, interests and assets of any kind (real, contractual, personal or mixed, tangible or intangible) that are used in or necessary to conduct the Business in all material respects in the same manner as conducted in the prior 12- month period. The foregoing sentence is not and is not intended to be a representation or warranty with respect to the infringement, misappropriation or other violation of any third party’s Intellectual Property. Agency Activities. (a) Since January 1, 2023, no Person other than the employees of the Company or its Subsidiaries is or has been authorized or permitted to act as an insurance agent or broker on behalf of the Company or its Subsidiaries. Each employee permitted to act as an agent or broker on behalf of the Company or its Subsidiaries (i) holds the necessary state licenses to conduct its duties on behalf of the Company or its Subsidiaries and (ii) is in good standing with the state licensing authority in the applicable jurisdiction(s). All insurance brokerage or agency business placed by employees of the Company or its Subsidiaries since January 1, 2023 has been placed by them through and in the name of the Company or its Subsidiaries and all commissions on such business have been paid to and are the property of the Company or its Subsidiaries. (b) With respect to each Carrier for which the Company or any of its Subsidiaries exercises any underwriting authority with the ability to bind coverage for an insured, the Company and its Subsidiaries are in compliance with Law and all underwriting guidelines and have not exceeded their respective underwriting authority to such extent that would give any Carrier a right to claim a breach, except where the failure to be in compliance or exceeding such authority would not reasonably be expected to have a Material Adverse Effect. (c) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its Subsidiaries has, if required, the necessary appointment to act as an agent, insurance adjuster, insurance program administrator or managing general agent for each Carrier that issues an insurance Contract placed or sold by the Company or any of its Subsidiaries; (ii) each such appointment is valid and binding in accordance with its terms on the parties thereto; and (iii) neither the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any Carrier that is a top 10 Carrier (by dollar value of commission revenue during the 12-month period ended December 31, 2023) of the Business has bound or committed to bind any insurance coverage for any liability, risk, cost or expense, or in any

51 amount of liability, risk, cost or expense, or upon any terms or conditions, which exceeds its binding authority. (d) No director, officer, manager or employee of the Company or any of its Subsidiaries has any rights to receive any commissions or other compensation from any Carrier. Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries has implemented and followed policies and procedures reasonably designed to provide reasonable assurance that each Producer employed by it at the time of soliciting, selling or producing any insurance policy, to the extent required by applicable Law, was duly appointed by the Company or one of its Subsidiaries, and was duly licensed as an insurance agent, broker or producer for the type of insurance policies solicited, sold or produced by such Producer, in each case, in the particular state in which such Producer solicited, sold or produced such insurance policy; and (ii) the manner in which the Company and its Subsidiaries compensate their (A) Producers involved in the solicitation, negotiation, sale or servicing of insurance policies and (B) employees and independent contractors who are not licensed insurance agents, brokers or producers is, in each case, in compliance with applicable Law. (e) Except as would not reasonably be expected to have a Material Adverse Effect, the manner in which the Company and its Subsidiaries are compensated by insurance carriers for their placements of insurance policies is in compliance with applicable Law, and no insurance carrier has paid any commissions or other compensation to the Company or any of its Subsidiaries for their sales of insurance policies in excess of the amount of commissions or other compensation permitted under applicable Law. Except as would not reasonably be expected to have a Material Adverse Effect, no commissions, fees or other compensation previously paid to or accrued as revenue by the Company or any of its Subsidiaries is subject to reversal, return or disgorgement, except in the ordinary course of business. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has paid any insurance commission or insurance customer lead or referral fee to any Person that was required to be licensed as an insurance agency or brokerage and did not hold such license at the time of such payment. (f) Except as would not reasonably be expected to have a Material Adverse Effect, since January 1, 2023, neither the Company nor any of its Subsidiaries has had any insurance license application denied, rejected or refused by any state insurance regulatory authority. Except as would not reasonably be expected to have a Material Adverse Effect, since January 1, 2023, neither the Company nor any of its Subsidiaries: (i) has had any insurance license placed in a probation status or suspended, revoked or non-renewed nor had any fine or penalty imposed on it by any state insurance regulatory authority, (ii) has ever solicited the sale of or sold any insurance policy in any state in which it was not duly licensed as a resident or non- resident, as applicable, insurance agency or producer, as the case may be, authorized to sell such insurance policy and (iii) has been examined by any state insurance regulatory authority or received any cease and desist or show cause order from, or entered into any consent order with, any state insurance regulatory authority or been the subject of any administrative hearing or other proceeding brought by any state insurance regulatory authority. (g) Except as would not reasonably be expected to have a Material Adverse Effect, each Producer is duly appointed by each insurance carrier as required by applicable Law,

52 and no insurance carrier has terminated such appointment for cause. Except as would not reasonably be expected to have a Material Adverse Effect, no current Producer has: (i) had any insurance agent, broker or producer license placed in a probation status or suspended, revoked or non-renewed; or (ii) received any cease and desist or show cause order from, or entered into any consent order with, any state insurance regulatory authority or been the subject of any administrative hearing or other proceeding brought by any state insurance regulatory authority. Except as would not reasonably be expected to have a Material Adverse Effect, no employee or independent contractor of the Company or any of its Subsidiaries has solicited or sold any insurance policy on behalf of the Company or any of its Subsidiaries when such employee or independent contractor was not (A) to the extent required by applicable Law, appointed by the applicable insurance carrier or (B) duly licensed as a resident or non-resident, as applicable, insurance agent, broker or producer in the state in which the solicitation or sale of such insurance policy occurred. (h) The Company or its applicable Subsidiary has the sole and exclusive rights to the ownership of all of its insurance policyholder accounts. Except as set forth in Section 4.22(h) of the Company Disclosure Schedule, no third party has any ownership right or interest (vested or unvested) in any such accounts. Neither the Company nor any of its Subsidiaries has granted any ownership interests in the expiration and renewal rights with respect to Contracts with Insurance Clients. (i) To the Knowledge of the Company, except as would not reasonably be expected to be material to the Company and its Subsidiaries, any fiduciary cash held by the Company or any of its Subsidiaries is held in a fiduciary capacity to meet the obligations of the Company or any of its Subsidiaries, is held exclusively by the Company or any of its Subsidiaries and is at least equal to the amounts required to be held in a fiduciary capacity pursuant to premium trust and other applicable Laws or pursuant to any Contracts. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have, since January 1, 2023, operated in accordance with fiduciary obligations applicable to Producers under all applicable Laws, and the Company and its Subsidiaries are in compliance in all respects with premium trust fund Laws in all jurisdictions in which the Business operate, as applicable. Since January 1, 2023, except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have complied in all respects with all applicable Law relating to (i) the segregation of and accounting for premium trust funds and all regulatory and other requirements of any Governmental Entity relating to trust accounts and insurance premium liability, (ii) market conduct recommendations resulting from market conduct audits, examinations or investigations by any Governmental Entity and (iii) unclaimed property, escheatment and similar applicable Law. (j) Except as would not reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries has advanced premiums on behalf of policyholders until the premiums have been paid by the policyholders, nor has the Company or any of its Subsidiaries advanced claim payments to policyholders on behalf of insurers in violation of applicable Law or the policies and procedures of the Company or any of its Subsidiaries; and (ii) neither the Company nor any of its Subsidiaries has paid insurance premiums, premium adjustments or other items on behalf of any policyholder except with the authority (express or implied) of the policyholder on whose behalf such payments are purported

53 to have been made in violation of applicable Law or the policies and procedures of the Company or any of its Subsidiaries. Investment Adviser Subsidiaries. (a) The Investment Adviser Subsidiary is, and at all times required by the Advisers Act since January 1, 2023, has been, duly registered with the SEC as an investment adviser under the Advisers Act and has made state notice filings in each state where the conduct of its investment advisory activities requires such filings, and such registration and notice filings are in full force and effect, except where the failure to be so registered or to file such notices, as applicable, would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, there are no actions pending, or threatened to terminate, suspend, limit or adversely modify such registration. (b) Each officer, employee or similar Person of the Investment Adviser Subsidiary, including any independent contractors performing similar functions, who is required to be registered, licensed or qualified as an “investment adviser representative” (as such term is defined in Rule 203A-3 under the Advisers Act) or in any similar capacity with any Governmental Entity is duly registered, licensed or qualified as such, and has been so registered, licensed or qualified at all times while in the employ or under the control of the Investment Adviser Subsidiary under Investment Laws, and each such registration, license and qualifications is in full force and effect, except where the failure to be so registered, licensed or qualified would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, there are no actions pending, or threatened to terminate, suspend, limit or adversely modify any such registration. Neither the Investment Adviser Subsidiary nor, to the Knowledge of the Company, any “person associated with” the Investment Adviser Subsidiary, is disqualified from acting as an investment adviser or associated person thereof under Section 203(e) or (f) of the Advisers Act. As of the date hereof, no actions are pending or, to the Knowledge of the Company, threatened that would reasonably be expected to result in any such ineligibility or disqualification. To the Knowledge of the Company, neither the Company, any of its Subsidiaries, nor any of their officers, employees, representatives or agents has been enjoined, indicted, convicted or made the subject of any investigations (excluding routine examinations by regulatory or self-regulatory organizations), disciplinary proceedings, consent decrees, or administrative orders or other litigation on account of a violation (or alleged violation) of Investment Laws. Neither the Company nor any Subsidiary of the Company is required to register under the Exchange Act as a broker-dealer. (c) Investment Advisory Agreement is a valid, binding and enforceable agreement of the Investment Adviser Subsidiary and is in full force and effect, except as would not reasonably expected to have a Material Adverse Effect. (d) Except as would not reasonably be expected to have a Material Adverse Effect, the Investment Adviser Subsidiary has established and maintained in effect at all times required by Investment Laws, since January 1, 2023, written policies and procedures reasonably designed to achieve compliance with the Advisers Act and the rules thereunder, the rules of the state securities authorities (“Adviser Compliance Policies”). The Investment Adviser Subsidiary has, since January 1, 2023, taken reasonable best efforts to ensure that its supervised persons

54 comply in all material respects with the Adviser Compliance Policies. The Investment Adviser Subsidiary has within the preceding 12 months reviewed the Adviser Compliance Policies and has determined that such Adviser Compliance Policies were reasonably designed to prevent violations of the Advisers Act and rules adopted under the Advisers Act. There have been no material violations or written allegations of material violations of the Adviser Compliance Policies since January 1, 2023. True and correct copies of the Adviser Compliance Policies have been made available to Parent. (e) Since January 1, 2023, neither the Investment Adviser Subsidiary nor any “covered associate” has made a “contribution” or “coordinated” or “solicited” a “contribution” to an “official” of a “government entity”(as such terms are defined in Rule 206(4)-5 under the Advisers Act) that would disqualify or otherwise prevent the Investment Adviser Subsidiary from providing investment advisory services for compensation to such government entity (pursuant to Rule 206(4)-5 under the Advisers Act). Since January 1, 2023, neither the Investment Adviser Subsidiary nor any manager, director, officer, employee or agent thereof has, directly or indirectly, (i) used (or promised to use) any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses, in each case, related to political activity or (ii) made, offered, promised or authorized any unlawful payment of any kind or (iii) violated any Investment Laws in any material respect relating to anti-bribery, export control, money laundering or anti-terrorism. (f) Except as would not reasonably be expected to have a Material Adverse Effect, since January 1, 2023, the Investment Adviser Subsidiary has not received any written complaint, claim, demand, notice or other similar communication from any counterparty to an Investment Advisory Agreement alleging breach of fiduciary duty or violation of the Advisers Act. (g) The Form ADV of the Investment Adviser Subsidiary is, and any amended versions of such form of the Investment Adviser Subsidiary filed before the Closing Date will be at the time of filing, in compliance in all material respects with the applicable requirements of the Advisers Act and, the rules promulgated thereunder, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as would not reasonably be expected to have a Material Adverse Effect, since January 1, 2023, the Investment Adviser Subsidiary had timely filed, or timely delivered to clients and prospective clients, as appropriate, all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed under Investment Laws with any Governmental Entity, including the SEC, or delivered to clients and prospective clients, as applicable. (h) With respect to any material written report of examination (including any deficiency letter), inspection or investigation of any Investment Adviser Subsidiary issued by any Governmental Entity, except as would not reasonably be expected to have a Material Adverse Effect, since January 1, 2023, no Governmental Entity has informed such Investment Adviser Subsidiary in writing that (i) any deficiencies or violations noted in such examination, inspection or investigation reports have not been resolved to the satisfaction of such Governmental Entity and (ii) it intends to take further action on any such matter.

55 (i) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company, any of its Subsidiaries, nor any of their managers, officers or employees is, or at any time since January 1, 2023 has been (i) subject to any cease and desist, censure or other disciplinary or similar order issued by, (ii) a party to any consent agreement, memorandum of understanding or disciplinary agreement with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive by or (v) a recipient of any supervisory letter from, in each case, any Governmental Entity. Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE IV (AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULE) OR IN THE COMPANY CERTIFICATE, THE COMPANY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE COMPANY OR THE COMPANY’S ASSETS, AND THE COMPANY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE COMPANY’S ASSETS, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, AND PARENT AND MERGER SUB SHALL RELY ON THEIR OWN EXAMINATION AND INVESTIGATION THEREOF. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULE) OR IN THE COMPANY CERTIFICATE, THE COMPANY HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO PARENT, MERGER SUB OR THEIR AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT WAS PROVIDED TO PARENT OR MERGER SUB BY ANY STOCKHOLDER, DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF THE COMPANY OR ANY OF ITS AFFILIATES). THE COMPANY DOES NOT MAKE NOR HAS IT MADE ANY REPRESENTATIONS OR WARRANTIES TO PARENT OR MERGER SUB REGARDING ANY PROJECTION OR FORECAST REGARDING FUTURE RESULTS OR ACTIVITIES OR THE PROBABLE SUCCESS OR PROFITABILITY OF THE COMPANY. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDER Except as set forth in the Company Stockholder Disclosure Schedule (it being agreed that the disclosure of any matter in any section in the Company Stockholder Disclosure Schedule shall be deemed to have been disclosed in any other section in the Company Stockholder Disclosure Schedule to which the applicability of such disclosure is reasonably apparent from the face of such disclosure), the Company Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

56 Organization and Good Standing. The Company Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company Stockholder (a) has all requisite power and authority to own and lease its assets and to operate its business as the same are now being owned, leased and operated and (b) is duly qualified or licensed to do business as a foreign entity in each jurisdiction in which the nature of its business or its ownership of its properties requires it to be so qualified or licensed, except with respect to clause (b), where the failure to be so qualified or licensed would not have a Material Adverse Effect. Capitalization. All of the issued and outstanding shares of Company Common Stock are owned beneficially and of record by the Company Stockholder, free and clear of any Encumbrances. Authority; Execution and Delivery; Enforceability. (a) The Company Stockholder possesses all requisite legal right, power and authority to execute, deliver and perform this Agreement and the other Transaction Agreements, and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by the Company Stockholder of this Agreement and the other Transaction Agreements and the consummation by the Company Stockholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company Stockholder. Except as set forth in Section 5.3(a) of the Company Stockholder Disclosure Schedule, no other vote or approval of holders of any class or series of equity interests of the Company Stockholder is necessary under applicable Law or any of its Organizational Documents to approve this Agreement and the other Transaction Agreements and consummate the transactions contemplated herein or therein. (b) This Agreement has been, and the other Transaction Agreements will upon execution and delivery be, duly executed and delivered by the Company Stockholder and, assuming due authorization, execution and delivery by each of the other parties hereto and thereto, constitutes, or will upon such delivery constitute, the legal, valid and binding obligation of the Company Stockholder, enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. No Conflicts; Consents. (a) Assuming all Governmental Filings and waiting periods described in or contemplated by Section 4.4(b) and Section 6.3(b) have been obtained or made, or have expired, the execution, delivery and performance of this Agreement and the other Transaction Agreements by the Company Stockholder and the consummation by the Company Stockholder of the transactions contemplated hereby or thereby do not and will not (i) violate any applicable Law or Permit to which the Company Stockholder is subject, (ii) conflict with, result in a violation or breach of, or constitute a default under (with or without notice or lapse of time or both), result in a loss of any benefit to which the Company Stockholder is entitled to under, result in the acceleration, termination or cancellation of, or create in any party the right to modify, accelerate, terminate or cancel any right, payment or obligation under, or require consent from, notice to or other action by any Person under any Company Material Contract, (iii) violate

57 the Organizational Documents, each as amended, of the Company Stockholder, or (iv) result in the creation or imposition of any Encumbrance on any property, asset or right of the Company Stockholder, including the Company Common Stock, except for any Permitted Encumbrance, other than, in the case of the immediately preceding clauses (ii) through (iv), any such violations, conflicts, breaches, defaults, accelerations, terminations, cancellations or rights that would not reasonably be expected to have a Material Adverse Effect or would not materially impair or prevent the ability of the Company Stockholder to perform its obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. (b) No Governmental Filings are required to be obtained or made by the Company Stockholder in connection with the execution and delivery of this Agreement by the Company Stockholder or the consummation by the Company Stockholder of the transactions contemplated hereby, except (i) compliance with and filings under the HSR Act, (ii) Governmental Filings set forth in Section 5.4 of the Company Stockholder Disclosure Schedule, and (iii) the filing of the Certificate of Merger in connection with the Merger in accordance with the DGCL and (iv) such other Governmental Filings (A) required solely by reason of the participation of Parent (as opposed to any third party) in the transactions contemplated hereby and (B) the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect or would not materially impair, delay or prevent the ability of the Company Stockholder to perform its obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. Proceedings. There are no Actions, suits, arbitrations, proceedings or, to the knowledge of the Company Stockholder, investigations or claims of any kind whatsoever, at Law or in equity, pending, or to the knowledge of the Company Stockholder, threatened against any of the Company Stockholder or any of its properties, rights or assets that: (a) if decided adversely to the Company Stockholder, would reasonably be expected to be, individually or in the aggregate, material to the Company or any of its Subsidiaries, taken as a whole; or (b) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. Brokers and Finders. No agent, broker, investment banker, financial advisor or other Person, other than Evercore Group L.L.C. and Morgan Stanley & Co. LLC, is or will become entitled, by reason of any Contract entered into or made by or on behalf of the Company Stockholder, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the Merger or other transactions contemplated by this Agreement, other than any commission, brokerage, finder’s fee or other similar compensation which will be included in the calculation of Company Transaction Expenses. Disclaimer of Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE COMPANY STOCKHOLDER DISCLOSURE SCHEDULE) OR IN THE STOCKHOLDER CERTIFICATE, THE COMPANY STOCKHOLDER HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION

58 MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO PARENT, OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PARENT BY ANY STOCKHOLDER, DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF THE COMPANY STOCKHOLDER OR ANY OF ITS AFFILIATES). ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB Parent and Merger Sub represent and warrant to the Company as follows: Organization, Standing and Power. (a) Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub (i) has all requisite power and authority to own and lease its assets and to operate its business as the same are now being owned, leased and operated and (ii) is duly qualified or licensed to do business as a foreign entity in, and is in good standing in, each jurisdiction in which the nature of its business or its ownership of its properties requires it to be so qualified or licensed, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to materially impair or prevent Parent’s or Merger Sub’s ability to perform its respective obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. (b) Parent has made available to the Company true and correct copies of the Organizational Documents, as currently in effect, for Parent and Merger Sub. Authority; Execution and Delivery; Enforceability. (a) Each of Parent and Merger Sub possesses all requisite legal right, power and authority to execute, deliver and perform their respective obligations under this Agreement and the other Transaction Agreements, and, upon receipt of the Merger Sub Stockholder Approval, to consummate the transactions contemplated herein and therein. The execution, delivery and, upon receipt of the Merger Sub Stockholder Approval, performance of their respective obligations by Parent and Merger Sub of this Agreement and the other Transaction Agreements and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action, corporate or otherwise, on the part of Parent and Merger Sub, respectively. (b) This Agreement has been, and the other Transaction Agreements will upon execution and delivery be, duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by each of the other parties hereto and thereto, constitutes, or will upon such delivery constitute, the legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions.

59 (c) The Merger Sub Stockholder Approval is the only vote of the holders of any class or series of capital stock of Merger Sub necessary to adopt this Agreement and to consummate the transactions contemplated herein. The Merger Sub Stockholder Approval, if obtained, will be solicited and obtained in accordance with the Organizational Documents of Merger Sub and Parent and in accordance with all applicable Law. No Conflicts; Consents. (a) Assuming all Governmental Filings and waiting periods described in or contemplated by Section 4.4(b) and Section 6.3(b) have been obtained or made, or have expired, the execution delivery and performance of this Agreement and the other Transaction Agreements by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby do not and will not (i) violate any applicable Law or Permit to which Parent or Merger Sub is subject, (ii) conflict with, result in a violation or breach of, or constitute a default under (with or without notice or lapse of time or both), result in the acceleration, termination or cancellation of or create in any party the right to modify, accelerate, terminate or cancel any right, payment or obligation under, or require consent from, notice to or other action by any Person under any Contract to which Parent, Merger Sub or any of their Subsidiaries is a party or by which any of their respective properties, rights or assets is bound or (iii) violate the Organizational Documents, each as amended, of Parent or Merger Sub, other than, in the case of the immediately preceding clauses (i) and (ii), any such violations, conflicts, breaches, defaults, accelerations, terminations, cancellations or rights that would not reasonably be expected to materially impair or prevent Parent’s or Merger Sub’s ability to perform its respective obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. (b) No Governmental Filings are required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement and the other Transaction Agreements by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby except (i) compliance with and filings under the HSR Act and any applicable foreign Competition Laws, (ii) the Texas Filing (as defined in Section 4.4(b) of the Company Disclosure Schedule) and (iii) the filing of the Certificate of Merger in connection with the Merger in accordance with the DGCL and (iv) such other Governmental Filings, the failure of which to be obtained or made would not reasonably be expected to materially impair or prevent Parent’s or Merger Sub’s ability to perform its respective obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. Proceedings. There are no Actions or, to the knowledge of Parent, investigations or claims of any kind whatsoever, at Law or in equity, pending, or to the knowledge of Parent, threatened against Parent, Merger Sub or any of their Subsidiaries that would reasonably be expected to materially impair or prevent Parent’s or Merger Sub’s ability to perform its respective obligations under this Agreement and the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. None of Parent, Merger Sub or any of their Subsidiaries is subject to any Governmental Order or is in breach or violation of any Governmental Order, except as would not reasonably be expected to materially impair or prevent Parent’s or Merger Sub’s ability to perform its respective obligations under this Agreement and

60 the other Transaction Agreements or consummate the transactions contemplated hereby or thereby. Ownership and Operations. Parent owns of record and beneficially owns all outstanding shares of capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business or other activities or incurred any liabilities, other than in connection with or as contemplated in this Agreement and the other Transaction Agreements. Financial Ability. Parent has access to, and will have at the Closing, all funds necessary to (a) pay the Closing Payments and the other payments under Article III, (b) pay any and all of the fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger and (c) satisfy the obligations of Parent, Merger Sub and the Surviving Corporation to pay any Excess Amount. Each of Parent and Merger Sub affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent or Merger Sub obtains financing for or related to any of the transactions contemplated hereby. Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Section 8.1 and Section 8.2 have been satisfied or waived, (b) the representations and warranties of the Company and the Company Stockholder set forth in this Agreement are true and correct in all material respects and (c) the estimates, projections and other forecasts and plans of the Company and its Subsidiaries that have been made available to Parent or its Affiliates prior to the date of this Agreement have been prepared in good faith based upon assumptions that were, at the time made, and continue to be, reasonable, then, immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, the payment of the aggregate consideration to which the stockholders and other equity holders of the Company are entitled under Article III, funding of any obligations of the Surviving Corporation or its Subsidiaries which become due or payable by the Surviving Corporation and its Subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, the Surviving Corporation and each of its Subsidiaries will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature), (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged, or (iii) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due. Brokers and Finders. No agent, broker, investment banker, financial advisor or other Person is or will become entitled to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability prior to Closing. Regulatory Matters.

61 (a) As of the date hereof, neither Parent nor any of its Subsidiaries is party to any transaction to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or assets, business or division thereof, where the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents, waivers and approvals of any Governmental Entity necessary to consummate the Merger or the other transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Entity entering a Governmental Order prohibiting the consummation of the Merger or the other transactions contemplated hereby or (iii) materially delay the consummation of the transactions contemplated by this Agreement, including the Merger. (b) None of the transactions to be consummated by Parent as completed by this Agreement, including the Merger, or in any other Transaction Agreement is a “covered transaction” (as defined in Section 721 of the Defense Production Act of 1950, 50 U.S.C. § 4565, and the regulations promulgated thereunder). Investigation; No Other Representations. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, rights, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and neither Parent nor Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or currency thereof other than the representations and warranties expressly contained, and subject to the qualifications and limitations, in Article IV or in Article V. Without limiting the foregoing, each of Parent and Merger Sub acknowledges and agrees that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth, and subject to the qualifications and limitations, in Article IV or in Article V. Except for the representations and warranties expressly set forth in this Article VI or in the Parent Certificate, neither Parent, Merger Sub nor any of their Affiliates or Representatives has made or is making any express or implied representation or warranty of any nature to the Company Stockholder or the Company, or any of their Affiliates, at law or in equity, with respect to matters relating to Parent, Merger Sub, their Affiliates, Representatives or, their respective businesses or any other matter related to or in connection with the transactions contemplated hereby, and Parent and Merger Sub expressly disclaim any such other representations or warranties (including as to the accuracy or completeness of any information provided to the Company Stockholder or the Company or any of its Affiliates).

62 ARTICLE VII COVENANTS Conduct of the Business. (a) Except for matters set forth in Section 7.1 of the Company Disclosure Schedule, occurring in connection with any Permitted Measures or otherwise expressly permitted or required by the terms of this Agreement, or except as required by applicable Law, from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article IX (the “Interim Period”), the Company Stockholder (solely with respect to the Business) and the Company shall, and the Company shall cause its Subsidiaries to, use reasonable best efforts to conduct the Business in the ordinary course of business and to use reasonable best efforts to preserve in all material respects the present business operations, organization and goodwill of the Business. (b) In addition (and without limiting the generality of Section 7.1(a)), except for matters set forth in Section 7.1 of the Company Disclosure Schedule, occurring in connection with any Permitted Measures or otherwise expressly permitted or required by the terms of this Agreement, or except as required by applicable Law, during the Interim Period, the Company Stockholder (solely as it relates to the Business) and the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following (solely as it relates to the Business) without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned; provided that failure to respond within five Business Days after a request for consent shall be deemed to be consent): (i) amend its Organizational Documents; (ii) (A) increase the compensation payable or to become payable or benefits provided or to be provided to any individual Company Employee in excess of 10% of such Company Employee’s annual base compensation, not to exceed an aggregate amount equal to 3% of all Company Employees’ annual base compensation, and with such increases to be made at the time and in the manner consistent with the Company’s past practice; (B) grant or provide any severance or termination payments or benefits to any Company Employee with annual base compensation above $350,000; (C) provide any obligation to gross-up, indemnify or otherwise reimburse any Company Employee for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code; (D) accelerate the time of payment or vesting of, or the lapsing of restrictions related to, or fund or otherwise secure the payment of, any compensation or benefits (including any equity or equity-based awards) to any Company Employee; (E) establish, amend or terminate any Company Benefit Plan (or any plan, program, arrangement or agreement that would be a Company Benefit Plan if it were in existence on the date hereof), other than (i) Company Benefit Plans the liabilities of which will be retained by the Company Stockholder or its Affiliates (other than the Company and its Subsidiaries) and (ii) annual renewals in the ordinary course of business or any amendment that does not materially increase the benefits under, or materially increase the cost to the Company or any of its Subsidiaries of maintaining, the applicable Company Benefit Plan; in each case, other than

63 pursuant to the requirements of any Company Benefit Plan disclosed on Section 4.13(a) of the Company Disclosure Schedule; (iii) hire (other than as a replacement under substantially similar compensation terms) any individual as a Company Employee who (A) has a base salary in excess of $350,000; (B) is eligible for cash severance payments in excess of $350,000 (or in the case of a producer, is eligible for a severance package providing in excess of 12 months of commission continuation); (C) receives target annual incentives (other than production/commissions determined by a standard plan or policy) that exceed $350,000 or (D) receives a sign on, retention or similar package that exceeds $350,000 payable in total within the first year of employment; (iv) terminate any Company Employee who has a base salary in excess of $350,000, other than terminations due to such Company Employee’s death, disability or cause (as determined by the Company and its Subsidiaries in their reasonable discretion consistent with past practice); (v) (A) incur or assume, guarantee, or become obligated with respect to any Indebtedness of the type described in clauses (a) or (b) of the definition thereof, or assume, guarantee or endorse or otherwise become responsible for, whether directly, contingently or otherwise, any such Indebtedness of any Person, other than (1) Indebtedness between the Company and its Subsidiaries, (2) Indebtedness incurred under the Credit Documents in effect as of the date of this Agreement, (3) Indebtedness that will be repaid at or prior to the Closing, or (4) other Indebtedness as is reasonably necessary to be incurred to finance the operation of the Company in the ordinary course or (B) mortgage, pledge or subject to any Encumbrance (other than Permitted Encumbrances) any material assets of the Company or its Subsidiary or the Company Common Stock; (vi) pay, loan or advance any amount to, or sell, transfer or lease any of its assets, rights or properties to, or enter into any agreement or arrangement with, the Company Stockholder or a Sponsor, except for (A) transactions among the Company and its Subsidiaries, (B) transactions in the ordinary course of business, (C) with respect to employees, directors or officers of the Company or its Subsidiaries, employment agreements to the extent permitted by this Section 7.1, (D) payments, loans or advances made pursuant to existing Contracts and (E) payment of expenses related to the transactions contemplated by this Agreement; (vii) make any material change in accounting methods, principles or practices, other than as required by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable Law; (viii) except as required by GAAP or applicable Law, (A) make, change or revoke any entity classification election or other material Tax election (B) adopt, change or request permission of any Taxing Authority to change any material Tax accounting method or accounting period, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) with any Governmental Entity, (D) settle any claim or assessment in respect of any material Taxes, or (E) consent to any extension

64 or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes; (ix) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material assets, Permits, rights (including material Intellectual Property) or properties used in, or necessary for, the operation of the Business, taken as a whole, except (A) inventory and obsolete or excess equipment or other assets sold or otherwise disposed of in the ordinary course of business, (B) non-exclusive licenses to Intellectual Property granted in the ordinary course of business and (C) statutory expirations of Registered IP; (x) acquire the equity interests in, or any assets, rights or properties of, any business or division (whether by merger, consolidation or otherwise) from any other Person, other than any (A) such acquisitions the purchase price of which does not exceed $1,000,000 individually and $5,000,000 in the aggregate (in each case, not including any “earnout” or other contingent payments) and (B) acquisitions of assets (not including the acquisition of a business or division or client accounts by asset purchase) in the ordinary course of business; (xi) (A) voluntarily amend, fail to renew, waive material rights under or prematurely terminate any Company Material Contract, in each case, except (1) for automatic renewals or extensions of any Contract pursuant to its terms or on terms not materially less favorable in the aggregate to the Company and its Subsidiaries than those in effect on the date hereof, (2) Shared Contracts or (3) in the ordinary course of business to the extent such amendment, failure to renew, waiver or termination does not materially and adversely impact the Business; provided that the foregoing exception in clause (3) shall not apply to the Co-Borrower Agreement), or (B) enter into any Contract that would (if entered into prior to the date hereof) constitute a Company Material Contract, except for Contracts entered into in the ordinary course of business; (xii) declare any cash dividend or distribution in respect of any shares of Company Common Stock that is not paid prior to the Adjustment Time; (xiii) split, combine, subdivide or reclassify any of the equity interests of any Subsidiary of the Company or the Company Common Stock, or issue, redeem, repurchase, cancel or authorize the issuance of the equity interests of any Subsidiary of the Company or the shares of Company Common Stock; (xiv) (A) grant, pledge, encumber, dispose of or sell any of the equity interests of the Company or any of its Subsidiaries, other than (1) the issuance or sale of any capital stock of the Subsidiaries of the Company to the Company or its Subsidiaries, (2) pursuant to the Credit Documents, or (B) amend the terms of any shares of Company Common Stock; (xv) (A) materially delay or materially postpone any payment of material accounts payable from the date such payment would be made in the ordinary course of business or (B) materially accelerate or materially delay the collection of material receivables in advance of or beyond the date when the same would have been collected in the ordinary course of business;

65 (xvi) settle any Action for an amount to be paid by the Company or any of its Subsidiaries in excess of $1,000,000 individually or $5,000,000 in the aggregate, net of amounts reasonably anticipated to be covered by applicable insurance policies or reimbursed by third parties (provided that any settlement that is permitted under this Section 7.1(b)(xvi) shall be paid by the Company prior to the Adjustment Time), other than (A) any settlement or compromise where the amount paid or to be paid by the Company or any of its Subsidiaries is fully covered (less retention or deductible under the applicable insurance policy) by insurance coverage, (B) settlements or compromises of any Action for an amount not materially in excess of the amount, if any, reflected or specifically reserved in the balance sheet (or the notes thereto) of the Company (with materiality measured relative to the amount so reflected or reserved, if any) prior to the date hereof, and (C) settlements or compromises of any Action where the Company or any of its Subsidiaries is the plaintiff and is receiving payment in connection with such settlement or compromise; provided that, in the case of each of the foregoing clause (A), (B) and (C), the settlement or compromise of such Action does not include any material non- monetary or injunctive relief, or the admission of wrongdoing, by the Company or any of its Subsidiaries (in each case, excluding, for the avoidance of doubt, any confidentiality, non- disparagement or customary release obligations); (xvii) implement or announce any “plant closing”, “mass layoff” or any other action which would trigger the notice requirements of the WARN Act; (xviii) enter into any Contract providing for capital expenditures in excess of $1,000,000 in the aggregate to be paid by the Company or its Subsidiaries after the Adjustment Time; (xix) recognize any labor union or similar labor organization as the bargaining representative for any Company Employees or enter into any collective bargaining agreement or other similar Contract with respect to any Company Employees; (xx) (A) purchase any real property, (B) enter into any new lease agreement with respect to real property that is not leased by the Company or any of its Subsidiaries as of the date hereof having annual base rent in excess of $400,000 or in the aggregate over the lease term base rent in excess of $3,000,000 or (C) with respect to any Lease in effect on the date hereof, voluntarily (1) waive, release, assign, or sublease any material rights or claims thereunder, (2) materially and adversely amend or modify the terms thereof, or (3) terminate such Lease (other than as a result of expiration of the then-existing term), in each case of this subclause (C), (x) other than automatic renewal or extension of any material lease pursuant to its terms or on terms not materially less favorable in the aggregate to the Company or its Subsidiaries and/or (y) in connection with a transfer of any lease to the Company or any of its Subsidiaries; (xxi) enter into, or amend in any manner adverse in any material respect to the Company or any of its Subsidiaries, any Related Party Contract; (xxii) (A) merge or consolidate with any other Person or (B) restructure, reorganize or dissolve or liquidate the Company or any of its Subsidiaries, other than

66 restructuring, reorganizing, dissolving or liquidating any immaterial or dormant Subsidiary of the Company; or (xxiii) authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions. (c) Notwithstanding anything to the contrary in this Section 7.1, (i) the Company and its Subsidiaries’ failure to take any action prohibited by Section 7.1(b) shall not be a breach of Section 7.1(a) and (ii) no action by the Company or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 7.1(b) shall be deemed a breach of Section 7.1(a), unless such action would constitute a breach of such relevant provision of Section 7.1(b). (d) Notwithstanding anything in this Agreement to the contrary, Parent acknowledges and agrees that on or prior to the Adjustment Time, the Company Stockholder may (but shall have no obligation to) cause the Company and its Subsidiaries to distribute its cash and cash equivalents to the Company Stockholder or any of its Affiliates (it being understood that any cash or cash equivalents not so distributed and held by the Company and its Subsidiaries shall be included in calculation of Cash in accordance with Section 3.5), subject to the Company retaining in trust accounts or otherwise in a fiduciary capacity an amount of cash sufficient to fully fund all obligations of the Company and its Subsidiaries for which premium payments or deposits have been received by the Company and not remitted to the carrier on or prior to such distribution. (e) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 7.1 shall prohibit or otherwise restrict in any way the Retained Business. (f) Any requests for Parent’s consent under this Section 7.1 shall be made in accordance with the notice provisions set forth in Section 12.4. (g) The Company Stockholder (solely as it relates to the Business) and the Company shall, and shall cause its Subsidiaries to take the actions set forth in Section 7.1(g) of the Company Disclosure Schedules. Employment Matters. (a) During the one-year period following the Closing (or, if earlier, the date of termination of the applicable Company Employee), Parent shall, and shall cause its Affiliates to, provide to the Company Employees who continue as of the Effective Time to be employed by Parent, the Surviving Corporation or any Affiliate of Parent (each, a “Continuing Employee”) with: (i) (A) a base salary or base rate of pay, (B) a target cash bonus compensation opportunity and (C) severance benefits, that in the aggregate, with respect to each Continuing Employee, are materially no less favorable than the base salary or base rate of pay, bonus and severance benefits provided to the Continuing Employees immediately prior to the execution and delivery of this Agreement and (ii) other employee benefits (excluding any defined benefit pension plans, nonqualified deferred compensation plans or arrangements, long-term incentive arrangements, retiree and post-termination medical or other welfare benefits and perquisites) that in the aggregate are substantially similar to similarly situated employees of Parent.

67 (b) Parent shall, and shall cause its Affiliates, to give Continuing Employees full credit for such Continuing Employees’ service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting, and determination of the level of benefits (including for purposes of vacation accrual and severance entitlement, but excluding for purposes of benefit accruals under any defined benefit pension plan or retiree or post-employment medical or other welfare plan) to the same extent recognized by the Company immediately prior to the Closing, under any benefit plans made available to employees or officers or any class or level of employees or officers of Parent or any of its Affiliates in which a Continuing Employee participates; provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service. (c) Parent shall, and shall cause its Affiliates to, use reasonable best efforts to (i) waive any preexisting condition limitations otherwise applicable to Continuing Employees and their eligible dependents under any plan of Parent or any of its Affiliates that provides health benefits in which Continuing Employees may be eligible to participate following the Closing, to the extent waived or satisfied with respect to such employees as of the Closing under the analogous Company Benefit Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by Continuing Employees and their eligible dependents under the health plans in which they participated immediately prior to the Closing during the portion of the calendar year prior to the Closing in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or any of its Affiliates in which they are eligible to participate after the Closing in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Closing, in each case to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Benefit Plan prior to the Closing. (d) The parties acknowledge and agree that all provisions contained in this Section 7.2 with respect to Continuing Employees are included for the sole benefit of the respective parties and shall not create any right (i) in any other Person, including any employees, former employees, any participant or any beneficiary thereof in any Company Benefit Plan or any benefit plan of Parent or its Affiliates, or (ii) to continued employment with the Company, Parent or any of their respective Affiliates. After the Effective Time, nothing contained in this Section 7.2 shall (A) be treated as the establishment, amendment or modification of any Company Benefit Plan or other benefit plan of Parent or its Affiliates, (B) interfere with the right of the Company, Parent or any of their respective Affiliates to (1) amend, modify or terminate any Company Benefit Plan or any benefit plan of Parent or its Affiliates (subject, in each case, to the provisions of Section 7.2(a) and Section 7.2(b)) or (2) terminate the employment of any Continuing Employee for any reason. (e) Effective at the Closing, Parent shall assume or otherwise cause the Company and its Subsidiaries to honor all payment obligations with respect to the McGriff Retention Payments that are payable following the Closing in accordance with the terms of the McGriff Retention Awards (such portion of the McGriff Retention Payments, the “Post-Closing McGriff Retention Payments”). In the event that any amounts payable in respect of the Post-

68 Closing McGriff Retention Payments are forfeited in accordance with their terms, Parent may, but shall not be obligated to, reallocate such payments in its discretion among other Company Employees. (f) Prior to the Closing, the Company Stockholder shall, and shall cause its Affiliates (including TIH Management Aggregator) to, use reasonable best efforts to obtain executed McGriff Retention Awards from all Company Employees who will be receiving McGriff Retention Awards. The Company Stockholder shall provide the form of McGriff Retention Awards and related documentation (if any) to Parent for its reasonable review and comment prior to distribution to the Company Employees. Such award agreements shall be consistent with the terms of McGriff Retention Awards as described on Section 1.1(i) of the Company Disclosure Schedule. Prior to the date hereof, the Company Stockholder has, or has caused TIH Parent and TIH Management Aggregator to, adopt board or manager resolutions approving the aggregate payments and terms of the McGriff Retention Awards as set forth in Section 1.1(i) of the Company Disclosure Schedule and has provided Parent evidence of the same (the “Approval Resolutions”). The Company Stockholder shall not, and it shall cause its Affiliates not to, amend, cancel, rescind or otherwise modify the Approval Resolutions. The Company Stockholder shall, and it shall cause its Affiliates, to establish or grant the McGriff Retention Awards consistent with the terms and conditions set forth in this Section 7.2(f) and Section 1.1(i) of the Company Disclosure Schedule. (g) Prior to the Closing, Parent shall establish and make payments pursuant to the Parent Retention Program as set forth in Section 7.2(g) of the Company Disclosure Schedule. The Company Stockholder shall have the right to request additional information and substantiation related to the amounts actually paid by Parent to Company Employees pursuant to and in accordance with this Section 7.2(g) in satisfaction of Parent’s obligations under the Parent Retention Program and this Section 7.2(g). (h) The Company Stockholder will take actions, and provide corresponding confirmation to Parent, in form and substance reasonably acceptable to Parent, terminating the Company’s participation in the Company Benefit Plans set forth in Section 7.2(h) of the Company Disclosure Schedule, effective as of immediately prior to the Closing. Without limiting the foregoing, and notwithstanding any terms of the TIH Insurance Holdings, LLC Non- Qualified Defined Contribution Plan (the “NQDCP”) to the contrary following the Closing, the Company Stockholder will cause its Affiliates to retain all liabilities under NQDCP, and (i) immediately prior to the Closing, the Company Stockholder will cause its Affiliates to terminate the NQDCP with respect to McGriff and pay out benefits under the NQDCP on an accelerated basis in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix)(B), or (ii) in the event the Company Stockholder (in consultation with Parent) determines prior to the Closing that the NQDCP is not eligible to be terminated in accordance with Treasury Regulation Section 1.409A- 3(j)(4)(ix)(B), the Company Stockholder will cause its Affiliates to pay benefits as they become due. In the event that the Company Stockholder and its Affiliates make payments under the NQDCP as they become due, Parent shall provide the Company Stockholder and its Affiliates with information related to the employment status of participants in the NQDCP and such other information as the Company Stockholder or its Affiliates may reasonably request from time to time in order to process timely payments of accrued benefits under the NQDCP to such participants.

69 Publicity. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall communicate and cooperate with each other prior to any press release or public disclosure of the transactions contemplated by this Agreement. Parent and Merger Sub, on the one hand, and the Company, on the other hand, agree that no public release or announcement concerning the terms of the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party, except such release or announcement as may be required by Law or the rules and regulations of any stock exchange or Governmental Entity applicable to the Company, Parent or their respective Affiliates, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided that (a) the Investors and the Sponsors are permitted to (i) report and disclose on a confidential basis the status and terms (including price terms and the resulting financial return or other financial or statistical performance information) of this Agreement and the transactions contemplated hereby in the ordinary course of their respective businesses, including to current or potential limited partners of investment funds sponsored, managed or advised by the Sponsors in connection with fundraising, marketing or informational or reporting activities, and (ii) disclose the consummation of the transaction contemplated hereby (but not, without the consent of Parent, price terms) on their websites and otherwise in the ordinary course of their respective businesses and (b) each of Parent and the Company are permitted to report and disclose the status of this Agreement and the transactions contemplated hereby pursuant to a mutually-agreed internal communication to its employees; provided further that no party shall be required to obtain consent pursuant to this Section 7.3 to the extent that any proposed release or announcement is consistent with information that has previously been made public by the Company, Parent or their respective Affiliates in compliance with their obligations under this Section 7.3. Confidentiality. Parent acknowledges that the information provided to it and its Representatives in connection with this Agreement and the transactions contemplated hereby are subject to the terms of the Confidentiality Agreement, dated as of August 4, 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Confidentiality Agreement”), by and between Marsh & McLennan Companies, Inc. and TIH Parent. The terms of the Confidentiality Agreement are hereby incorporated by reference. Access to Information. (a) Prior to the Closing Date, and subject to applicable Laws, Privacy and Data Security Requirements and Section 7.4, Parent and its Representatives shall have such access to the offices, assets, properties, senior management personnel and other professional advisors, books, Contracts, broker letters, insurance policies and business, regulatory, financial and other records, businesses and operations of the Company and its Subsidiaries as it reasonably requests upon reasonable advance written notice in furtherance of Parent’s efforts to consummate the transactions contemplated by this Agreement. Any such access and examination shall be conducted during regular business hours and under circumstances that do not unreasonably interfere with the normal operations of the business and shall be subject to restrictions under applicable Law and the Company’s and its Subsidiaries’ privacy policies. The Company shall, and shall direct its Representatives to, reasonably cooperate with Parent and its Representatives

70 in connection with such access and examination, and Parent and its Representatives shall cooperate with the Company and its Representatives and shall use their reasonable best efforts to minimize any unreasonable disruption to the business. Any disclosure during such investigation by Parent or its Representatives shall not constitute any enlargement or additional representation or warranty of the Company beyond those specifically set forth in Article IV. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted to the extent that it (i) relates to negotiations and discussions with prospective buyers of the Company or this Agreement and the transactions contemplated hereby, (ii) would unreasonably disrupt the operations of the Company or any of its Subsidiaries, (iii) includes materials prepared for the board of managers of TIH Parent in connection with its consideration of the transactions contemplated by this Agreement, including the Merger, (iv) would jeopardize the health and safety of the employees of the Company or its Subsidiaries, (v) would require the Company or any of its Subsidiaries to disclose information that, in the reasonable judgment of the Company, would violate Competition Laws due to its competitively sensitive nature, (vi) relates to any Retained Business or (vii) would require the Company or any of its Subsidiaries to provide access or disclose information where such access or disclosure would reasonably be likely to jeopardize or result in a waiver of any applicable attorney-client privilege or would violate any applicable Law, Privacy and Data Security Requirements or any confidentiality obligation to a third party to which the Company Stockholder or any of its Affiliates is bound; provided that the Company shall use reasonable best efforts to make appropriate substitute arrangements in a manner that does not result in any of the foregoing issues. (b) Notwithstanding anything to the contrary contained herein, prior to the Closing, without the written consent of the Company (which may be withheld in the Company’s sole discretion), Parent shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of its Subsidiaries. Regulatory Approvals. (a) Each of the parties shall use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to consummate and make effective as promptly as practicable the transactions contemplated hereby. Subject to appropriate confidentiality protections, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. (b) Each of the parties shall cooperate with one another and use their reasonable best efforts to prepare all necessary documentation (including furnishing all information required under the Competition Laws) to effect promptly all necessary filings with any Governmental Entity and to obtain as promptly as practicable all consents, waivers and approvals of any Governmental Entity necessary to consummate the transactions contemplated hereunder. If permitted by the applicable Governmental Entity, each party shall promptly inform the other of any substantive oral communication with, and provide to counsel for the other parties copies of all correspondence between it (or its advisors) and any Governmental Antitrust Entity (except to the extent that such written correspondence contains information that does not relate to the transactions contemplated hereby) or other Governmental Entity relating to the

71 transactions contemplated by this Agreement or any of the matters described in this Section 7.6. No party hereto shall independently participate in any meeting or conference call with any Governmental Entity in respect of any such filings, investigation or other inquiry relating to the transactions contemplated by this Agreement without giving the other party prior notice of the meeting or conference call and, to the extent permitted by such Governmental Entity, the opportunity to attend or participate. To the extent permissible under applicable Law, the parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the Competition Laws relating to the transactions contemplated by this Agreement. In furtherance thereof, the parties shall meet at a regular cadence (not less than once per week from the date of this Agreement until satisfaction of the conditions contemplated in Section 8.1) to (i) discuss status of any filings with any Governmental Entity and the process for obtaining consents, waivers and approvals of any Governmental Entity necessary to consummate the transactions contemplated hereunder and (ii) consult in good faith with the other party with respect to strategy and timing relating to proceedings under the Competition Laws relating to the transactions contemplated by this Agreement, including any material decisions relating to obtaining consents, waivers, approvals and waiting periods contemplated by Section 8.1(b) or any action contemplated by (d) and (e). The parties may, as they deem advisable, redact any materials as necessary to address reasonable privilege or confidentiality concerns (including with respect to other businesses of the Company, Parent or their respective Affiliates and Subsidiaries), and to remove references concerning the valuation of the Company and its Subsidiaries, or Parent and its Subsidiaries, or designate any competitively sensitive materials provided to the other under this Section 7.6(b) or any other section of this Agreement as “legal counsel only.” Materials designated “legal counsel only” and the information contained therein shall be given only to legal counsel of the recipient and will not be disclosed by such legal counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. (c) Without limiting the generality of the undertakings pursuant to this Section 7.6, the parties shall use reasonable best efforts to provide or cause to be provided (including by their “ultimate parent entities” as that term is defined in the HSR Act) as promptly as practicable to any Governmental Antitrust Entity or other Governmental Entity information and documents requested by such Governmental Antitrust Entity or other Governmental Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including filing any notification and report form and related material required under (i) the HSR Act as promptly as practicable, but in no event later than 10 Business Days after the date hereof and (ii) any other filing under any applicable Law set forth in Section 7.6(c) of the Company Disclosure Schedule as promptly as practicable after the date of this Agreement, and thereafter to respond promptly to any request for additional information or documentary material that may be made under the HSR Act and any other applicable Law. Parent and the Company shall (A) request “early termination” of the applicable waiting period under the HSR Act, and (B) make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Parent shall be responsible for all filing fees applicable to Parent and its ultimate parent entity under the HSR Act and under any such other Laws or regulations applicable to Parent. Parent shall not commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period, or “pull and refile,” pursuant to 16 C.F.R. 803.12 the filing made under the HSR Act, or enter into a timing agreement, including

72 any agreement to delay the consummation or not to consummate the Merger or the other transactions contemplated hereby, with any Governmental Entity without the prior written consent of the Company, which shall not be unreasonably withheld. (d) If any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or if any Action is instituted by any Governmental Entity challenging any of the transactions contemplated hereby as violative of any applicable Law, each of the parties shall use its reasonable best efforts to: (i) promptly oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the transactions contemplated hereby); and (ii) promptly take such action as reasonably necessary to overturn any regulatory action by any Governmental Entity to prevent or enjoin consummation of this Agreement (and the transactions contemplated hereby), including by promptly defending any Action brought by any Governmental Entity in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Entity may have to such transactions under such applicable Law so as to permit consummation of the transactions contemplated by this Agreement. (e) Notwithstanding the foregoing, Parent shall, and shall cause its Affiliates to, take all actions necessary to obtain any authorization, consent or approval of a Governmental Entity (including in connection with any Governmental Filings) necessary or advisable so as to enable the consummation of the transactions contemplated hereby, to occur as promptly as practicable (and in any event, no later than the Outside Date) and to resolve, avoid or eliminate any impediments or objections, if any, that may be asserted by a Governmental Entity with respect to the transactions contemplated hereby under any Competition Law, including: (i) promptly taking such actions, and promptly agreeing to such requirements or conditions, with respect to the Company and its Subsidiaries, to mitigate any concerns as may be requested or required by a Governmental Entity in connection with any Governmental Filing, (ii) promptly proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of, or holding separate of, businesses, product or product lines, operations, investments, companies, rights or assets of the Company and its Subsidiaries or any interest therein (including entering into customary ancillary agreements relating to any such sale, divestiture, licensing or disposition of such businesses, product or product lines, operations, investments, companies, rights or assets), (iii) terminating or restructuring existing relationships, contractual or governance rights or obligations of the Company and its Subsidiaries, (iv) terminating any of the Company’s or its Subsidiaries’ ventures or other arrangements, and (v) otherwise promptly taking or promptly committing to take actions that after the Closing Date would limit the Company’s or its Subsidiaries’ freedom of action with respect to, or its ability to retain or control, one or more of the businesses, product or product lines, operations, investments, companies, rights or assets of the Company and its Subsidiaries (each such action in the foregoing clauses (i) through (v), individually or collectively, a “Remedial Action”); provided that, notwithstanding the foregoing or anything else in this Agreement to the contrary, nothing in this Agreement shall require Parent or its Affiliates to propose, negotiate, agree to, commit to, or effect, by consent decree, hold separate order or otherwise, any Remedial Action (A) with respect to the businesses, products or product lines, operations, investments, rights or assets of Parent or any of its Affiliates (excluding, after the Closing, the Company and its Subsidiaries) or (B) if such Remedial Action would, or would reasonably be expected to, result in a material adverse effect on the Company and its

73 Subsidiaries, taken as a whole. Nothing in this Agreement shall obligate Parent, the Company or any of their respective Affiliates and Subsidiaries to take or agree to take any Remedial Action that is not conditioned on the consummation of the Closing. The Company and its Subsidiaries may not take or agree to take any Remedial Action without Parent’s prior written consent. (f) During the Interim Period, neither Parent nor any of its Affiliates shall acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or any equity in, or by any other manner, any Person or assets, business or division thereof, if the execution and delivery of a definitive agreement relating to, or the consummation of, such acquisition would (individually or in the aggregate) reasonably be expected to: (i) impose any material delay in obtaining, or materially increase the risk of not obtaining, consents of a Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of a Governmental Entity seeking or entering a Governmental Order prohibiting the consummation of the transactions contemplated hereby, (iii) materially increase the risk of not being able to remove any such Governmental Order on appeal or otherwise, or (iv) otherwise prevent or materially delay the consummation of the transactions contemplated hereby. Director and Officer Liability; Indemnification. (a) Without limiting any additional rights that any Person may have under any Company Benefit Plan, from the Effective Time through the sixth anniversary of the Closing Date, each of Parent and the Surviving Corporation shall indemnify and hold harmless each present (as of immediately prior to the Effective Time) and former officer, director, manager, agent, employee or agent of the Company and its Subsidiaries (the “Indemnified Individuals”) from and against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (“Losses”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Individual is or was an officer, director, manager, employee or agent of the Company or its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the other transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such claim, action, suit, proceeding or investigation, (A) each Indemnified Individual will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent or the Surviving Corporation within 10 Business Days of receipt by Parent from the Indemnified Individual of a request therefor, (B) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit, proceeding or investigation (and in which indemnification could be sought by such Indemnified Individual hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Individual from all liability arising out of such claim, action, suit, proceeding or investigation or such Indemnified Individual otherwise consents and (C) the Surviving Corporation shall cooperate in the defense of any such matter. (b) Each of Parent and the Surviving Corporation agrees that any indemnification and advancement of expenses available to any Indemnified Individual by virtue

74 of such Indemnified Individual’s service as a partner or employee of, or affiliation with, TIH Parent, the Sponsors, the Investors or any investment fund sponsored, managed or advised by the Sponsors (any such Indemnified Individual, a “TIH Director”) shall be secondary to the indemnification and advancement of expenses to be provided by Parent and the Surviving Corporation pursuant to this Section 7.7 and that Parent and the Surviving Corporation (i) shall be the primary indemnitors of first resort for TIH Directors pursuant to this Section 7.7, (ii) shall be fully responsible for the advancement of all expenses and the payment of all Losses with respect to TIH Directors which are addressed by this Section 7.7 and (iii) shall not make any claim for contribution, subrogation or any other recovery of any kind in respect of any other indemnification available to any TIH Director with respect to any matter addressed by this Section 7.7. (c) The Organizational Documents of each of the Surviving Corporation and its Subsidiaries shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Indemnified Individuals than are set forth in the Organizational Documents of the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Closing Date in any manner that would adversely affect the rights thereunder of any such individuals. Notwithstanding the foregoing, if the Surviving Corporation or any of its Subsidiaries is merged into or consolidated with Parent or an Affiliate of Parent or otherwise dissolved prior to the expiration of such six-year period, Parent shall cause the successor of the Surviving Corporation to continue to provide the foregoing rights and benefits to the Indemnified Individuals to the fullest extent provided by Law. (d) Notwithstanding anything herein to the contrary, if any Action or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Individual on or prior to the sixth anniversary of the Closing Date, the provisions of this Section 7.7 shall continue in effect until the final disposition of such Action or investigation. (e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Individuals and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Individual is entitled, whether pursuant to Law, Contract or otherwise. (f) Except as set forth in Section 7.7(c), in the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 7.7. (g) The obligations of Parent or the Surviving Corporation under this Section 7.7 shall not be terminated or modified in such a manner as to materially and adversely affect any Indemnified Individual to whom this Section 7.7 applies (it being expressly understood that each Indemnified Individual shall be a third-party beneficiary of this Section 7.7).

75 Reasonable Best Efforts. Without limiting the parties’ obligations under Section 7.6, upon the terms and subject to the conditions herein provided, except as otherwise provided in this Agreement, each of the parties shall use its reasonable best efforts to take or cause to be taken all actions, to do or cause to be done and to assist and cooperate with the other party in doing all things necessary, proper or advisable under applicable Laws to consummate and make effective as promptly as practicable the transactions contemplated hereby, including: (a) the satisfaction of the conditions precedent to the obligations of any of the parties; (b) the obtaining of applicable consents, waivers or approvals of any Governmental Entities or third parties; and (c) the execution and delivery of such instruments, and the taking of such other actions, as the other party may reasonably require in order to carry out the intent of this Agreement. Notwithstanding the foregoing or anything else in this Agreement (including Section 7.14), no party hereto nor or any of such party’s Affiliates shall be obligated to make any payments or otherwise pay any consideration to any third party to obtain any applicable consent, waiver or approval (except as set forth in Section 7.13, Section 7.14 or Section 12.6). Pre-Closing Transactions. Prior to the Closing, the Company Stockholder shall, and shall cause its Subsidiaries to, (a) consummate the Title Business Distribution (as defined in Section 7.9 of the Company Disclosure Schedule) and (b) use reasonable best efforts to consummate the other transactions set forth in Section 7.9 of the Company Disclosure Schedule (including the Title Business Distribution, together the “Pre-Closing Transactions”). Litigation Support. After the Closing, in the event and for so long as any party hereto or any of its Affiliates is prosecuting, contesting or defending any proceeding or action by a third party relating either to the Surviving Corporation or any of its Subsidiaries, on the one hand, or the Company Stockholder or one of its Affiliates, on the other hand, in connection with or relating to (a) the Merger or any of the other transactions contemplated under this Agreement or any Transaction Agreement, or (b) any fact, situation, circumstance, status, condition, activity, occurrence, event, incident, action, failure to act, or transaction relating to, in connection with or arising from the Business (a “Joint Litigation Matter”), each party shall, and shall cause its Affiliates and its and their officers and employees to, at the requesting party’s expense, reasonably cooperate with the other party and its counsel in such prosecution, contest or defenses, including making available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with such prosecution, contest or defense. Without limiting the generality of the foregoing, any Joint Litigation Matter shall be controlled by either the Company Stockholder (or one of its Affiliates), on the one hand, or Parent (or one of its Affiliates) on the other hand, based on whether the underlying fact, situation, circumstance, status, condition, activity, occurrence, event, incident, action, failure to act, or transaction upon which such Joint Litigation Matter is based is primarily related to the Business, on the one hand, or the Retained Business, on the other hand, and any such non- controlling party shall be entitled to participate in (but not control) such prosecution, contest and/or defense with counsel of its own choosing. Each party shall bear its own costs and expenses in connection with any such Joint Litigation Matter. Preservation of Records. Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to preserve and keep the records pertaining to the Retained Business in their possession at the Closing for a period of seven years following the Closing Date (or longer if required by applicable Law) and shall make such records (or copies), and reasonably

76 appropriate personnel with access to such records, available (at the Company Stockholder’s expense), during normal business hours and upon reasonable advance notice, to the Company Stockholder as may be reasonably required by the Company Stockholder in connection with any insurance claims by, legal proceedings or Tax audits against, governmental investigations of, management of Tax affairs or compliance with applicable Laws by, the Company Stockholder or any of its Affiliates. Parent shall not be obligated to provide any records of the Company or any of its Subsidiaries or the Business if such access (a) would unreasonably disrupt the operations of the Company or any of its Subsidiaries, (b) would require the Company or any of its Subsidiaries to disclose information that, in the reasonable judgment of the Company, would violate Competition Laws due to its competitively sensitive nature, (c) to the extent it relates to the Business or (d) would require the Company or any of its Subsidiaries to provide access or disclose information where such access or disclosure would reasonably be likely to jeopardize or result in a waiver of any applicable attorney-client privilege or would violate any applicable Law, Privacy and Data Security Requirements or any confidentiality obligation to a third party to which the Company or any of its Affiliates is bound; provided that the Company shall use reasonable best efforts to make appropriate substitute arrangements in a manner that does not result in any of the foregoing issues. Transition Services Agreement. At the Closing, each of Parent and the Company Stockholder shall, or shall cause one or more of their respective Affiliates to, duly execute and deliver to the other party or its respective Affiliates the Transition Services Agreement substantially in the form attached hereto as Exhibit I (the “Transition Services Agreement”). Certain Consents. Each of Parent and Merger Sub acknowledges and agrees that certain consents to the transactions contemplated hereby may be required from Governmental Entities or parties to Contracts to which the Company or one of its Subsidiaries is a party and that such consents have not been obtained as of the date of this Agreement and may not be obtained prior to the Closing. During the Interim Period, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to obtain the consent or approval of, or to provide notice to, any counterparty to any Contract to which it is a party or any other third party to the extent that it is or may be required to be obtained or provided in connection with the transactions contemplated by this Agreement. Any IA Client consents shall be exclusively governed by terms of Section 7.14 and not this Section 7.13. Nothing in this Section 7.13 shall obligate or be construed to obligate the Company Stockholder or any of its Affiliates (including the Company) to (a) make, or to cause to be made, any payment to any third Person, (b) commence any Action or (c) offer to grant any material accommodation (financial or otherwise) to any third Person in each case in order to obtain the consent or approval of such third Person under any Contract, and Parent and Merger Sub acknowledge that the receipt of such consent or approval shall not be a condition to Closing set forth in Article VIII. Notwithstanding anything to the contrary in this Section 7.13, no condition of Parent or Merger Sub to consummate the Merger will be deemed not to be satisfied as a result of the failure to obtain any such consent or as a result of any such default, acceleration or termination or loss of right or any action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such default, acceleration or termination or loss of right. IA Client Consents.

77 (a) The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to obtain, as promptly as reasonably practicable after the date of this Agreement, the consent of each IA Client for which consent to the deemed assignment of such IA Client’s Investment Advisory Agreement is required by applicable Law or by such IA Client’s Investment Advisory Agreement as a result of the transactions contemplated by this Agreement. In furtherance thereof, if such IA Client’s Investment Advisory Agreement does not expressly require the written consent of the IA Client to the deemed assignment of such Investment Advisory Agreement, the Company shall, and shall cause its Subsidiaries to, as applicable, send to such IA Client as promptly as practicable, but in no event later than 15 Business Days after the date of this Agreement, a written notice (the “Negative Consent Notice”), which shall be in form and substance reasonably satisfactory to Parent, informing such IA Client: (i) of the transactions contemplated by this Agreement; (ii) of the intention to complete the transactions contemplated by this Agreement, which will result in an assignment or deemed assignment of such Investment Advisory Agreement; (iii) of the intention of Parent or its Affiliates to continue to provide the applicable services pursuant to the existing Investment Advisory Agreement with such IA Client after the Closing if such IA Client does not terminate such agreement prior to the Closing; and (iv) that the consent of such IA Client will be deemed to have been granted if such IA Client does not terminate its Investment Advisory Agreement within 45 days after the sending of the Negative Consent Notice. At the end of such 45 day period, if such IA Client has not terminated its Investment Advisory Agreement, and except as provided in the proviso in the definition of “Consenting Client,” such IA Client shall be deemed a Consenting Client for all purposes under this Agreement. If the applicable Investment Advisory Agreement expressly requires the written consent of the IA Client to the assignment or deemed assignment of such IA Client’s Investment Advisory Agreement, then the Company shall, and shall cause its Subsidiaries to, as applicable, as promptly as reasonably practicable, but in no event later than 15 Business Days, after the date of this Agreement, and in lieu of the Negative Consent Notice, send a written notice to such IA Client, which shall be in form and substance reasonably satisfactory to Parent, informing such IA Client of the transactions contemplated by this Agreement and requesting written consent to the deemed assignment of such IA Client’s Investment Advisory Agreement, and once such IA Client has provided its written consent to the assignment or deemed assignment of such IA Client’s Investment Advisory Agreement, except as provided in the proviso in the definition of “Consenting Client,” such IA Client shall be deemed a Consenting Client for all purposes under this Agreement. (b) In connection with obtaining the consents and other actions required by this Section 7.14, at all times prior to the Closing, the Company and Parent shall provide all commercially reasonable cooperation to the other, and the Company shall keep Parent promptly informed of the status of obtaining such consents and shall, upon Parent’s reasonable request, make available to Parent copies of all such executed consents, related materials and other records relating to the consent process. Without limiting the foregoing, Parent shall have the right to review in advance of distribution any notices or other materials to be distributed by the Company or any of its Representatives to IA Clients and the Company shall consider in good faith any reasonable comments provided by Parent. During the Interim Period, the Company and Parent shall communicate on a regular basis to stay apprised of such efforts to satisfy the requirements required to obtain the requisite IA Client Consents under this Section 7.14, and, upon reasonable request, the Company shall make available to Parent (and, after the Closing, Parent shall make

78 available to the Company Stockholder) copies of all executed IA Client Consents and other documents evidencing satisfaction of the foregoing. Tax Matters. (a) From and after the Closing, Parent shall promptly pay, or cause the Company or its relevant Subsidiary to pay, without duplication, to the Company Stockholder (or, at the direction of the Company Stockholder, any Affiliate thereof), such amounts as the Company or any Subsidiary of the Company are required to pay to Truist Bank (or, at the direction of Truist Bank, any Affiliate thereof) pursuant to Sections 6.08(i) and (ii) of the Truist Purchase Agreement, to the extent and subject to limitations described in Section 6.08 of the Truist Purchase Agreement, but only if such amounts are not paid by Parent, the Company or any of its Subsidiaries directly to Truist Bank or any Affiliate thereof (provided that the Company Stockholder has received written evidence reasonably satisfactory to the Company Stockholder that such direct payments have been so made) and only if such payment discharges any obligation of the Company or any Subsidiary of the Company to pay such amounts pursuant to Section 6.08 of the Truist Purchase Agreement. The Company Stockholder (or any Affiliate thereof) will deliver to Parent any amounts described in the proviso contained in Section 6.08 of the Truist Purchase Agreement to the extent not so delivered directly to Parent or one its Affiliates by Truist Bank. (b) Except as required by applicable Law and subject to Section 7.15(c) and Section 7.15(d) (which shall exclusively govern the matters described therein), Parent shall not, and shall cause each of the Company and any of its Subsidiaries not to, (i) make any amendment of any Company or Subsidiary Tax Returns for any Pre-Closing Tax Period, (ii) make, change or revoke any Tax election with respect to the Company or any of its Subsidiaries that has retroactive effect to any Pre-Closing Tax Period, or (iii) enter into a voluntary disclosure or similar agreement, or otherwise voluntarily disclose information to, a Governmental Entity with respect to the Company or any of its Subsidiaries with respect to a Pre-Closing Tax Period (other than in connection with Parent or any of its Affiliates’ participation in the IRS Compliance Assurance Process or related program (“CAP/Related Program”)), in each case without the Company Stockholder’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). In connection with Parent or any of its Affiliates’ participation in the CAP/Related Program, Parent or any of its Affiliates (A) may inform the IRS of the transactions contemplated by this Agreement and may provide to the IRS the amount of the Merger Consideration and a copy of this Agreement to the IRS, and (B) shall promptly notify Company Stockholder of any other requests by the IRS in connection with the transactions contemplated by this Agreement and consult with the Company Stockholder prior to responding to such requests and/or providing any further information beyond that which is described in clause (A) of this Section 7.15(b). (c) (i) Parent agrees that, in respect of any income Tax Returns that (A) include solely the Company and/or any Subsidiary of the Company, (B) are first due after the Closing Date and (C) include a Pre-Closing Period, the preparation of any such Tax Return (a “Closing and Reorganization Transactions Tax Return”) shall be done by the Company

79 Stockholder and any of its Affiliates; provided that any income Tax Return of McGriff for the taxable year that ends December 31, 2025 that includes a Pre-Closing Period (the “McGriff 2025 Income Tax Returns”) shall be prepared by Parent (but shall otherwise be considered a Closing and Reorganization Transactions Tax Return). The parties agree that any such Closing and Reorganization Transactions Tax Return shall be prepared consistently with the relevant intended tax treatment detailed in Section 7.15(c) of the Company Disclosure Schedule (the “Agreed Tax Treatments”), the Final FMV Determinations (as defined in the Truist Purchase Agreement), the purchase price allocations reflected on Schedule 2.01 of the Truist Purchase Agreement, and, in all events, to the extent not reflected in and not inconsistent with the Agreed Tax Treatments, the “Agreed Tax Treatment” as defined in Section 6.02(b) of the Truist Purchase Agreement (hereinafter referred to as the “Truist Agreement Agreed Tax Treatment”). The Company Stockholder or Parent, as applicable, shall deliver a draft copy of each Closing and Reorganization Transactions Tax Return to Parent or the Company Stockholder, as applicable, no later than 30 days prior to its due date (taking into account extensions) for the other’s review and comment. If Parent or the Company Stockholder, as applicable, disagrees with any item contained in any such Tax Return and notifies Company Stockholder or Parent, as applicable, of such disagreement in writing (setting forth in reasonable detail the particulars of such disagreement) within 20 days after such Tax Return was delivered to Parent or the Company Stockholder, as applicable, Parent and the Company Stockholder shall, for a period of 10 days (or such longer period as they may mutually agree in writing), in good faith, try to resolve the disagreement. If Parent or the Company Stockholder, as applicable, does not timely deliver written notice of disagreement pursuant to the preceding sentence, such Tax Return shall be considered final, as prepared by the Company Stockholder or Parent, as applicable. If, during the aforesaid 10 day period (or such longer period as they may mutually agree in writing), Parent and Company Stockholder have reached written agreement with respect to all disputed items related to any such Tax Return, such Tax Return shall be filed as Parent and Company Stockholder have agreed. If, at the end of the aforesaid 10 day period (or such longer periods as they may mutually agree in writing), Parent and Company Stockholder shall have failed to reach written agreement with respect to matters described in the aforesaid notice of disagreement, the disagreement with respect to such matters shall be resolved by the Independent Firm according to the provisions of Section 3.5(b) and Section 3.5(c) applied mutatis mutandis; provided that, in each such case, the Independent Firm shall resolve any disagreement referred to it in a manner consistent with the Agreed Tax Treatments, the Final FMV Determinations (as defined in the Truist Purchase Agreement), the purchase price allocations reflected on Schedule 2.01 of the Truist Purchase Agreement, the Truist Agreement Agreed Tax Treatment and, to the extent any Independent Accounting Firm (as defined in the Truist Purchase Agreement) has resolved a dispute pursuant to Section 6.02(a) of the Truist Purchase Agreement, in a manner consistent with such resolution. (ii) In respect of any income Tax Returns that (A) include solely the Company and/or any Subsidiary of the Company, (B) are first due after the date hereof but before the Closing Date and (C) include a Pre-Closing Period, the preparation of any such Tax Return (if any, an “Interim Period Closing and Reorganization Transactions Tax Return”) shall be done by the Company Stockholder and any of its Affiliates and such Tax Returns shall be prepared consistently with the Agreed Tax Treatments, the Final FMV Determinations (as defined in the Truist Purchase Agreement), the purchase price allocations reflected on Schedule 2.01 of the Truist Purchase Agreement, and, in all events, to the extent not reflected in and not

80 inconsistent with the Agreed Tax Treatments, the Truist Agreement Agreed Tax Treatment. The Company Stockholder shall deliver a draft copy of each Interim Period Closing and Reorganization Transactions Tax Return to Parent, no later than 30 days prior to its due date (taking into account extensions) for Parent’s review and comment. The Company Stockholder shall consider Parent’s reasonable comments in good faith and shall file all Interim Period Closing and Reorganization Transaction Tax Returns. The Company Stockholder shall use commercially reasonable efforts to take any and all reasonable actions (and use commercially reasonable efforts to cause any of its Affiliates to take any and all reasonable actions) to obtain any and all available extensions of time (which reasonable actions shall be deemed to include obtaining any automatic extensions to file as available under applicable Law) to file, and not to file before the end of such extended period, any income Tax Returns that include solely the Company and/or any Subsidiary of the Company, that include a Pre-Closing Tax Period and that are first due after the date hereof, to enable such income Tax Returns to be governed by Section 7.15(c)(i) and not Section 7.15(c)(ii). (d) Parent and Company Stockholder agree that any Closing and Reorganization Tax Proceeding (as such term is defined in the Truist Purchase Agreement) that is in respect of a Tax Return pursuant to Section 7.15(c) of this Agreement (each, a “Relevant Tax Proceeding”) shall be controlled by Parent; provided that Company Stockholder shall have Non-Controlling Rights (as such term is defined in the Truist Purchase Agreement) in connection with any Relevant Tax Proceeding. Any Closing and Reorganization Tax Proceeding (as such term is defined in the Truist Purchase Agreement) that is in respect of a Tax Return other than a Tax Return described in Section 7.15(c) shall be controlled by the Company Stockholder; provided that Parent shall have, solely to the extent such Closing and Reorganization Tax Proceeding could reasonably be expected to impact Tax attributes or Tax liabilities of the Company or any of its Subsidiaries resulting from the transactions described in Section 7.15(c) of the Company Disclosure Schedule (“Resulting Attributes” and “Resulting Liabilities”), Non- Controlling Rights (as such term is defined in the Truist Purchase Agreement but excluding, in all cases in which (i) the impact on Resulting Attributes could reasonably be expected to result in Tax liability of less than $25,000,000, (ii) the Resulting Liabilities could reasonably be expected to be less than $25,000,000, and (iii) together, the impact on Resulting Attributes and Resulting Liabilities could reasonably be expected to result in Tax liability of less than $25,000,000, any rights described in clause (3) of such definition in the Truist Purchase Agreement) in respect of such other Closing and Reorganization Tax Proceeding that is not a Relevant Tax Proceeding. Any Taxes that arise in connection with a Closing and Reorganization Tax Proceeding, to the extent imposed on Parent, the Company or any of the Company’s Subsidiaries or any of their Affiliates, shall be borne by (and reimbursed by) the Company Stockholder. (e) Following the Closing, the Company Stockholder and Parent shall (and shall cause their respective Affiliates to) provide the other party and its Affiliates with such assistance and information as may be reasonably requested in connection with the preparation of any Tax Return relating to the Company and its Subsidiaries with respect to a Pre-Closing Tax Period or any Straddle Period and the conduct of any Tax Action, audit, examination or contest relating to any of the Company or any of its Subsidiaries with respect to a Pre-Closing Tax Period or any Straddle Period, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties.

81 (f) Any and all Tax sharing, allocation, indemnity or similar Contracts binding the Company or any of its Subsidiaries (other than Contracts entered into in the ordinary course of business, the principal purpose of which is not Taxes) shall be terminated as of the Closing Date, and neither the Company nor any of its Subsidiaries shall have any liability thereunder for any taxable period or portion thereof beginning on the day after the Closing Date. (g) Preparation of Final Company Tax Returns. (i) Following execution of this Agreement, the parties shall engage Kroll, LLC (the “Valuation Firm”) (whose expenses are to be borne solely by the Company Stockholder) to determine the valuation of the Title Business (the “Agreed Title Business Valuation”), with such valuation to be determined pursuant to substantively similar valuation methodologies as those used by the Valuation Firm for purposes of the Final FMV Determination (as defined in the Truist Purchase Agreement). The Valuation Firm shall determine the Agreed Title Business Valuation prior to Closing. (ii) Parent shall cause the Company to join Parent’s “consolidated group” (or the “consolidated group” of which Parent is a member), as defined in Treasury Regulations § 1.1502-1(h), effective as of the day after the Closing Date. The Company’s final U.S. federal, and any applicable state, income Tax Returns for the portion of the Straddle Period ending on the Closing Date (the “Final Company Tax Returns”) shall: (i) be prepared in a manner consistent with past practice of the Company and its Subsidiaries, except as otherwise required by applicable Law (and except as otherwise provided in Section 7.15(c), in accordance with the provisions of Section 7.15(c)); and (ii) be prepared and calculated in a manner which reflects Agreed Title Business Valuation. The parties agree that (A) Parent and its Affiliates (including, after the Closing, the Company and its Subsidiaries) (1) shall not make an election under Treasury Regulations § 1.1502-76(b)(2)(ii)(D) to ratably allocate items (or any make any similar election or ratably allocate items under any corresponding provision of state, local or foreign law) and (2) shall not apply the “next day” rule of Treasury Regulations § 1.1502- 76(b)(1)(ii)(B) (or any make any similar election under any corresponding provision of applicable Law) with respect to any items of loss or deduction for income Tax purposes that are deductible under applicable Laws (determined at a “more likely than not” or higher level of comfort) in the Pre-Closing Tax Period and (B) any items resulting from a transaction outside of the ordinary course of business undertaken after the Closing on the Closing Date shall be allocated to Parent by application of Treasury Regulations § 1.1502-76(b)(1)(ii)(B) or otherwise to the extent permitted by applicable Laws. In connection with the preparation of the Final Company Tax Returns, Parent shall separately state Parent’s estimate of the incremental U.S. federal and state income cash Taxes incurred by the Company or any of its Subsidiaries as a result of the Title Business Distribution, if any (such incremental cash Tax amount, as it may be finalized pursuant to this Section 7.15(g), the “KV Distribution Tax Amount”). For the avoidance of doubt, the KV Distribution Tax Amount shall be calculated based on the Agreed Title Business Valuation, the Final FMV Determination (as defined in the Truist Purchase Agreement), the Agreed Tax Treatments and the Tax items contained on the Final Company Tax Returns as prepared pursuant to this Section 7.15(g). Any disagreement as to the KV Distribution Tax Amount in the context of the preparation of the applicable Tax Return pursuant to Section 7.15(c) shall be resolved in the manner provided in Section 7.15(c). Within five Business Days of the KV Distribution Tax Amount becoming final, the Company Stockholder

82 shall pay, or cause to be paid, to Parent the KV Distribution Tax Amount (reduced by any such cash Taxes that were previously taken into account in the calculation of the Income Tax Liability Amount, as finally determined pursuant to Section 3.5 of this Agreement) by wire transfer of same-day funds to the account or accounts that Parent shall designate to the Company Stockholder. (h) Notwithstanding anything in this Agreement to the contrary, the provisions in this Section 7.15, shall survive for the full period of all applicable statutes of limitations plus 60 days. (i) For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes, other than Taxes based upon or related to income or receipts or expenses (e.g., payroll Taxes), be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income or receipts or expenses, be deemed equal to the amount which would be payable if the relevant taxable period ended as of the end of the Closing Date. (j) To the extent the Company Stockholder or any of its Affiliates makes or intends to make, causes or intends to cause, to be made a “push out election” under Section 6226 of the Code in connection with any Tax Action, audit, examination or similar proceeding that could reasonably be expected to result in the Company or any of its Subsidiaries becoming liable or responsible for Taxes, the Company Stockholder shall (i) keep Parent reasonably informed of the status of such matter, (ii) allow Parent to participate in the defense of such matter at its own cost and expense, (iii) provide Parent with copies of any submissions or other written correspondence to or from the relevant Taxing Authority and (iv) not settle such matter without the prior written consent of Parent, not to be unreasonably withheld, conditioned or delayed. (k) Notwithstanding anything to the contrary in Section 7.15(c)(ii), in the event that a Tax Return is to be filed pursuant to Section 7.15(c)(ii) in respect of McGriff for the first taxable year in which it is a partnership for U.S. federal income tax purposes, the parties hereto agree that each of Parent, the Company and the Company Stockholder shall consult and cooperate in good faith to determine whether an election under Section 754 of the Code will be made on such Tax Return. Tax Forms. Prior to the Closing, the Company shall deliver to Parent a completed and duly executed IRS Form W-9 certifying the status of the Company Stockholder (or, if the Company Stockholder is a disregarded entity for U.S. federal income tax purposes, its regarded parent) as a United States person for U.S. federal income tax purposes; provided that Parent’s sole remedy in the event the Company does not deliver such IRS Form W-9 shall be to withhold in accordance with Section 3.6 any amounts to the extent required to be withheld under the Code.

83 Transfer Taxes. All Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent; provided that the Company Stockholder shall be responsible for any Transfer Taxes incurred in connection with the Pre-Closing Transactions. Parent shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. Insurance. (a) Prior to the Closing Date, Parent may request that the Company purchase, at Parent’s expense, “tail” insurance policies for a period of six years after the Closing Date (such policies, the “Parent Tail Policies”), with reputable and financially sound carriers, of at least 35% of the coverage and amounts and containing material terms and conditions that are no less advantageous in the aggregate than the current policies of directors’ and officers’ liability insurance, errors and omissions insurance, employment practices liability insurance, fiduciary liability insurance and cyber liability insurance, respectively, maintained by TIH Parent and its Subsidiaries and set forth in Section 7.18(c) of the Company Disclosure Schedule (the “Current TIH Policy”) with respect to claims made after the Effective Time arising from or related to facts or events that occurred on or after May 7, 2024 through the Effective Time; provided that, in the event Parent Tail Policies are not procured, Parent shall, from and after the Effective Time, self- insure (through a program or otherwise) on the same terms and conditions based on the same coverage as the Current TIH Policy (the “Parent Self Insurance Program” and, together with the Parent Tail Policies, the “Parent Insurance Policies”). The Company Stockholder shall use reasonable best efforts to, and shall cause its Affiliate to use reasonable best efforts to, cause the Current TIH Policy to remain in effect and be renewed on substantially similar terms until the Effective Time. (b) Except as set forth in Section 7.18(c) through Section 7.18(e), from and after the Closing Date, the Company and its Subsidiaries shall cease to be insured by the Company Stockholder’s or its Affiliates’ insurance policies or by any of their self-insured programs, and neither Parent nor its Affiliates (including, for the avoidance of doubt, the Company and its Subsidiaries) shall have any access, right, title or interest to or in any such insurance policies or programs (including to all claims and rights to make claims and all rights to proceeds), including to cover the Company and its Subsidiaries or the operations or assets or liabilities in respect thereof. From and after the Closing, Parent shall be responsible for securing all insurance it considers appropriate for the Company and its Subsidiaries. (c) The Company Stockholder shall, and shall cause its Affiliates to, use its reasonable efforts to cooperate with Parent, the Surviving Corporation (or any of its Subsidiaries) and their Affiliates on any claim (whether notified prior to, or following, the Closing) relating to the Business for coverage under the insurance policies set forth in Section 7.18(c)(i) of the Company Disclosure Schedule (such policy, the “Truist Tail Policy”), the R&W Policy (as defined in the Truist Purchase Agreement) (the “Truist R&W Policy”), the insurance policy set forth in Section 7.18(c)(ii) of the Company Disclosure Schedule (the “BB&T Policy”) and the Current TIH Policy (such policy, together with the Truist Tail Policy, the Truist R&W Policy and the BB&T Policy, collectively, the “TIH Insurance Policies”) to the extent such policies are available with respect to claims arising from events that occurred or were alleged to have occurred prior to the Closing (“Pre-Closing Occurrences”). The Company Stockholder shall, and

84 shall cause its Affiliates to, use reasonable best efforts to keep the Company’s and its Subsidiaries’ coverage available under any such TIH Insurance Policy with respect to Pre- Closing Occurrences during the terms of such policy. The Company Stockholder shall, and shall cause its Affiliates to, reasonably cooperate with Parent, the Surviving Corporation (or any of its Subsidiaries) and their Affiliates in and use reasonable best efforts to submit notifications of claims and pursue the collection of all insurance proceeds in respect of claims made on behalf of Parent or the Surviving Corporation (or any of its Subsidiaries) with respect to Pre-Closing Occurrences under the TIH Insurance Policies. To the extent that claims are made on behalf of, or amounts are recovered by, Parent, the Surviving Corporation or their Affiliates pursuant to the TIH Insurance Policies, such claims and recovery shall be subject, if applicable, to the provisions of the Side Letter. It is understood and agreed that pursuing the collection of proceeds pursuant to this Section 7.18 shall not require the Company Stockholder or any of its Affiliates to initiate or threatened to initiate any Action. (d) Prior to seeking cooperation from the Company Stockholder pursuant to Section 7.18(c), Parent and the Surviving Corporation shall first seek recovery from the Parent Insurance Policies and, in the case of the Truist R&W Policy, from the R&W Policy. In furtherance of the foregoing, Parent and the Surviving Corporation shall only seek coverage under the TIH Insurance Policies pursuant to Section 7.18(c) for losses not otherwise covered under the Parent Insurance Policies and, in the case of the Truist R&W Policy, the R&W Policy or that are in excess of the applicable limitation of liability in the Parent Insurance Policies and, in the case of the Truist R&W Policy, the R&W Policy and, in each case, only in the amount of such excess, subject to Section 7.18(c). (e) Parent shall reimburse the Company Stockholder promptly upon request for all costs or expenses reasonably incurred by the Company Stockholder or any of its Affiliates in connection with the exercise of Parent’s rights provided pursuant to this Section 7.18, including the costs of filing a claim and any deductibles, Taxes or other amounts incurred by the Company Stockholder or any of its Affiliates in connection with the same (such costs and expenses referred to in this sentence, “Recovery Costs”). The parties agree that any recoveries under the TIH Insurance Policies pursuant to this Section 7.18 shall inure first to the Company Stockholder to reimburse any and all Recovery Costs. This Section 7.18 shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance, and nothing in this Section 7.18 is intended to waive or abrogate in any way the Company Stockholder’s rights to insurance coverage under the TIH Insurance Policies. (f) The obligations of Company Stockholder and its Affiliates pursuant to this Section 7.18 shall not create an absolute right of Parent, Surviving Corporation and their Affiliates to make a claim or recover under the TIH Insurance Policies. Subject to this Section 7.18, Parent, Surviving Corporation and their Affiliates shall have a right to make a claim or recover for Pre-Closing Occurrences under the TIH Insurance Policies only to the extent permitted to make a claim or coverage is available thereunder. Matters Related to Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger, in each case, on the terms and conditions set forth in this Agreement. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole

85 stockholder of Merger Sub, shall execute and deliver, in accordance with the DGCL and its certificate of incorporation and bylaws, a written consent adopting this Agreement and promptly provide evidence thereof to the Company. Termination of Intercompany Agreements. Effective at the Closing, all Contracts (other than the Truist Contracts) and accounts, including all obligations to provide goods, services or other benefits, between the Company Stockholder or any of its Subsidiaries (other than the Company and its Subsidiaries), on the one hand, and the Company and its Subsidiaries, on the other hand, shall be terminated in a manner as reasonably determined by the Company Stockholder and Parent in good faith, without any party having any continuing obligations to the other, except for (a) this Agreement and the other Transaction Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any other Transaction Agreement to be entered into by the Company Stockholder or any of its Subsidiaries, on the one hand, and Parent or any of its Affiliates, on the other hand), (b) any Contracts or understandings to which any third party is a party (including the Shared Contracts), (c) the other Contracts or understandings listed in Section 7.20 of the Company Disclosure Schedule and (d) any exculpation or indemnification obligations for the benefit of the Company Stockholder or its Affiliates, all of which shall survive (except to the extent the subject of Section 7.7 hereof, then to the extent set forth therein). Certain Actions. During the Interim Period, without the prior written consent of Parent, the Company Stockholder shall not permit any amendment or modification to be made to the Credit Documents, or permit any new agreement, document or instrument related to the Credit Documents with the applicable financing sources under the Credit Documents to be entered into for the purpose of, or which has the effect of, changing the terms set forth in the Credit Documents as they exist on the date of this Agreement, that would either (a) prevent or materially delay the Closing on the terms contemplated hereby, including any such amendment to the Credit Documents or such new agreement, document or instrument which would change, from that which is set forth in the Credit Documents as they exist on the date of this Agreement, the provisions regarding the release upon the occurrence of the Closing of the Company and each of its Subsidiaries from all obligations with respect to the Indebtedness under the Credit Documents and any related Encumbrances (other than Permitted Encumbrances) granted with respect to the Company and each of its Subsidiaries that secure the Indebtedness under the Credit Documents, including releasing all applicable Encumbrances, if any, with respect to the equity interests or assets of the Company and each of its Subsidiaries, in a manner that would reasonably be expected to prevent the Company and its Subsidiaries from performing their obligations under Section 3.4(d) or (b) alone, or together with other amendments or modifications or any such agreements, documents or instruments made or entered into, be reasonably expected to result in a significant modification of the Credit Documents within the meaning of Treas. Reg. Sec. 1.1001-3 (or similar or analogous provision of other Tax Law) that results in “cancellation of indebtedness income” or a loss, reduction, limitation on use, or other material adverse impact, to Tax attributes of the Company or any of its Subsidiaries. Names Following Closing. (a) Neither Parent nor any of its Affiliates shall use, or have the right to use, the “TIH”, “BB&T” or “Truist” names or any variations or derivatives thereof or any other

86 Trademarks of the Retained Business (the “Names”), or any name that, in the reasonable judgment of the Company Stockholder, is similar to the Names, except as provided in Section 7.22(b). (b) The Company and its Subsidiaries may continue to use the Names following the Closing, to the extent and in the same manner as used immediately prior to the Closing, so long as Parent shall, and shall cause its Affiliates, to (i) promptly after the Closing cease to hold itself out as having any affiliation with the Company Stockholder or any of its Affiliates and (ii) use reasonable best efforts to minimize and eliminate use of the Names by the Company and its Subsidiaries from and after the Closing; provided that as soon as practicable after the Closing Date (and in any event within 60 days thereafter) Parent shall, and shall cause each of its Affiliates (including the Company), to (A) cease and discontinue use of all Names and (B) complete the removal of the Names from all products, signage, vehicles, properties, technical information and promotional or other marketing materials and other tangible assets, websites and digital properties; provided further that products of the Company and its Subsidiaries in finished goods inventory (to the extent the same bear any of the Names or any corporate symbol or logo related thereto on the Closing Date) may be disposed of without remarking in the ordinary course of business for a period of 180 days following the Closing or until the supply is exhausted, whichever is the first to occur. Wrong Pockets. (a) Following the Closing, to the extent that right, title or interest to any asset, property, right or liability held by Parent or any of its Affiliates (acting in good faith) is determined to be or is otherwise identified, following the Closing, as an asset, property, right or liability that relates exclusively to the Retained Business, (i) from and after the Closing, such asset, property or right or liability shall (and shall be deemed to) have been and be held in trust by Parent or such of its Affiliates for the benefit of and on behalf of the Company Stockholder and its Affiliates and (ii) Parent and the Company Stockholder shall, and shall cause their applicable Affiliates to, assign, convey or as promptly as practicable transfer any such asset, property or right or liability to the Company Stockholder (or an Affiliate thereof as the Company Stockholder may designate (without additional consideration or cost being paid or incurred by the Company Stockholder)), in each case, pursuant to an instrument of transfer reasonably satisfactory to the Company Stockholder. (b) Following the Closing, to the extent that right, title or interest to any asset, property, right or liability held by the Company Stockholder or any of its Affiliates (acting in good faith) is determined to be or is otherwise identified, following the Closing, as an asset, property, right or liability that relates exclusively to the Business, (i) from and after the Closing, such asset, property or right or liability shall (and shall be deemed to) have been and be held in trust by the Company or its Subsidiaries for the benefit of and on behalf of Parent and its Affiliates and (ii) the Company Stockholder and Parent shall, and shall cause their applicable Affiliates to, assign, convey or as promptly as practicable transfer any such asset, property, right or liability to Parent (or an Affiliate thereof as Parent may designate (without additional consideration or cost being paid or incurred by Parent)), in each case, pursuant to an instrument of transfer reasonably satisfactory to Parent.

87 (c) Except as otherwise provided in this Agreement or any Transaction Agreement, following the Closing, (i) if any payments due with respect to the Business that should have been sent to Parent or any of its Affiliates are paid to the Company Stockholder or any of its Affiliates, the Company Stockholder shall, or shall cause its Affiliates to, promptly remit by wire or draft such payment to an account designated in writing by Parent (including promptly forwarding corresponding invoices or similar documentation to Parent or its designee) and (ii) if any payments due with respect to the Retained Business that should have been sent to the Company Stockholder or any of its Affiliates are paid to Parent or any of its Affiliates, Parent shall, or shall cause its Affiliates to, promptly remit by wire or draft such payment to an account designated in writing by the Company Stockholder (including promptly forwarding corresponding invoices or similar documentation to the Company Stockholder or its designee). The parties acknowledge and agree that there is no right of offset regarding such payments and a party may not withhold funds received from third parties for the account of the other party in the event there is a dispute regarding any other issue under any of the Transaction Agreements. Shared Contracts. (a) The Company Stockholder and Parent acknowledge that the Company Stockholder and/or its Subsidiaries or Affiliates (other than the Company and its Subsidiaries) are parties to certain Contracts with one or more third parties that relate to, or under which the rights of the Company Stockholder and/or its Subsidiaries or Affiliates (other than the Company and its Subsidiaries) are exercised for the benefit of the Company and its Subsidiaries, including such contracts set forth in Section 7.24(a) of the Company Disclosure Schedule, and that otherwise relate in part to both the Business, on the one hand, and the Retained Business, on the other hand (the “Shared Contracts”); provided that in no event shall the Shared Contracts include any Contract that is a Contract solely among the Company Stockholder and any of its Subsidiaries, enterprise-wide Contracts used generally in the business and operations of TIH Parent and its Subsidiaries or Contracts the benefit of which are provided pursuant to the Transition Services Agreement. Subject to applicable Law, unless the Company Stockholder or its applicable Subsidiary and Parent otherwise agree or the benefits of any Shared Contract described in this Section 7.24(a) are otherwise expressly conveyed to the applicable party pursuant to this Agreement or any other Transaction Agreement, the Company Stockholder or its applicable Subsidiary and Parent shall cooperate with each other and use their respective reasonable best efforts prior to the Closing to (i) cause each Shared Contract to be apportioned (including by using their respective reasonable best efforts to obtain the approval of such counterparty to enter into a new contract or amendment, or splitting or assigning in relevant part such Shared Contract), or (ii) establish a reasonable and lawful arrangement designed to provide the Company with the rights and benefit of those parts of the Shared Contract that relate to the Business, including all related assets, licenses, services, and financial commitments to the extent primarily related to the Business, and shall assume the burden of any liabilities to the extent related to the Business, in each case, to be effective as of the Closing. From and after the Closing, (A) (1) Parent shall reimburse, indemnify and hold harmless the Company Stockholder and its Subsidiaries against all losses arising from or relating to the portion of any Shared Contract apportioned to the Company and its Subsidiaries (whether or not any necessary consent to such apportionment has been received) and the Company Stockholder shall reimburse, indemnify and hold harmless Parent and its Subsidiaries against all losses arising from or relating to the portion of any Shared Contract apportioned to the Company Stockholder and its

88 Subsidiaries (whether or not any necessary consent to such apportionment has been received) and (2) Parent and its Affiliates shall not extend the term or otherwise amend the terms of any Shared Contract in a manner that would adversely affect the Company Stockholder or any of its Subsidiaries without prior written consent of the Company Stockholder (in its sole discretion), (B) if any Shared Contract cannot be so apportioned pursuant to the foregoing, then the Company Stockholder will (1) cooperate with Parent to establish an agency type or other similar arrangement reasonably satisfactory to the Company Stockholder and Parent intended to (x) provide both Parent and its Subsidiaries and the Company Stockholder and its Subsidiaries, to the fullest extent practicable under such Shared Contract, the claims, rights and benefits of those parts that relate to the Business and Retained Business, respectively, and (y) cause Parent and its Subsidiaries and the Company Stockholder and its Subsidiaries to bear all costs and liabilities thereunder from and after the Closing in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement), (2) enforce in a commercially reasonable manner, any rights of the Company and its Subsidiaries under the Shared Contracts against any other Persons (it being understood that this clause (2) shall not require the Company Stockholder to initiate or threaten to initiate any Action), (3) not waive any rights under such Shared Contracts (to the extent related to the Company or any of its Subsidiaries), (4) subject to the terms and conditions of such underlying Shared Contract, not terminate (or consent to be terminated by the counterparty) such Shared Contract except in connection with (x) the expiration of such Shared Contract in accordance with its terms or (y) a partial termination of such Shared Contract that would not impact any rights under such Shared Contract related to the Company or any of its Subsidiaries or cause the Company or any of its Subsidiaries to incur any liabilities, (5) not amend, modify or supplement such Shared Contract in a manner material and adverse to the Company or any of its Subsidiaries, taken as a whole, and (6) provide written notice (email being sufficient) to the applicable other party as soon as reasonably practicable after receipt of any notice of breach received from a counterparty to any Shared Contract that would reasonably be expected to material and adverse impact the Company or any of its Subsidiaries. In furtherance of the foregoing clause (B), Parent and the Company Stockholder will promptly pay, perform or discharge when due any liability (including any liability for Taxes) arising thereunder after the Closing Date. (b) Notwithstanding the foregoing, Parent may elect for any Shared Contract not to be so assigned, transferred or conveyed to, or replicated with respect to, the Company and to the extent the Company Stockholder and its Affiliates have, in contemplation of this Agreement and during the 10 Business Days prior to the date of this Agreement, assigned, transferred and conveyed to the Company a Shared Contract or that part of a Shared Contract that relates to the Business and such Shared Contract or portion thereof is not terminable at will, Parent shall have the right to, prior to Closing, require that the Company Stockholder and its Affiliates assign, transfer and convey such Shared Contract or portion thereof to the Company Stockholder and its Affiliates (other than the Company and its Subsidiaries). (c) Notwithstanding anything in this Agreement to the contrary, any apportionment to Parent of any Shared Contract that shall require approval of a third party shall be made subject to such approval being obtained, and the Company Stockholder and its Subsidiaries shall not be required to agree to any arrangement or take any action in connection with the matters contemplated by Section 7.24(a) that would (i) constitute a breach or other default in respect of any Shared Contract, or (ii) adversely affect the contractual rights of the

89 Company Stockholder or its Subsidiaries or any of their respective officers, directors, agents or Affiliates. If any such third-party approval referred to in this Section 7.24 is not obtained prior to Closing, the Closing shall nonetheless take place subject only to the satisfaction or waiver of the conditions set forth in Article VIII. R&W Insurance. If Parent or an Affiliate of Parent obtains a representations and warranties insurance policy relating to this Agreement (a “R&W Policy”), Parent shall cause such R&W Policy to at all times expressly provide that (a) the insurers thereunder irrevocably waive and shall not pursue any subrogation rights or any other claims against the Sponsors, the Investors, or their respective Affiliates or Representatives (the “RWI Protected Persons”), except in the case of claims against any such Person that commits Fraud (and, in such case, only as to such Fraud), and (b) the RWI Protected Persons are express third- party beneficiaries of such subrogation provision and its waiver described in the foregoing clause (a). The Company Stockholder shall provide such reasonable cooperation to Parent as reasonably requested by Parent in connection with Parent’s or its Affiliates obtaining the R&W Policy, including provision to the insurer thereunder or to Parent complete copies of the Electronic Data Room in a format and on media acceptable to the underwriter of the R&W Policy. Further Assurances. Following the Closing, the parties shall take or cause to be taken all reasonable actions, execute and deliver such additional reasonable instruments, documents, conveyances or assurances (in each case, including that which is necessary or appropriate to accomplish following the Closing, the release of Encumbrances, consistent with Section 3.4(d), which were not released on or prior to the Closing) and to do or cause to be done all other things, reasonable, necessary, proper or advisable, or otherwise reasonably requested by another party hereto, in order for such party to fulfill and perform its obligations in respect of this Agreement and the Transaction Agreements to which any such Person is a party, or otherwise to consummate and make effective the transactions contemplated hereby and thereby and carry out the intent and purposes of this Agreement. Exclusivity. During the Interim Period, the Company Stockholder shall not, and shall cause its Subsidiaries and instruct its Representatives not to, (a) solicit, initiate, facilitate or encourage any offer or proposal for, or indication of interest in, an Alternative Transaction from any Person, (b) engage in, continue, facilitate, encourage or otherwise participate in discussions or negotiations with any Person in respect of an Alternative Transaction, (c) furnish or cause to be furnished to any Person any information concerning the Company or its Subsidiaries in connection with an Alternative Transaction, (d) enter into any Contract with any Person setting forth the terms and conditions for an Alternative Transaction (including any letter of intent, agreement, agreement in principle or memorandum of understanding) or similar agreement, arrangement or understanding setting forth the terms and conditions of an Alternative Transaction or (e) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company Stockholder and the Company further agree to immediately suspend and terminate, and to use reasonable best efforts to cause their respective Representatives to immediately suspend and terminate, any activities that would be prohibited by the foregoing as of the execution and delivery of this Agreement, including suspending and terminating any and all existing discussions or negotiations with any Person or group of Persons

90 (other than Parent and its Affiliates) regarding an Alternative Transaction and any and all access (whether through an electronic dataroom or otherwise), and shall cease to provide, to any such Person or group any non-public or Proprietary Information of or relating to the Company and any of its Subsidiaries regarding an Alternative Transaction. Neither the Company Stockholder nor the Company shall, and they shall instruct their Representatives not to, respond to any inquiry made by any Person concerning any such Alternative Transaction (including Persons with whom the Representatives may have had discussions prior to the date of this Agreement), except to advise such Person of the limitations and restrictions set forth in this Section 7.27. For purposes of this Section 7.27, a “Person” shall not include Parent or its Affiliates or their respective Representatives. Director Resignations. The Company Stockholder shall use reasonable best efforts to provide any resignations, effective as of the Closing, of the members of the board of directors (or any equivalent governing body) of the Company or its Subsidiaries that are requested in writing by Parent no later than five Business Days prior to the Closing Date. Section 280G Obligations. If required to avoid the imposition of Taxes under Section 4999 of the Code or the loss of deduction under Section 280G of the Code with respect to any payment or benefit in connection with the consummation of the transactions contemplated under this Agreement or any Transaction Agreement, the Company will (a) no later than two Business Days prior to the Closing Date, solicit from each “disqualified individual” (as defined in Section 280G(c) of the Code) who has a right to receive any payment or benefit that would constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code) a waiver of such disqualified individual’s rights to some or all of such payment or benefit (the “Waived 280G Benefits” and, each such waiver, a “280G Waiver”) so that all remaining payments and/or benefits, if any, shall not be “excess parachute payments” (within the meaning of Section 280G of the Code) and (b) no later than one Business Day prior to the Closing Date, with respect to each individual who provides a duly executed 280G Waiver, submit to a vote of the stockholders of the Company (in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations) the rights of any such “disqualified individual” to receive the Waived 280G Benefits. No later than three days prior to soliciting 280G Waivers from the “disqualified individuals”, the Company shall provide drafts of such waivers and disclosure materials to Parent for its review and approval (which approval will not be unreasonably withheld, conditioned or delayed). If any of the Waived 280G Benefits fail to be approved by the stockholders of the Company and/or such other Persons entitled to vote as contemplated above, such Waived 280G Benefits shall not be made or provided. Notwithstanding the foregoing, in no event shall this Section 7.29 be construed to require the Company to compel any Person to waive any existing rights under any contract or agreement that such Person has with Parent or the Surviving Corporation, and, if the Company complies with its obligations under this Section 7.29, then neither the Company nor Parent or the Surviving Corporation will be deemed in breach of this Section 7.29 if any such Person refuses to waive any such rights, or the approval by the stockholders of the Company and/or other Persons entitled to vote as contemplated above is not obtained. Confidentiality, Noncompetition and Nonsolicitation.

91 (a) Confidentiality. During the five year period following the Closing Date, the Company Stockholder shall, and shall cause the other Restricted Parties to, keep all Proprietary Information of the Company and its Subsidiaries and their Affiliates confidential and not to disclose or reveal any such Proprietary Information to any Person, other than (i) its Affiliates and its and their Representatives who need to know such Proprietary Information, (ii) as required by applicable Law or any Governmental Entity or (iii) as required by the reporting requirements in the Credit Documents; provided that the Restricted Parties are permitted to report and disclose the status of this Agreement and the transactions contemplated hereby pursuant to a mutually-agreed internal communication to its employees. (b) If the Company Stockholder or any of its Affiliates or their respective Representatives are compelled to disclose any Proprietary Information by judicial or administrative process or otherwise required by Law, the Company Stockholder shall use reasonable best efforts to disclose only that portion of such information which the Company Stockholder is advised by counsel is legally required to be disclosed, and shall, to the extent practicable and permitted by applicable Law, provide Parent written notice of the information to be disclosed, which notice shall be provided as far in advance of such disclosure as reasonably practicable. (c) Noncompetition. During the period beginning on the Closing Date and ending on the earlier of (x) the third anniversary of the Closing Date and (y) the 18 month anniversary of the consummation of a Change of Control of TIH Parent or TIH Blocker I, Inc. (the “Restricted Period”), the Company Stockholder shall cause the Restricted Parties to not, directly or indirectly, engage in the United States in the Business as conducted by the Company and its Subsidiaries on the Closing Date (“Competing Business”); provided that this Section 7.30(c) shall not restrict any Person from: (i) owning, operating and otherwise engaging in the Retained Business; (ii) acquiring any Person or any interest in any Person that engages in a Competing Business (an “Acquisition Target”) so long as the portion of such Acquisition Target’s business that is a Competing Business (the “Acquisition Target’s Competing Business”) generates less than 17.5% of revenue of such Acquisition Target, as measured over the 12- calendar-month period immediately prior to the closing of any such acquisition (the “Restricted Business Threshold”); provided that, if revenue of such Acquisition Target as measured over the 12-calendar-month period immediately prior to the closing of any such acquisition of the Acquisition Target’s Competing Business exceeds the Restricted Business Threshold and the Company Stockholder or one of its Subsidiaries directly or indirectly consummates the acquisition of the Acquisition Target, then such purchaser shall, within 12 months of the date of the consummation of such acquisition, wind down, sell to the Company (on terms and conditions agreed to in writing by Parent and the Company Stockholder in each such party’s sole discretion), or reasonable best efforts to enter into a definitive agreement to divest (and subsequently consummate in accordance with the terms thereof the divestment of), the Acquisition Target’s Competing Business, in each case, such that the restrictions set forth in this Section 7.30(c) would not operate to restrict the Company Stockholder’s ownership of any Acquisition Target; or

92 (iii) making passive equity investments, directly or indirectly, of less than 5% of the outstanding equity interests (or any interest exchangeable or convertible into or providing the right to receive equity interests representing less than 5% of such outstanding equity interests) of any entity, business or division that is engaged in a Competing Business; (iv) owning not more than 10% of the equity securities of any Person that are subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act; (v) owning or acquiring securities held as investments of any pension fund or employee benefit plan of the TIH Parent or its Subsidiaries or investing in any fund in which TIH Parent or any of its Subsidiaries have no discretion with respect to the investment strategy of such fund; or (vi) taking any actions required in order to comply with its obligations under this Agreement or any of the Transaction Agreements. (d) Nonsolicitation. During the Restricted Period, the Company Stockholder shall not, and shall cause the other Restricted Parties not to, directly or indirectly, (i) solicit, divert, induce, attempt or knowingly influence to do any of the foregoing with respect to any of the employees of the Company or any of its Subsidiaries set forth in Section 7.30(d) of the Company Disclosure Schedule (collectively, the “Restricted Employees”) to leave the employ of Parent or any of its Affiliates; or (ii) hire or attempt to hire any of the Restricted Employees; provided that nothing in this Section 7.30(d) shall prevent or restrict the Restricted Parties from (A) hiring or engaging as an independent contractor any employee (1) whose employment has been terminated by Parent or the Company at or after the Closing or (2) whose employment has been voluntarily terminated by such employee, in either case of clause (1) or (2) on or after six months from the date of such termination of employment, or (B) general or public solicitation (including through search firms or placements of general advertisements on LinkedIn or in other media) not specifically targeted at Restricted Employees and any hiring result therefrom. (e) Nothing contained in this Section 7.30 shall prevent any Restricted Party from performing services or its other obligations under the Truist Contracts. (f) Each party hereto acknowledges that the terms of this Section 7.30 are reasonable and necessary in connection with the transactions contemplated by this Agreement. Each party agrees that the restrictions in this Section 7.30 are not more restrictive than necessary to protect the legitimate interests of the Company and its direct or indirect equityholders. If any provision contained in this Section 7.30 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 7.30, but this Section 7.30 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 7.30 to provide for a covenant having the maximum enforceable geographic area, time

93 period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. Each party acknowledges that the Company would be irreparably harmed by any breach of this Section 7.30 and that there would be no adequate remedy at law or in damages to compensate the Company for any such breach. Each party agrees that the Company shall be entitled to injunctive relief, without having to post bond or other security, requiring specific performance by the Company Stockholder of this Agreement in addition to any other remedy to which the Company is entitled at law or in equity, and consents to the entry thereof. (g) This Section 7.30 (i) shall terminate with respect to any Subsidiary, assets, securities, properties, rights, entity, business or division of TIH Parent (a “Divested Business”) set forth in Section 7.30 of the Company Disclosure Schedule (a “Specified Divested Business”), upon the Change of Control of any such Specified Divested Business, whereupon this Section 7.30 shall automatically cease to be applicable to such Specified Divested Business and (ii) shall in no way apply to, limit or restrict any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that consummates, in any transaction or series of related transactions, any direct or indirect purchase or acquisition (whether by way of merger, share purchase or exchange, consolidation, license, lease, business combination, consolidation or similar transaction or otherwise) of a Divested Business. (h) It is understood and agreed that, for the avoidance of doubt, this Section 7.30 shall in no way apply to, limit or restrict the Investors or the Sponsors or any investment fund sponsored, managed or advised by the foregoing or any portfolio company of the foregoing funds, none of which shall be deemed or considered Restricted Parties hereunder, other than solely TIH Parent and its Subsidiaries in accordance with and subject to the terms and conditions of this Section 7.30. Cooperation with Debt Financing. (a) During the Interim Period, the Company shall use its reasonable best efforts to, and shall cause its Subsidiaries and its and their respective Representatives to use their reasonable best efforts to, provide such cooperation as may be reasonably requested by Parent in connection with the arrangement of any debt financing that Parent or Merger Sub may incur for the purpose of funding the transactions contemplated by this Agreement, which may include one or more loan financings, private or public offerings and sales of notes, or any other private or public financings or offers and sales of other debt securities, or any combination thereof (any such financing, the “Debt Financing”), including using reasonable best efforts to: (i) at reasonable times and locations and upon reasonable prior notice, participate in a reasonable number of meetings, due diligence sessions (including accounting due diligence sessions), drafting sessions, presentations, “road shows” and sessions with prospective financing sources, investors and ratings agencies, including direct contact between appropriate members of senior management of the Company, on the one hand, and the actual and potential Debt Financing Sources, on the other hand; (ii) reasonably cooperate with the marketing efforts of Parent and the Debt Financing Sources, in each case in connection with the Debt Financing, including by

94 assisting with the preparation of reasonably requested and customary materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda (including a bank information memorandum that does not include material non-public information and the delivery of customary authorization letters relating solely to information regarding the Company and its Subsidiaries with respect to the bank information memoranda executed by a senior officer of the Company authorizing the distribution of such information to prospective lenders or investors and containing (A) a customary representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or their securities and (B) a customary “10b-5” representation by the Company regarding the Company and its Subsidiaries; provided that the Company shall be given a reasonable opportunity prior to execution to review and provide comments on such authorization letters and such information to be distributed in connection therewith), prospectuses and similar documents required in connection with the Debt Financing; (iii) request and facilitate the Company’s independent auditors to (A) provide, consistent with customary practice, customary auditors consents and customary comfort letters (including customary “negative assurance” comfort) with respect to financial information relating to the Company and its Subsidiaries as reasonably requested by Parent and necessary or customary for financings similar to the Debt Financing and (B) attend a reasonable number of accounting due diligence sessions and drafting sessions as provided for under this Section 7.31; (iv) furnishing, at least three Business Days prior to the Closing, such documentation and information as is reasonably requested in writing to the Company by Parent at least 10 Business Days prior to the Closing to the extent required in connection with the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230; (v) assist Parent in it preparing, executing and delivering any underwriting, purchase or placement agreements, credit agreements, indentures, pledge and security documents, schedules, certificates or other definitive financing documents, in each case, as may reasonably be requested by Parent and subject to the occurrence of the Closing; (vi) provide financial and any other pertinent information regarding the Company and its Subsidiaries as is reasonably requested in writing by Parent, Merger Sub or any Debt Financing Source that is customarily obtained in connection with a financing transaction similar to the Debt Financing, including reasonably requested financial information of the Company and its Subsidiaries to Parent in connection with its preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the Debt Financing Sources; provided that, nothing shall require the Company or its Subsidiaries to provide (or be deemed to require the Company or its Subsidiaries to prepare): (A) any pro forma financial statements, any information regarding post-Closing pro forma cost savings, synergies, adjustments, capitalization or ownership or projections or other post-Closing adjustments, (B) any description of all or any portion of the Debt Financing or any securities issued in lieu thereof, including any “description of notes,” “description of other indebtedness” or “plan of distribution,” any such description to be included in liquidity and capital resources disclosure or other information customarily provided by the Debt Financing Sources, (C) risk

95 factors relating to all or any component of the Debt Financing or any securities issued in lieu thereof, (D) any other information required by Rules 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or information required by required by Item 302 or 402 of Regulation S-K under the Securities Act or any information regarding officers or directors, executive compensation and related person disclosure, (E) financial statements or other financial data (including selected financial data) for any period earlier than the fiscal year ended December 31, 2022, (F) segment financial information, (G) projections, (H) information regarding affiliate transactions that may exist following consummation of the Merger, (I) any solvency certificate or similar certification or representation or (J) any other information customarily excluded from an offering memorandum for private placements of 144A debt securities or any other information that is not readily available to the Company Stockholder, the Company or the Company’s Subsidiaries without undue effort or expense and, in the case of financial information, prepared or available in the ordinary course of its financial reporting practice or from its books and records (clauses (A) through (J), the “Excluded Information”). (b) Notwithstanding the foregoing, nothing in clause (a) above shall require the Company or any of its Subsidiaries or their respective Representatives to: (i) take any action in respect of the Debt Financing to the extent that such action would or would reasonably be expected to cause any representation or warranty in this Agreement to be breached, any condition to Closing set forth in Article VII to fail to be satisfied or otherwise result in a breach of this Agreement; (ii) take any action in respect of the Debt Financing that would or would reasonably be expected to (i) conflict with or violate the Company’s or any if its Subsidiary’s Organizational Documents or any applicable Law, (ii) result in a contravention, violation or breach of, or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Person under, any Contract to which the Company or its Subsidiaries is a party and/or (iii) cause the Company or any of its Subsidiaries to waive its attorney-client privilege, protection under the work product doctrine or any similar privilege with respect to such information; provided that the Company shall use reasonable best efforts to make appropriate substitute arrangements in a manner that does not result in any of the foregoing issues; (iii) take any action to the extent such action would unreasonably interfere with the business or operations of the Company or its Subsidiaries; (iv) execute, deliver, file or perform any agreement, document or certificate (including any document or agreement related to the granting or perfection of security interests in any asset of the Company or any of its Subsidiaries) in connection with the Debt Financing (except the authorization letters contemplated above) or take any corporate action, in each case, that is not contingent on, or that would be effective prior to, the occurrence of the Closing and the employees, officers, managers and directors of the Company and its Subsidiaries shall not be required to execute any such agreement, document or certificate or to adopt resolutions approving any agreement, document or certificate in connection with the Debt Financing unless Parent shall have determined that such persons are to remain in such roles with

96 the Company or its Subsidiaries, as applicable, on and after the Closing Date, and such agreements, documents, certificates and resolutions are contingent upon the occurrence of the Closing, and only effective as of, the Closing Date (except, in each case, for the authorization letters contemplated above); (v) (x) pay any commitment fee or other fee or payment to obtain consent, (y) incur any liability in connection with the Debt Financing that is not subject to the occurrence of the Closing, or (z) take any action that would subject any of Representative of the Company or its Subsidiaries to any actual or potential personal liability; (vi) be required to deliver or obtain legal opinions of internal or external counsel; or (vii) provide any Excluded Information. (c) The Company hereby consents, on behalf of itself and its Subsidiaries, to the use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company’s or its Subsidiaries’ reputation or goodwill. All information provided by the Company, its Subsidiaries, their respective Affiliates or any of their respective Representatives pursuant to this Section 7.31 shall be kept confidential in accordance with the Confidentiality Agreement, except that notwithstanding anything herein to the contrary herein or in the Confidentiality Agreement, Parent shall be permitted to disclose such information to the sources of the Debt Financing, prospective lenders or investors during syndication or marketing of the Debt Financing subject to such sources of the Debt Financing and prospective lenders or investors entering into customary confidentiality undertakings with respect to such information, including “click through” confidentiality agreements and confidentiality provisions contained in customary bank books or offering materials. (d) Whether or not the Closing occurs, Parent shall (i) promptly reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs and expenses incurred by any of them or any of their respective Affiliates and Representatives in connection with this Section 7.31, including reasonable and documented legal fees, accounting fees and other fees and expenses, and (ii) indemnify and hold harmless each of the Company its Subsidiaries and each of their respective Affiliates and their respective Representatives from and against any and all losses and other liabilities of any type suffered or incurred by any of them in connection with the arrangement and preparation of the Debt Financing and any information used in connection therewith, except to the extent such losses and liabilities arise out of or result from (A) information relating to the Company or any of its Subsidiaries or any of their respective Representatives or Affiliates or (B) the breach of this Agreement by the Company or result from the gross negligence, fraud, willful misconduct or bad faith of such Person. (e) Parent acknowledges and agrees that the obligations of Parent under this Agreement, including its obligations to consummate the transactions contemplated by this Agreement, are not in any way conditioned or contingent upon or otherwise subject to Parent consummating any financing arrangement or obtaining any financing or the availability, grant, provision or extension of any financing to Parent (including any portion of the Debt Financing).

97 (f) The parties acknowledge and agree that the provisions contained in this Section 7.31 represent the sole obligation of the Company Stockholder, the Company, its Subsidiaries and their respective Affiliates and Representatives with respect to cooperation in connection with the arrangement of the Debt Financing and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. (g) Notwithstanding anything to the contrary in this Agreement, for all purposes of this Agreement, the Company’s obligations under this Section 7.31 shall be deemed satisfied unless (i) the Company has willfully and materially breached its obligations under this Section 7.31, (ii) Merger Sub or Parent have notified the Company of such willful and material breach in writing with a reasonably sufficient amount of time to afford the Company with a reasonable opportunity to cure such willful and material breach by the time contemplated in the following clause (iii), (iii) the Company has failed to cure such willful and material breach with a reasonably sufficient amount of time prior to the Outside Date for Merger Sub and Parent to consummate the Debt Financing and (iv) the Debt Financing has not been consummated and the willful and material breach by the Company is the direct and proximate cause of such failure. Post-Closing Existence. In the event that the Company Stockholder (a) dissolves, liquidates, or consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers or conveys all or substantially all of its properties and assets to any Person (either transaction in the foregoing clauses (a) or (b), a “Disposition of the Retained Business”), then in connection with any Disposition of the Retained Business, the Company Stockholder shall make proper provision to ensure that, to the extent not occurring by operation of law or otherwise, the surviving or acquiring entity in any such Disposition of the Retained Business shall cause the Retained Business to reasonably perform and comply with, all of the covenants or agreement of the Company Stockholder set forth in this Agreement or the Side Letter that by their terms apply or are to be performed in whole or in part at or after the Closing. ARTICLE VIII CONDITIONS OF CLOSING Conditions to Obligations of Each Party. The respective obligations of each party to consummate the Merger are subject to the satisfaction (or waiver, if permissible under applicable Law), at or prior to the Closing, of each of the following conditions: (a) there shall not be any Law in effect making illegal the consummation of the Merger, and there shall not be any Governmental Order in effect prohibiting the consummation of the Merger; and (b) any required waiting periods (including any extension thereof) applicable to the consummation of the Merger under the HSR Act (including any timing agreements with or commitment to any Governmental Entity to delay or not to close the Merger entered in connection therewith) shall have terminated or expired.

98 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any or all of which may be waived by Parent in whole or in part in its sole discretion): (a) each of the representations and warranties of the Company (i) contained in Section 4.7(b) shall be true and correct as of the Closing as though made as of the Closing, (ii) contained in Section 4.1(a), Section 4.2 and Section 4.3(a) shall be true and correct in all but de minimis respects as of the Closing as though made as of the Closing (except for any such representations and warranties that are made at or as of a specific date or time, which representations and warranties shall be so true and correct only at and as of such specific date or time) and (iii) contained in Article IV (other than the representations and warranties contained in Section 4.1(a), Section 4.2, Section 4.3(a) and Section 4.7(b)) shall be true and correct (without giving effect to any materiality or “Material Adverse Effect” qualifications set forth therein) as of the Closing as though made as of the Closing (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except, in the case of this clause (iii), where the failure of such representations or warranties to be true and correct has not had, and would not reasonably be expected to have, a Material Adverse Effect; (b) each of the representations and warranties of the Company Stockholder (i) contained in Section 5.1, Section 5.2 and Section 5.3(a) shall be true and correct in all but de minimis respects as of the Closing as though made as of the Closing (except for any such representations and warranties that are made at or as of a specific date or time, which representations and warranties shall be so true and correct only at and as of such specific date or time) and (ii) contained in Article V (other than the representations and warranties contained in Section 5.1, Section 5.2 and Section 5.3(a)) shall be true and correct (without giving effect to any materiality or “Material Adverse Effect” qualifications set forth therein) as of the Closing as though made as of the Closing (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except, in the case of this clause (ii), where the failure of such representations or warranties to be true and correct has not had, and would not reasonably be expected to prevent or materially delay the Closing by Parent or Merger Sub; (c) the Company and the Company Stockholder shall not be in material breach of the agreements and covenants required by this Agreement to be performed or complied with by the Company or the Company Stockholder at or prior to the Closing; (d) the Title Business Distribution shall have been consummated in accordance with Section 7.9 of the Company Disclosure Schedule; and (e) Parent shall have received (i) a certificate of an executive officer of the Company to the effect that the conditions set forth in subsections (a) and (c) of this Section 8.2 have been satisfied (the “Company Certificate”) and (ii) a certificate of an executive officer of the Company Stockholder to the effect that the conditions set forth in subsections (b) and (c) of this Section 8.2 have been satisfied (the “Stockholder Certificate”). Additional Conditions to Obligations of the Company. The obligations of the Company and the Company Stockholder to consummate the Merger are subject to the

99 satisfaction, at or prior to the Closing, of each of the following conditions (any or all of which may be waived by the Company in whole or in part in its sole discretion): (a) the representations and warranties of Parent and Merger Sub contained in (i) Section 6.1(a), Section 6.2 and Section 6.8 of this Agreement shall be true and correct as of the Closing (except for any such representations and warranties that are made at or as of a specific date or time, which representations and warranties shall be so true and correct only at and as of such specific date or time) and (ii) Article VI of this Agreement (other than the representations and warranties of Parent and Merger Sub contained Section 6.1(a), Section 6.2 and Section 6.8) shall be true and correct (without giving effect to any materiality qualifications therein) as of the Closing (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be true and correct as of such dates would not prevent or materially delay the Closing by the Company or the Company Stockholder; (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and Merger Sub at or prior to the Closing; and (c) the Company shall have received a certificate of an executive officer of Parent to the effect that the conditions set forth in subsections (a) and (b) of this Section 8.3 have been satisfied (the “Parent Certificate”). ARTICLE IX TERMINATION Termination of Agreement. This Agreement may be terminated at any time prior to the Closing as follows: (a) at the election of the Company or Parent on or after September 29, 2025 (the “Outside Date”), if the Closing shall not have occurred by 5:00 p.m., New York time, on such date; provided that, if, as of such time and date all conditions set forth in Section 8.1, Section 8.2 and Section 8.3 shall have been satisfied or waived, other than (i) those conditions that by their nature are to be satisfied by action taken at the Closing and (ii) the conditions set forth in Section 8.1(a) (only to the extent the applicable Law or Governmental Order relates to the HSR Act or any other applicable Competition Law) or Section 8.1(b), then such date shall automatically be extended to December 29, 2025 (“Extended Outside Date”) and all references in this Agreement to the “Outside Date” shall instead refer to the Extended Outside Date; provided, however, that neither the Company nor Parent may terminate this Agreement pursuant to this Section 9.1(a) if it (or, in the case of Parent, it or Merger Sub or, in the case of the Company, it or the Company Stockholder) is in material breach of any of its obligations hereunder and such material breach causes, or results in, either (A) the failure to satisfy the conditions to the obligations of the terminating party set forth in Article VIII prior to the Outside Date, or (B) the failure of the Closing to have occurred prior to the Outside Date; (b) by mutual written consent of the Company and Parent;

100 (c) by the Company or Parent if there shall be in effect a final, nonappealable Governmental Order of a Governmental Entity having competent jurisdiction over the Company and its Subsidiaries prohibiting the consummation of the Merger; provided that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to the party seeking to terminate if such party (or, in the case of Parent, it or Merger Sub or, in the case of the Company, it or the Company Stockholder) is then in breach of any of its representations, warranties, covenants or other agreements hereunder that would result in a failure of a condition set forth in Article VIII, as applicable; (d) by Parent if (i) Parent and Merger Sub are not in material breach of any of their respective obligations hereunder and (ii) the Company or the Company Stockholder is in material breach of any of its representations, warranties or obligations hereunder that would render any condition set forth in Section 8.2(a) or Section 8.2(c) not to be satisfied, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (1) 20 Business Days after the giving of written notice by Parent to the Company and (2) two Business Days prior to the Outside Date; (e) by the Company if (i) the Company or the Company Stockholder is not in material breach of any of its obligations hereunder and (ii) either Parent or Merger Sub is otherwise in material breach of any of its respective representations, warranties or obligations hereunder that would render any condition set forth in Section 8.3(a) or Section 8.3(b) not to be satisfied, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (1) 20 Business Days after the giving of written notice by the Company to Parent and (2) two Business Days prior to the Outside Date; (f) by the Company if (i) the conditions set forth in Section 8.1 and Section 8.2 (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the written confirmation described in clause (ii) is delivered if the Closing were to occur on the date of such confirmation) have been satisfied or waived in accordance with this Agreement, (ii) the Company Stockholder has irrevocably confirmed in writing to Parent that the Company Stockholder and the Company are ready, willing and able to consummate the Closing (irrespective of whether the conditions set forth in Section 8.3 have been satisfied), (iii) Parent and Merger Sub fail to consummate the Closing on or prior to the date that is the later of (A) two Business Days following the date on which the Closing should have occurred pursuant to Section 2.2 and (B) the second Business Day following receipt of the notice from the Company Stockholder delivered pursuant to clause (ii), and (iv) at all times during such period described in the immediately preceding clause (iii), the Company Stockholder and the Company stood ready, willing and able to consummate the Closing; (g) by Parent, at any time 24 hours after the execution and delivery of this Agreement, if the Company Stockholder has not delivered the Company Written Consent to the Company and Parent; or (h) by the Company, at any time 24 hours after the execution and delivery of this Agreement, if Parent has not delivered the Merger Sub Written Consent to Merger Sub and the Company.

101 Procedure Upon Termination. In the event of termination and abandonment by the Company or Parent, or both, pursuant to Section 9.1 (except Section 9.1(b)), written notice thereof shall be given to the other party or parties, and the Merger shall be abandoned, without further action by any of the Company, Parent or Merger Sub. Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 9.1, then each of the parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination (other than obligations that by their terms are to be performed following any such termination) and such termination shall be without liability to the Company and its Affiliates, on the one hand, or Parent and its Affiliates, on the other hand; provided that, subject to the terms of this Section 9.3, (a) no such termination shall (i) restrict the availability of specific performance set forth in Section 12.13 with respect to surviving obligations that are to be performed following such termination or (ii) relieve any party hereto from liability for damages resulting from any Willful Breach and (b) the provisions of Section 7.3, Section 7.4, this Article IX, Section 11.1 and Article XII shall remain in full force and effect and survive any termination of this Agreement in accordance with its terms. For purposes of this Section 9.3, the term “Willful Breach” means a party’s knowing and intentional material breach of any of its representations or warranties as set forth in this Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. Notwithstanding the foregoing, (A) a failure by Parent and Merger Sub to take actions within its control to consummate the Closing in accordance with this Agreement when they are obligated to do so shall be deemed to be a Willful Breach and (B) if an award of damages is sought against Parent or Merger Sub for any alleged breach of this Agreement by Parent or Merger Sub occurring prior to the Closing, any such award of damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include the benefit of the bargain lost by the Company Stockholder, including the loss of the premium offered to the Company Stockholder based on the value of the consideration that would have otherwise been payable to the Company Stockholder (taking into consideration all relevant matters, including the time value of money and the loss of other opportunities), which benefit of the bargain (i.e., expectancy damages) may be recoverable by the Company Stockholder or the Company. ARTICLE X INDEMNIFICATION Survival. To the fullest extent permitted by applicable Law, the representations, warranties, covenants and agreements of the parties contained in this Agreement shall terminate effective as of the Closing and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Closing, on the part of any party, its Affiliates or any of their respective Representatives, except (a) with respect to the representations and warranties of the parties contained in this Agreement, in the case of Fraud (and solely with respect to the party committing such Fraud) and (b) in the case of the covenants and agreements of the parties contained in this Agreement, for those covenants and agreements that by their terms apply or are to be performed in whole or in part at or after the Closing, which shall survive

102 in accordance with their terms and, if no term is specified, then for the longest period permitted by Law and Article XII. Furthermore, without limiting the generality of this Section 10.1, no Action will be brought, encouraged, supported or maintained by, or on behalf of, Parent, Merger Sub, their respective Affiliates or the Company (and, after the Closing Date, the Surviving Corporation) and any of its Subsidiaries against any of the Company Stockholder, the Company or their respective Affiliates or other Representatives, and no recourse will be sought or granted against any of them, by virtue of, or based upon, any alleged misrepresentation or inaccuracy in, or breach of, any of the representations, warranties, covenants or agreements (other than those covenants or agreement that by their terms apply or are to be performed in whole or in part at or after the Closing) of the Company Stockholder, the Company or any other Person set forth or contained in this Agreement or any other document contemplated hereby or any certificate, instrument, opinion, agreement or other document of the Company Stockholder or the Company or any other Person delivered hereunder, the subject matter of this Agreement or any other document contemplated hereby, the transactions contemplated by this Agreement, the business, the ownership, operation, management, use or control of the Business, any of their assets, or any actions or omissions at, or prior to, the Closing. Indemnification by the Company Stockholder. Effective at and after the Closing, the Company Stockholder shall indemnify, without duplication, Parent, Merger Sub and each of their respective Affiliates (including the Surviving Corporation and its Subsidiaries) (the “Parent Indemnified Parties”) against and agrees to hold each of them harmless from any and all damages, losses, liabilities, Taxes, penalties, fines, payments and expenses, including reasonable attorney’s, accountants’ and other professionals’ fees and expenses, whether any of the foregoing arise out of first party or third party claims, and including any costs of defense incurred by an Indemnified Party in the event it is required or entitled to defend a third party claim (collectively, “Damages”) actually suffered by any Parent Indemnified Party that arise from or are as a result of the assets, liabilities, rights, properties and operations of the Retained Business. Indemnification by Parent. Effective at and after the Closing, Parent shall indemnify, without duplication, the Company Stockholder and each of its Affiliates (the “TIH Indemnified Parties”) against and agrees to hold each of them harmless from any and all Damages actually suffered by any TIH Indemnified Party that arise from or are as a result of the assets, liabilities, rights, properties and operations of the Business. Third Party Claim Procedures. (a) Each Person entitled to assert a claim for indemnification (a “Claim”) pursuant to this Article X (either the Parent Indemnified Party or the TIH Indemnified Party, the “Indemnified Party”) shall give prompt written notice to the Person from whom indemnification is sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any Action by any third party (“Third Party Claim”), no later than 10 Business Days following receipt of the Third Party Claim; provided that the failure of the Indemnified Party to give notice as provided in this Section 10.4(a) shall not relieve any Indemnifying Party of its obligations under Article X, except to the extent that such failure adversely prejudices the rights of any such Indemnifying Party. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, as promptly as

103 reasonably practicable following the Indemnified Party’s receipt thereof, copies of all written notices and documents (including any court papers) received by the Indemnified Party relating to the Third Party Claim and the Indemnified Party shall provide the Indemnifying Party with such other information with respect to any such Third Party Claim reasonably requested by the Indemnifying Party. Except as set forth in this Section 10.4(a) or Section 10.4(e), the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense of such Third Party Claim at the sole expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Notwithstanding the foregoing in this Section 10.4(a) and subject to Section 10.4(e), the Indemnifying Party shall not have the right to assume control of such defense if the Third Party Claim of which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief in any material respect (other than customary confidentiality, non- disparagement obligations or customary releases of claims), (ii) involves criminal or quasi- criminal allegations, (iii) seeks the imposition of a consent order, injunction or decree that would materially restrict the future activity or conduct of the Indemnified Party or (iv) involves an actual or potential conflict of interest, in the reasonable judgment of outside legal counsel of the Indemnified Party, that would make it inappropriate for the same counsel to represent the Indemnifying Party and the Indemnified Party (each of the foregoing, an “Exception Claim”). In the event that the Indemnifying Party fails to elect to assume control of the defense of any Third Party Claim in the manner set forth in this Section 10.4(a) or such Third Party Claim is or at any time becomes, an Exception Claim, the Indemnified Parties may, at the Indemnifying Party’s cost and expense, defend against the Third Party Claim; provided that the (A) Indemnifying Party shall nonetheless have the right to participate in the defense of such Third Party Claim giving rise to the Indemnified Party’s claim for indemnification at the Indemnifying Party’s sole cost and expense, and (B) the Indemnified Party shall reasonably consult with the Indemnifying Party regarding the strategy for defense of such claim. If the Indemnifying Party shall assume the defense of any Third Party Claim pursuant to this Article X, then the Indemnified Party may participate, at its own expense, in the defense of such Third Party Claim; provided that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (1) requested by the Indemnifying Party to participate or (2) a material conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; provided further that the Indemnifying Party shall not be required to pay for more than one such counsel (plus one local counsel in each relevant jurisdiction) for all Indemnified Parties in connection with any Third Party Claim. For the purposes of this Agreement, “Indemnifying Party” means Parent (in the case of a Claim by a TIH Indemnified Party) or the Company Stockholder (in the case of a Claim by a Parent Indemnified Party). (b) Notwithstanding anything in this Section 10.4 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment. Notwithstanding the foregoing, consent of the Indemnified Party shall not be required for any such settlement if (i) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party (excluding any confidentiality, non-disparagement or customary release obligations), (ii) such settlement does not permit any order, writ, injunction, decree, judgment, award, settlement or stipulation issued, promulgated, made, rendered or entered into by or with

104 any Governmental Entity or other equitable relief to be entered, directly or indirectly, against the Indemnified Party and (iii) such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Third Party Claim and does not include any statement as to or any admission of fault, guilt or wrongdoing by or on behalf of any Indemnified Party. If the Indemnifying Party makes any payment on any Third Party Claim, then the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Third Party Claim. (c) After any decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction, or a settlement shall have been consummated (in accordance with this Article X), or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a Third Party Claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter. (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in good faith in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. (e) Notwithstanding anything to the contrary in this Agreement, with respect to any Tax matters, to the extent of any conflict between the provisions of this Article X and Section 7.15, Section 7.15 shall govern. Direct Claim Procedures. In the event an Indemnified Party has a claim for indemnity under Article X against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party agrees to give prompt notice in writing, and as promptly as practicable, of such claim to the Indemnifying Party, which notice shall in no event be delivered to the Indemnifying Party later than 60 days after the Indemnified Party first learns of the facts on which such claim is based (such 60-day period, the “Notice Period”). Such notice shall set forth in reasonable detail such claim and the basis for indemnification and the amount of such Damages incurred or that such Indemnified Party reasonably estimates in good faith is likely to be incurred in connection with such claim (taking into account the information then available to the Indemnified Party). The failure to notify the Indemnifying Party as promptly as practicable within the Notice Period shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure shall have actually prejudiced the Indemnifying Party, and in any event, the Indemnifying Party shall have no indemnification obligation in respect of any claim for which notice is delivered following expiration of the applicable Notice Period for such claim. Calculation of Damages. The amount of any Damages payable by the Indemnifying Party pursuant to Article X shall be net of any cash amounts recovered by the Indemnified Party or its Affiliates under applicable insurance policies or from any other Person alleged to be responsible therefor. If the Indemnified Party receives any cash amounts under applicable insurance policies, or from any other Person alleged to be responsible for any

105 Damages, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount. Exclusive Remedy. Except for equitable remedies to the extent available, from and after the Closing, and except with respect to any covenants or agreements that by their terms apply or are to be performed in whole or in part at or after the Closing: (a) the rights set forth in this Article X shall be the sole and exclusive monetary remedy of the Indemnified Parties (including the parties hereto) in connection with this Agreement and the transactions contemplated hereby, (b) neither Parent nor the Company Stockholder shall be liable or responsible in any manner whatsoever (whether for indemnification or otherwise) to any Indemnified Party for a breach of this Agreement or in connection with any of the transactions contemplated hereby, including the Merger, and (c) each party hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action for any breach of any representation or warranty or any covenants and agreements that by their terms do not apply or are not to be performed in whole or in part at or after the Closing; provided the foregoing shall not limit or otherwise restrict the right of any party hereto or any other Indemnified Party to pursue remedies under any Transaction Agreement or Section 12.13 or for claims based on Fraud (solely against the party committing such Fraud). No Set-Offs. Neither Parent nor the Company Stockholder shall have any right to set-off any unresolved Claim pursuant to this Article X against any payment due pursuant to any other provision of this Agreement, any Transaction Agreement or any other Contract between the Company Stockholder or its Affiliates, on the one hand, and Parent or its Affiliates, on the other hand. Limitations. The Indemnifying Party shall not be liable under this Article X for any Damages that (a) constitute consequential, indirect, incidental, special, exemplary, punitive or other similar damages or (b) including or compensate for lost profits or diminution in value, in each case, except to the extent that (i) such Damages are awarded by a judgment or order against or part of a settlement involving an Indemnified Party pursuant to a Third Party Claim or (ii) such Damages (other than punitive damages or those of the type described in clause (b)) are the probable and reasonably foreseeable consequence of the relevant breach or action. For the avoidance of doubt, no Indemnified Party shall be entitled to any payment, adjustment or indemnification more than once with respect to the same matter. Parties in Interest. The Indemnified Parties shall be express third-party beneficiaries of this Article X; provided that, for administrative convenience of the parties, only Parent (on behalf of the Parent Indemnified Parties) and the Company Stockholder (on behalf of the TIH Indemnified Parties) may assert a Claim and submit a notice of a Claim (on behalf of itself or another Indemnified Party) in accordance with the terms of this Article X.

106 ARTICLE XI ADDITIONAL AGREEMENTS No Reliance. (a) Except for the representations and warranties contained in Article IV (as modified by the Company Disclosure Schedule) or in Article V (as modified by the Company Stockholder Disclosure Schedule) or in the Company Certificate or the Stockholder Certificate, Parent and Merger Sub are acquiring the Business “As Is, Where Is”, and none of the Company or any of the Company’s Subsidiaries or any of their respective Affiliates or other Representatives or any other Person or Non-Recourse Party has made or makes or is authorized to make, and each of Parent and Merger Sub hereby waives, any other express or implied representation or warranty, express or implied, whether written or oral, on behalf of the Company, the Company’s Subsidiaries or their respective Affiliates or other Representatives or any other Person or Non-Recourse Party. (b) To the fullest extent permitted by applicable Law, and except as set forth in this Agreement, none of the Company, the Company’s Subsidiaries or their respective Affiliates or other Representatives or any other Person or Non-Recourse Party will have or be subject to any liability or indemnification obligation on any basis (including in contract or tort, under applicable federal or state securities Laws or otherwise) to Parent, Merger Sub or any other Person resulting from the sharing with Parent and Merger Sub or their Representatives, or Parent’s or Merger Sub’s use of any information, documents, projections, forecasts or other materials made available to Parent or Merger Sub in the Electronic Data Room or management presentations (or omissions therefrom) in expectation of the Merger or otherwise. Except for the representations and warranties expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or in Article V (as modified by the Company Stockholder Disclosure Schedule) or in the Company Certificate or the Stockholder Certificate, it is understood and Parent and Merger Sub acknowledge that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations provided to Parent or Merger Sub are not and shall not be deemed to be or to include representations and warranties of the Company, the Company’s Subsidiaries or their respective Affiliates or other Representatives or any other Person or Non-Recourse Party. Except for the representations and warranties expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or in Article V (as modified by the Company Stockholder Disclosure Schedule) or in the Company Certificate or the Stockholder Certificate, Parent and Merger Sub acknowledge and agree, in each case on behalf of itself and its respective Affiliates and other Representatives, to the fullest extent permitted by applicable Law, to the Company’s express disavowal and disclaimer of any other representations and warranties, whether made by the Company, the Company’s Subsidiaries or their respective Affiliates or other Representatives or any other Person or Non-Recourse Party, and of all liability and responsibility for any representation, warranty, projections, forecasts or other materials made available to Parent or Merger Sub, including any opinion, information, projection, forecast or other information that was provided to Parent or Merger Sub by any director, officer, employee, agent, consultant or other Representative of the Company or any of its Affiliates. In furtherance of the foregoing, and not in limitation thereof, Parent and Merger Sub specifically acknowledge and agree, in each

107 case on behalf of itself and its respective Affiliates and other Representatives, that none of the Company, the Company’s Subsidiaries or their respective Affiliates or other Representatives or any other Person or Non-Recourse Party makes or has made any representation or warranty, express or implied, with respect to any financial projection or forecast delivered to Parent or Merger Sub with respect to the performance of the Company or any of the Company’s Subsidiaries either before or after the Closing Date, except for the representations and warranties expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or in Article V (as modified by the Company Stockholder Disclosure Schedule) or in the Company Certificate or the Stockholder Certificate. Parent acknowledges and agrees, on its own behalf and on behalf Merger Sub and its Affiliates, that (i) such projections or forecasts are being provided solely for the convenience of each of Parent and Merger Sub to facilitate its own independent investigation of the Company and its Subsidiaries, (ii) there are uncertainties inherent in attempting to make such projections or forecasts, (iii) each of Parent and Merger Sub is familiar with such uncertainties and (iv) Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all projections or forecasts (including the reasonableness of the underlying assumptions). Parent and Merger Sub acknowledge and agree, in each case on behalf of itself and its respective Affiliates and other Representatives, that they have conducted their own independent investigation of the condition, operations and businesses of the Company and the Company’s Subsidiaries and, in making their determination to proceed with the Merger, Parent and Merger Sub have evaluated such documents and information as they have deemed necessary and have relied solely on the results of their own independent investigation and the representations and warranties expressly set forth in Article IV or Article V or in the Company Certificate or the Stockholder Certificate. (c) Parent and Merger Sub acknowledge and agree, in each case on behalf of itself and its respective Affiliates and other Representatives, that, except for the representations and warranties expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or in Article V (as modified by the Company Stockholder Disclosure Schedule) or in the Company Certificate or the Stockholder Certificate, no other statutory, express or implied representation or warranty, whether written or oral, concerning the Company Common Stock, the Merger or the business, operations, rights, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, the execution, delivery or performance of this Agreement or any other matter, including any implied warranties of merchantability and implied warranties of fitness for a particular purpose, is or has been made. Release. (a) Notwithstanding anything to the contrary contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith, effective upon the Closing, to the fullest extent permitted by applicable Law, each of Parent, the Surviving Corporation and their Subsidiaries, in each case on behalf of itself and its Affiliates and other Representatives to the extent Parent has the authority to so bind (collectively, the “Parent Releasers”), hereby knowingly, willingly, irrevocably, unconditionally and expressly waives, acquits, remises, discharges and forever releases each of the Company Stockholder, the Company and their respective Affiliates or other Representatives from any and all liabilities and obligations to such Parent Releasers of any kind or nature whatsoever, arising on or prior to the

108 Closing and arising out of or relating to such Person’s direct or indirect ownership of equity interests in the Company or the operation of the Business, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law or Contract or otherwise at law or in equity (“Parent Released Claims”). Each of the Parent Releasers hereby covenants and agrees that it will not seek to recover any amounts in connection with any Parent Released Claims from the Company or its Subsidiaries or their respective Affiliates or other Representatives. Nothing in this Section 11.2(a) shall apply to the rights of any Parent Releaser, or relieve the Company Stockholder of its obligations and liabilities, (i) under this Agreement (including Article X) or other agreements or documents contemplated hereby (including the other Transaction Agreements), (ii) the Confidentiality Agreement, (iii) any rights or claims in respect of ordinary course commercial relationships or commercial Contract unrelated to this Agreement or the transactions contemplated hereby (including Actions by or involving portfolio companies of the Investors unrelated to the transactions contemplated hereby) or (iv) any rights or claims in respect of Fraud (solely against the party committing such Fraud). (b) Notwithstanding anything to the contrary contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith, effective upon the Closing, to the fullest extent permitted by applicable Law, the Company Stockholder, on behalf of itself and its Affiliates and other Representatives to the extent the Company Stockholder has the authority to so bind (collectively, the “TIH Releasers”), hereby knowingly, willingly, irrevocably, unconditionally and expressly waives, acquits, remises, discharges and forever releases each of Parent, Merger Sub, the Surviving Corporation and their respective Affiliates or other Representatives from any and all liabilities and obligations to such TIH Releasers of any kind or nature whatsoever, arising on or prior to the Closing and arising out of or relating to such Person’s direct or indirect ownership of equity interests in the Company or the operation of the Business, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law or Contract or otherwise at law or in equity (“TIH Released Claims”). Each of the TIH Releasers hereby covenants and agrees that it will not seek to recover any amounts in connection with any TIH Released Claim from any of Parent, Merger Sub, the Surviving Corporation or its Subsidiaries or their respective Affiliates or other Representatives. Nothing in this Section 11.2(b) shall apply to the rights of any TIH Releaser, or relieve Parent, Merger Sub or the Surviving Corporation of its obligations and liabilities, (i) under this Agreement (including Article X) or the other agreements or documents contemplated hereby (including the other Transaction Agreements), (ii) the Confidentiality Agreement, (iii) any rights or claims in respect of ordinary course commercial relationships or commercial Contract unrelated to this Agreement or the transactions contemplated hereby (including Actions by or involving portfolio companies of the Investors unrelated to the transactions contemplated hereby) or (iv) any rights or claims in respect of Fraud (solely against the party committing such Fraud).

109 ARTICLE XII MISCELLANEOUS Assignment; Binding Effect. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by the parties and, subject to the preceding clause, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Governing Law; Jurisdiction. (a) This Agreement and all Actions (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any Action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. (b) Each of the parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or, if such court declines to accept jurisdiction, then any Delaware state court) and any appellate court from any thereof (the “Chosen Courts”) in any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any Action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Actions shall be heard and determined in the Chosen Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any Action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Chosen Courts, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any of the Chosen Courts and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address in Section 12.4 set forth below shall be effective service of process for any Action brought in any such court. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN

110 CONNECTION WITH THIS AGREEMENT) AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR THE MERGER, AMONG OTHER THINGS, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.3. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when sent by e-mail, unless a “bounceback” or “undeliverable” message has been received by the sender and (c) on the next Business Day when sent by overnight courier service, in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): If to the Company (prior to the Effective Time), to: TIH Blocker II, Inc. 550 South Caldwell St. 15th Floor Charlotte, North Carolina 28202 Attention: James Odell E-mail: james.odell@tihinsurance.com with a copy (which shall not constitute notice) to: Stone Point Capital LLC 20 Horseneck Lane Greenwich, Connecticut 06830 Attention: Nadine M. Thornton E-mail: nthornton@stonepoint.com and Clayton, Dubilier & Rice, LLC 375 Park Avenue, 18th Floor New York, New York 10152 Attention: David Winokur E-mail: dwinokur@cdr-inc.com and Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

111 Attention: Elizabeth A. Cooper Mark C. Viera E-mail: ecooper@stblaw.com mark.viera@stblaw.com and Debevoise & Plimpton LLP 66 Hudson Boulevard New York, New York 10001 Attention: Paul S. Bird Spencer K. Gilbert E-mail: psbird@debevoise.com skgilbert@debevoise.com If to the Company Stockholder, to: TIH Platform Midco, L.P. 550 South Caldwell St. 15th Floor Charlotte, North Carolina 28202 Attention: James Odell E-mail: james.odell@tihinsurance.com with a copy (which shall not constitute notice) to: Stone Point Capital LLC 20 Horseneck Lane Greenwich, Connecticut 06830 Attention: Nadine M. Thornton E-mail: nthornton@stonepoint.com and Clayton, Dubilier & Rice, LLC 375 Park Avenue, 18th Floor New York, New York 10152 Attention: David Winokur E-mail: dwinokur@cdr-inc.com and Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Elizabeth A. Cooper

112 Mark C. Viera E-mail: ecooper@stblaw.com mark.viera@stblaw.com and Debevoise & Plimpton LLP 66 Hudson Boulevard New York, New York 10001 Attention: Paul S. Bird Spencer K. Gilbert E-mail: psbird@debevoise.com skgilbert@debevoise.com If to Parent, Merger Sub or the Company (on or after the Effective Time), to: Marsh & McLennan Agency LLC c/o Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036 Attention: Chief Executive Officer; Chief Financial Officer; General Counsel of Marsh & McLennan Agency LLC E-mail: david.eslick@marshmc.com; ben.newman@marshmma.com; alexandra.f.vonferstel@mmc.com with copies (which shall not constitute notice), in the case of notice to Parent, Merger Sub or the Company (on or after the Effective Time), to: Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square 18th & Arch Streets Philadelphia, Pennsylvania 19103 Attention: Brian M. Katz James Epstein Erica Wilson E-mail: brian.katz@troutman.com james.epstein@troutman.com erica.wilson@troutman.com or to such other address, e-mail address or Person as a party shall have last designated by such notice to the other parties. Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

113 Fees and Expenses. Except as otherwise specified in this Agreement, each party shall bear its own costs and expenses (including investment advisory and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided that Parent shall be responsible for (a) all Transfer Taxes pursuant to Section 7.17 (other than with respect to the Pre-Closing Transactions, for which the Company Stockholder shall be responsible), (b) all filing fees in connection with any notification pursuant to the HSR Act and (c) the “tail” insurance policies required to be purchased by Parent pursuant to Section 7.18. Entire Agreement. This Agreement (including the Exhibits and Schedules), together with the other Transaction Agreements and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to such subject matter; provided that this Agreement shall not supersede the terms and provisions of the Confidentiality Agreement, which shall survive and remain in effect until expiration or termination thereof in accordance with its terms and this Agreement. Interpretation. (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule of or to this Agreement (or, with respect to any references to Sections of the Company Disclosure Schedule in Article IV, the Company Disclosure Schedule) unless otherwise indicated. (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” (c) When a reference in this Agreement is made to a “party” or “parties,” such reference shall be to a party or parties to this Agreement unless otherwise indicated. (d) Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Agreement refer to this entire Agreement. (e) Unless the context requires otherwise, words in this Agreement using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. (f) The words “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. (g) The word “or” shall be exclusive but not disjunctive. (h) References in this Agreement to “dollars” or “$” are to U.S. dollars. (i) To the extent computation of any amounts contemplated by this Agreement (including the Estimated Merger Consideration, the Final Merger Consideration and any monetary thresholds or other amounts) include a currency other than U.S. dollars, such

114 amounts shall be converted to U.S. dollars using the U.S. dollar equivalent; provided that when determining the Estimated Merger Consideration or the Final Merger Consideration, and any computations thereof, the U.S. dollar equivalent shall be determined using the spot rate as of the Adjustment Time. For purposes of this Agreement, (i) “U.S. dollar equivalent” means, in respect of any amounts expressed in a currency other than the U.S. dollar, the corresponding amount in U.S. dollars resulting from multiplying such amount in the applicable currency by the spot rate and (ii) “spot rate” means, in respect of any amount expressed in a currency other than the U.S. dollar, as of any time or date of determination, the rate of exchange of U.S. dollars for such currency at the time or date of determination as quoted by Bloomberg L.P. on www.bloomberg.com/markets/currencies/fxc.html and applying the currency converter set forth on such webpage, or as displayed on such other information service which publishes that rate of exchange from time to time in place of Bloomberg L.P. (j) References to any Law are to such Law as amended from time to time, and any successors thereto, and to the rules and regulations promulgated thereunder. (k) References to any Contract or plan are to such Contract or plan as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; provided that in the case of any Contract listed on the Company Disclosure Schedule the foregoing only applies to the extent any such amendment, modification or supplement has been made available to Parent and listed in the Company Disclosure Schedule. (l) Reference to “ordinary course of business” means an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID- 19); provided that, with respect to the Company and its Subsidiaries, any action taken, or omitted to be taken, by the Company or its Subsidiaries that relates to, or arises out of, COVID-19 or any COVID-19 Measures shall be deemed to be in the ordinary course of business of the Company and its Subsidiaries. (m) This Agreement was prepared jointly by the parties and no rule that it be construed against the drafter will have any application in its construction or interpretation. (n) Any statement in this Agreement to the effect that any information, document or other material has been “made available” by the Company or the Company Stockholder shall mean such information, document or material was included in and available at least 48 hours prior to the Closing in the “Project Bulldog” online data room hosted by Datasite. (o) All of the representations and warranties expressly set forth in Article IV shall be deemed to have been made, and all of the covenants and agreements set forth in this Agreement shall be deemed to be given, assuming for such purposes that the Pre-Closing Transactions have been completed as of the date of this Agreement, and the Persons set forth in Section 12.8(o) of the Company Disclosure Schedule shall not be deemed Subsidiaries of the Company for purposes of such representations, warranties, covenants and agreements.

115 Company Disclosure Schedule. (a) The Company Disclosure Schedule and the information and disclosures contained therein relate to and qualify certain of the representations, warranties, covenants and obligations made by the Company in this Agreement and shall not be construed or otherwise deemed to constitute, any representation, warranty, covenant or obligation of the Company or any other Person except to the extent explicitly provided in this Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties, covenants or obligations. No reference to or disclosure of any item or other matter in the Company Disclosure Schedule shall be construed as an admission or indication, in and of itself, that such item represents a material exception or material fact, event or circumstance, that such item has had or would reasonably be expected to have a Material Adverse Effect, or that such item or other matter is required to be referred to or disclosed in the Company Disclosure Schedule, and such additional matters are set forth for informational purposes only. No reference in the Company Disclosure Schedule to any agreement or document, in and of itself, shall be construed as an admission or indication that such agreement or document is enforceable or currently in effect or that there are any obligations remaining to be performed or any rights that may be exercised under such agreement or document. No disclosure in the Company Disclosure Schedule relating to any possible breach or violation of, or non-compliance with, any agreement, law or regulation, in and of itself, shall be construed as an admission or indication that any such breach, violation or non-compliance exists or has actually occurred, and nothing in the Company Disclosure Schedule shall constitute an admission of any liability or obligation of any Person to any other Person or shall confer or give any third party any remedy, claim, liability, reimbursement, cause of action or any other right whatsoever. Neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described in this Agreement or included in the Company Disclosure Schedule is or is not in the ordinary course of business for purposes of this Agreement. The Company Disclosure Schedule is arranged in sections corresponding to the Sections in this Agreement and any items or matters set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds and each other Section or subsection of this Agreement to the extent the relevance of such items or matters to such other Section or subsection of this Agreement is reasonably apparent from the face of such disclosure. The inclusion of any cross-references to any section or subsection of the Company Disclosure Schedule, or the failure to include such cross-references, shall not be deemed to mean that the relevance of any disclosure is not reasonably apparent for the purposes of the immediately preceding sentence. The headings contained in the Company Disclosure Schedule are included for convenience and reference only, and are not intended to limit the effect of the disclosures contained in the Company Disclosure Schedule or to expand, modify or influence the scope of the information required to be disclosed in the Company Disclosure Schedule or the interpretation of this Agreement. (b) The information contained in the Company Disclosure Schedule is confidential, proprietary information of the Company, and Parent and Merger Sub shall be

116 obligated to maintain and protect such confidential information pursuant to this Agreement and the Confidentiality Agreement. In disclosing the information in the Company Disclosure Schedule, the Company expressly does not waive any attorney-client privilege or other similar privilege associated with such information or any protection afforded by the work-product doctrine or other similar doctrine with respect to any of the matters disclosed or discussed herein. Waiver and Amendment. This Agreement may be amended, restated, supplemented or otherwise modified only by a mutual written agreement executed and delivered by, Parent, on the one hand, and (a) prior to the Closing, the Company (on behalf of the Company Stockholder) and (b) after the Closing, the Company Stockholder, on the other hand. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Counterparts. This Agreement may be executed in any number of counterparts, including by means of e-mail in “portable document format” (.pdf) form, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties and their respective successors and permitted assigns, except (a) as set forth in Section 7.7, Section 9.3, Article X, Section 11.2, Section 12.15, Section 12.16 and Section 12.17 or (b) following the Effective Time, if Parent shall not have caused the payments in accordance with Article III to be made to the Company Stockholder, the right of the Company Stockholder to enforce directly its right to receive the amounts payable pursuant to Article III, each of which rights set forth in clauses (a) and (b) hereof are hereby expressly acknowledged and agreed to by Parent and Merger Sub. Except as provided in the foregoing sentence, nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Remedies. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and hereby agree that in the event of any breach or threatened breach by the Company or the Company Stockholder, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company or the Company Stockholder, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other (as applicable) under this

117 Agreement, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required. The parties hereby further acknowledge and agree that prior to the Closing, each party shall be entitled to specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement by any other breaching party and to cause any other breaching party to consummate the transactions contemplated hereby, including to effect the Closing in accordance with Section 2.2, on the terms and subject to the conditions in this Agreement. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the party seeking the injunction, specific performance and other equitable relief has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. The remedies available to each party pursuant to this Section 12.13 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit a party from seeking to obtain such other remedies. For the avoidance of doubt, the parties further agree that (i) by seeking the equitable remedies provided for in this Section 12.13, a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party in accordance with this Agreement in the event that this Agreement has been terminated or in the event that the equitable remedies provided for in this Section 12.13 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 12.13 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 12.13 prior or as a condition to exercising any termination right under Article IX (and pursuing monetary damages after such termination to the extent permitted in accordance with this Agreement), nor shall the commencement of any legal proceeding pursuant to this Section 12.13 or anything set forth in this Section 12.13 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article IX or pursue any other remedies otherwise available under this Agreement. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, each party covenants, agrees and acknowledges that no Persons other than the parties have any liabilities, obligations, commitments (whether known or unknown or whether contingent or otherwise) hereunder, and that, except as to another party, no party has a right of recovery under this Agreement, or any claim based on such liabilities, obligations, commitments against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers or general or limited partners of any party or any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate or agent of any of the foregoing (collectively, but not including the parties to this Agreement, the “Non-Recourse Parties” and each, a “Non-Recourse Party”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Law, or otherwise.

118 Without limiting the foregoing, no claim will be brought or maintained by any party or any of their Affiliates or any of their respective successors or permitted assigns against any Non- Recourse Party that is not otherwise expressly identified as a party to this Agreement, and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any party hereto set forth or contained in this Agreement, any exhibit or schedule hereto, any other document contemplated hereby or any certificate, instrument, opinion, agreement or other document of any other Person delivered hereunder. The Non-Recourse Parties shall be express third-party beneficiaries of this Section 12.15. For the avoidance of doubt, this Section 12.15 shall not limit the obligations of the parties to the other Transaction Agreements to the extent set forth therein, subject to and in accordance with the terms and conditions thereof. Representation. Parent agrees, on its own behalf and on behalf of each of Merger Sub and their respective directors, officers, managers, employees and Affiliates, that, following the Closing, Simpson Thacher & Bartlett LLP (“Simpson Thacher”) and Debevoise & Plimpton LLP (“Debevoise”) may each serve as counsel to the Company Stockholder and its Affiliates in connection with any matters related to this Agreement and the contemplated transactions, including any litigation, claim or obligation arising out of or relating to this Agreement or the contemplated transactions notwithstanding any representation by Simpson Thacher or Debevoise prior to the Closing Date of the Company. Parent and the Company hereby (a) waive any claim they have or may have that Simpson Thacher or Debevoise has a conflict of interest or is otherwise prohibited from engaging in such representation and (b) agree that, in the event that a dispute arises after the Closing between Parent and the Company Stockholder or any of its Affiliates, Simpson Thacher and/or Debevoise may represent the Company Stockholder or any of its Affiliates in such dispute even though the interests of such Person(s) may be directly adverse to Parent or the Company and even though Simpson Thacher and/or Debevoise may have represented the Company in a matter substantially related to such dispute. Parent and the Company also further agree that, as to all communications prior to Closing among Simpson Thacher and/or Debevoise and the Company, the Company Stockholder or its Affiliates and Representatives, that relate in any way to the transactions contemplated hereby, the attorney-client privilege and the expectation of client confidence belongs to the Company Stockholder and may be controlled by the Company Stockholder and shall not pass to or be claimed by Parent or the Company. Notwithstanding the foregoing, in the event that a dispute arises between Parent, the Company and a third party other than a party to this Agreement after the Closing, the Company may assert the attorney-client privilege to prevent disclosure of confidential communications by Simpson Thacher or Debevoise to such third party; provided that the Company may not waive such privilege without the prior written consent of the Company Stockholder. Simpson Thacher and Debevoise shall each be an express third-party beneficiary of this Section 12.16. Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the parties, on behalf of itself and each of its Affiliates, hereby (a) agrees that it will not bring or support any action, cause of action, claim, suit, litigation, cross-claim or third party claim or any proceeding, whether in law or in equity, whether in contract or in tort or otherwise against any Debt Financing Sources Related Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including any debt commitment letter

119 entered into by Parent, Merger Sub or any of their respective Affiliates in connection with the Debt Financing (any such commitment letter, a “Debt Financing Commitment Letter”) and definitive debt financing agreements) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than exclusively in the United States District Court for the Southern District of New York sitting in the County of New York, New York (and appellate courts thereof) or if such court does not have subject matter jurisdiction, the Supreme Court of the State of New York, County of New York, and irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such courts, and irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in such courts, (b) agrees that any such action, cause of action, claim, suit, litigation, cross-claim or third party claim or proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state); provided that, notwithstanding the foregoing, (i) the interpretation of the definition of Material Adverse Effect (and whether or not a Material Adverse Effect has occurred), (ii) the determination of the accuracy of any “specified acquisition agreement representation” (as such term or similar term is defined in the Debt Commitment Letter or definitive debt financing agreements entered in connection with the Debt Financing) and whether as a result of any inaccuracy thereof Parent or any of its Affiliates has the right to terminate its or their obligations hereunder, or decline to consummate the Closing as a result of a breach of such representations and warranties and (iii) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof and, in any case, claims or disputes arising out of any such interpretation or determination or any aspect thereof, shall in each case be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees that service of process upon such Person in any such proceeding shall be effective if notice is given in accordance with this Agreement, (d) agrees that notwithstanding anything to the contrary contained herein, none of the Company, the Company Stockholder, any of their respective Affiliates or any of their respective Representatives shall have any rights or claims against any Debt Financing Sources Related Parties relating to or arising out of this Agreement, the Debt Financing, any Debt Financing Commitment Letter, any definitive debt financing agreement or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise, (e) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY PROCEEDING BROUGHT AGAINST ANY DEBT FINANCING SOURCE IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE DEBT FINANCING, ANY DEBT FINANCING COMMITMENT LETTER, ANY DEFINITIVE DEBT FINANCING AGREEMENT ENTERED IN CONNECTION WITH THE DEBT FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER and (f) agrees that the Debt Financing Sources are express third- party beneficiaries of, and may enforce, any of the provisions herein reflecting the foregoing agreements in this Section 12.17 (and such provisions (and the definitions used in such provisions (as used in such provisions))) shall not be amended, modified, waived or terminated in any respect that is materially adverse to the Debt Financing Sources without the prior written

120 consent of the applicable Debt Financing Sources. Notwithstanding anything contained herein to the contrary, nothing in this Section 12.17 shall in any way affect any party’s or any of their respective Affiliates’ or Representatives’ rights and remedies under any binding agreement to which a Debt Financing Sources Related Party is a party, including any Debt Financing Commitment Letter or other definitive debt financing agreement. [signature pages follow]

[Signature Page to Merger Agreement] IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written. TIH BLOCKER II, INC. By: /s/ John M. Howard Name: John M. Howard Title: Chief Executive Officer

[Signature Page to Merger Agreement] TIH PLATFORM MIDCO, L.P. By: TIH GP, LLC, its general partner By: /s/ John M. Howard Name: John M. Howard Title: Chief Executive Officer

[Signature Page to Merger Agreement] MARSH & MCLENNAN AGENCY LLC By: /s/ Dan Ehly Name: Dan Ehly Title: Senior Vice President, Corporate Development

[Signature Page to Merger Agreement] BD MERGER SUB, INC. By: /s/ Benjamin Newman Name: Benjamin Newman Title: President